Exhibit 10.1

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the registrant as private or confidential.

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

WOLFSPEED, INC.,

as Issuer,

and the Subsidiary Guarantors party hereto from time to time,

Senior Secured Notes due 2030

AMENDED AND RESTATED INDENTURE

Dated as of October 11, 2024

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

i

v

EXHIBIT, SCHEDULE & ANNEX INDEX

Exhibit A	Form of Initial Note
Exhibit B	Form of Global Note
Exhibit B-1	Form of Restricted Note Legend
Exhibit B-2	Form of Global Note Legend
Exhibit B-3	Form of OID Legend
Exhibit C-1	Form of Transfer Certificate from Transferor
Exhibit C-2	Form of Transfer Certificate from Transferee
Exhibit D	Form of PIK Interest Election Notice

Schedule 1.01(A)	Certain Excluded Equity Interests
Schedule 1.01(B)	Immaterial Subsidiaries
Schedule 1.01(C)	Initial Subsidiary Guarantors
Schedule 1.01(D)	Agreed Security Principles
Schedule 4.04	Governmental Approvals
Schedule 4.05	Financial Statements
Schedule 4.07(d)	Obligations With Respect to Mortgaged Properties
Schedule 4.07(e)	Material Real Property
Schedule 4.08(a)	Subsidiaries
Schedule 4.08(b)	Subscriptions
Schedule 4.13	Taxes
Schedule 4.21	Insurance
Schedule 4.23	Intellectual Property
Schedule 7.12	Post-Closing Items
Schedule 8.01	Indebtedness
Schedule 8.02(a)	Liens
Schedule 8.04	Investments
Schedule 8.05	Dispositions
Schedule 8.07	Transactions with Affiliates
Schedule 16.01	Notice Information

i

AMENDED AND RESTATED INDENTURE, dated as of October 11, 2024, by and among Wolfspeed, Inc., a North Carolina corporation (the “Issuer”), the Subsidiary Guarantors (as defined below) party hereto from time to time and U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity but solely as the trustee hereunder (the “Trustee”) and as the collateral agent hereunder.

WHEREAS, the Issuer, the Subsidiary Guarantor party thereto, the Collateral Agent and the Trustee entered into that certain Indenture, dated as of June 23, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Indenture”);

WHEREAS, the Issuer issued and sold Initial Notes on the Original Closing Date in the aggregate principal amount of $1,250,000,000 at a purchase price equal to 96.00% of the principal amount thereof;

WHEREAS, the Issuer and the Noteholder Parties wish to amend the terms and conditions of the Existing Indenture and the Initial Notes and, pursuant to Section 13.01(b) of the Existing Indenture, the Existing Indenture and the Initial Notes may be amended pursuant to an agreement in writing entered into by the Issuer, the Subsidiary Guarantor and the Trustee;

WHEREAS, the Issuer, the Trustee and all of the Noteholder Parties have agreed to amend and restate the Existing Indenture and amend the terms of the Initial Notes as provided in this Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture and the amendments to the terms of the Existing Indenture and the Initial Notes; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“2026 Convertible Notes” means those certain 1.75% Convertible Senior Notes due 2026, issued by the Issuer pursuant to that certain Indenture, dated as of April 21, 2020, by and between the Issuer and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association).

“2029 Convertible Notes” means those certain 1.875% Convertible Senior Notes due 2029, issued by the Issuer pursuant to that certain Indenture, dated as of November 21, 2022, by and between the Issuer and U.S. Bank Trust Company, National Association.

“Acceptable Intercreditor Agreement” means, with respect to any Liens on the Collateral that are intended to be senior to any Liens on the Collateral securing the Note Obligations, an intercreditor agreement in form and substance reasonably satisfactory to the Issuer and the Required Noteholder Parties.

“Account Control Agreement” means (a) with respect to any Deposit Account or Securities Account held or located in the United States, a customary account control agreement which provides for the Collateral Agent to have “control” (as defined in Section 9-104 of the Uniform Commercial Code or Section 8-106 of the Uniform Commercial Code, as applicable) of Deposit Accounts or Securities Accounts, as applicable and (b) with respect to any other Deposit Account or Securities Account, such agreement as is necessary to obtain a perfected security interest under the laws of the applicable jurisdiction over such Deposit Account or Securities Account and which provides for the Collateral Agent to have the equivalent of “control” (as defined in Section 9-104 of the Uniform Commercial Code or Section 8-106 of the Uniform Commercial Code, as applicable) (to the extent such equivalent concept exists under the laws of the jurisdiction where such Deposit Account or Securities Account, as applicable, is held or located) of such Deposit Accounts or Securities Accounts, as applicable.

“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Closing Date, among the Issuer, the Subsidiary Guarantors party thereto and the parties listed as purchasers on Schedule I thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Notes” means the fully funded term notes issued by the Issuer from time to time pursuant to Section 2.17 in accordance with the Additional Note Purchase Agreement and purchased by the Purchasers from the Issuer on the applicable Additional Notes Issue Date pursuant to the Additional Note Purchase Agreement, together with any Notes issued in substitution therefor pursuant to Section 2.07 of this Indenture. The original aggregate principal amount of Additional Notes that may be issued hereunder shall not exceed $750,000,000 (although such principal amount may exceed $750,000,000 subsequently as a result of the payment of PIK Interest).

“Additional Notes Commitment” means, with respect to each Purchaser, the commitment of such Purchaser to purchase Additional Notes hereunder. The aggregate principal amount of the Additional Notes Commitment is $750,000,000.

“Additional Notes Issue Date” means, with respect to any Additional Notes, the date such Additional Notes are issued pursuant to this Indenture.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” means the Trustee, the Collateral Agent and the Custodian.

“Agreed Security Principles” means the principles set forth in Schedule 1.01(D).

“Anti-Corruption Laws” means any Requirement of Law related to bribery or anti-corruption, including the United States Foreign Corrupt Practices Act of 1977, as now and hereafter in effect, or any successor statute.

“Anti-Terrorism Law” means any Requirement of Law related to money laundering or financing terrorism, including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§5311-5330 and 12 U.S.C. §§1818(s), 1820(b) and 1951-1959), Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended), Executive Order 13224 (effective September 24, 2001) and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), in each case, as now and hereafter in effect, or any successor statutes.

“Applicable Redemption Price” means, with respect to any applicable Notes on any date of determination, (i) on or after June 23, 2026 and prior to June 23, 2027, 109.875% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable redemption (or repurchase) date, (ii) on or after June 23, 2027 and prior to June 23, 2028, 107.40625% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable redemption (or repurchase) date, (iii) on or after June 23, 2028 and prior to June 23, 2029, 104.9375% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable redemption (or repurchase) date and (iv) on or after June 23, 2029, 100% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable redemption (or repurchase) date.

“Asset Sale Offer” has the meaning assigned to such term in Section 3.02(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as codified as 11 U.S.C. Section 101 et seq., as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F. R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Budget” has the meaning assigned to such term in Section 7.04(f).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the State of North Carolina are authorized or required by law to remain closed.

“Capital Expenditures” means, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Issuer or its Subsidiaries, either existing on the Original Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Issuer as capital lease or finance lease obligations and were subsequently recharacterized as capital lease or finance lease obligations or, in the case of a special purpose or other entity becoming consolidated with the Issuer and its Subsidiaries were required to be characterized as capital lease or finance obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Original Closing Date and were required to be characterized as capital lease or finance lease obligations but would not have been required to be treated as capital lease or finance lease obligations on the Original Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Cash Interest” has the meaning assigned to such term in Section 2.15(h).

“Cash Management Agreement” means any agreement to provide to the Issuer or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, assets or property (including any improvements thereon) to replace or repair such equipment, assets or property or as compensation for such casualty or condemnation event.

A “Change of Control” shall be deemed to occur if:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Wholly Owned Subsidiaries and the employee benefit plans of the Issuer and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the common Equity Interests of the Issuer representing more than 50% of the voting power of the common Equity Interests of the Issuer; or

(b) a “Change of Control” (or similar event) shall occur under any indenture, credit agreement, or other relevant documentation in respect of any Indebtedness constituting Material Indebtedness of the Issuer or any Subsidiary.

“Change of Control Offer” has the meaning assigned to such term in Section 3.02(c).

“Charges” has the meaning assigned to such term in Section 2.15(e).

“CHIPS Act” means Title XCIX — Creating Helpful Incentives to Produce Semiconductors for America of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (Pub. L. 116-283), as amended by the CHIPS Act of 2022 (Division A of Pub. L. 117-167).

“CHIPS Program Office” means United States Department of Commerce (the “Department”), CHIPS Program Office.

“Closing Date” means October 11, 2024.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all the “Collateral” (or similar term) as defined in any Security Document and shall also include the Mortgaged Properties, land charge (Grundschuld), assignment, (extended) retention of title arrangement, security transfer and all other property that is subject to any Lien in favor of the Trustee, the Collateral Agent or any Subagent for the benefit of the Noteholder Parties pursuant to any Security Document.

“Collateral Agent” means U.S. Bank Trust Company, National Association, together with its successors and permitted assigns in such capacity.

“Collateral Agreement” means the Collateral Agreement, dated as of the Original Closing Date, and as may be amended, restated, supplemented or otherwise modified from time to time, among the Issuer, each Domestic Subsidiary Guarantor and the Collateral Agent.

“Collateral and Guarantee Requirement” means the requirement that (in each case subject to the Agreed Security Principles, Sections 7.10(d) and (g), Schedule 7.12 and any applicable Intercreditor Agreement):

(a) on the Original Closing Date, (x) the Collateral Agent shall have received from the Issuer and each Domestic Subsidiary Guarantor a counterpart to the Collateral Agreement and the documents required to be executed by the Issuer and each Domestic Subsidiary Guarantor pursuant to the Collateral Agreement in order to secure the Note Obligations thereunder and (y) the Trustee shall have received from each Subsidiary Guarantor, a counterpart of the Subsidiary Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b) on the Original Closing Date, (i)(x) all outstanding Equity Interests directly owned by the Issuer or any Domestic Subsidiary Guarantor, in each case, other than Excluded Securities, and (y) all Indebtedness owing to the Issuer or any Domestic Subsidiary Guarantor, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and such notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto endorsed in blank;

(c) in the case of any person that becomes a Subsidiary Guarantor after the Original Closing Date, the Collateral Agent or the Trustee, as applicable, shall have received (i) a supplement to Subsidiary Guarantee Agreement duly executed and delivered by such Subsidiary Guarantor, (ii) in the case of a Domestic Subsidiary Guarantor, a supplement to the Collateral Agreement and supplements to the other Security Documents, if applicable, substantially in the form specified therefor or otherwise reasonably acceptable to the Collateral Agent (acting at the direction of the Required Noteholder Parties), in each case, duly executed and delivered on behalf of such Domestic Subsidiary Guarantor and (iii) in the case of a Foreign Subsidiary Guarantor, such other Security Documents governed by the law of any Foreign Collateral Jurisdiction as are necessary for the grant of a perfected security interest in the Equity Interests of, and assets of, such Subsidiary Guarantor, which shall include, among other things, security over substantially all assets in any jurisdiction where all-asset/floating security is customary, in each case, in form and substance reasonably acceptable to the Collateral Agent (acting at the direction of the Required Noteholder Parties) and duly executed and delivered on behalf of such Foreign Subsidiary Guarantor;

(d) after the Original Closing Date, (i) (x) all outstanding Equity Interests of any person that becomes a Subsidiary Guarantor after the Original Closing Date and (y) subject to Section 7.10(g), all Equity Interests directly acquired by the Issuer or a Subsidiary Guarantor after the Original Closing Date, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement or other applicable Security Documents, and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(e) except as otherwise contemplated by this Indenture or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Collateral Agent (acting at the direction of the Required Noteholder Parties) (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f) within the time periods set forth in Section 7.10 with respect to Mortgaged Properties encumbered pursuant to said Section 7.10, the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that may be necessary or reasonably desirable to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel in favor of the Collateral Agent regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions and customarily given in similar financing transactions, (iii) with respect to each such Mortgaged Property, the Flood Documentation and (iv) such other customary certificates, affidavits and similar deliverables that are customarily given in similar financing transactions in connection with the delivery of a Mortgage or the other deliverables set forth in clause (g) below as the Collateral Agent may reasonably request (acting at the direction of the Required Noteholder Parties) that are available to the Issuer without material expense with respect to any such Mortgage or Mortgaged Property;

(g) within the time periods set forth in Section 7.10 with respect to Mortgaged Properties encumbered pursuant to said Section 7.10, the Collateral Agent shall have received (i) with respect to each Mortgaged Property located in the United States of America, and to the extent customary in the jurisdiction in which the Mortgaged Property is located if located outside of the United States of America, a policy or policies or marked up unconditional binder of title insurance, or a date-down and modification endorsement, if available, paid for by the Issuer, issued by a nationally recognized title insurance company selected by the Issuer insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, with an insured amount not to exceed the fair market value of the insured Mortgaged Property (as determined in good faith by Issuer), together with such customary endorsements, coinsurance and reinsurance as may be necessary and as the Collateral Agent may reasonably request (acting at the direction of the Required Noteholder Parties) and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located and (ii) with respect to each Mortgaged Property located in the United States of America, and to the extent customary in the jurisdiction in which the Mortgaged Property is located if located outside of the United States of America, a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon), as applicable, for which all necessary fees (where applicable) have been paid, which is (A) complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey, zip map or express map and/or such other documentation as may be reasonably satisfactory to the title insurer);

(h) evidence of the insurance required by the terms of Section 7.02; and

(i) after the Original Closing Date, the Collateral Agent or the Trustee, as applicable, shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 7.10 or the Collateral Agreement, and (ii) upon reasonable request by the Collateral Agent (acting at the direction of the Required Noteholder Parties), evidence of compliance with any other requirements of Section 7.10.

“Commitments” means with respect to any Purchaser, such Purchaser’s Additional Notes Commitment.

“Competitor” means a person or an Affiliate of a person engaged in the development, production, manufacture, marketing, distribution, promotion or sale of semiconductors (it being understood that no Purchaser, Noteholder or Affiliate of a Purchaser or Noteholder that owns such a person or an Affiliate of such a person and whose primary business is not the development, production, manufacture, marketing, distribution, promotion or sale of semiconductors shall be included in this definition).

“Contribution Debt” means Indebtedness of the Issuer or any Subsidiary in an aggregate outstanding principal amount not greater than 100% (or 50% in the case of Permitted Disqualified Stock) of the aggregate net amount of cash proceeds received by the Issuer after the Closing Date in excess of $300,000,000 in the aggregate from (x) the issuance or sale of the Issuer’s Qualified Equity Interests and Permitted Disqualified Stock or (y) a contribution to the Issuer’s common equity, in each case after the Closing Date (in each case of (x) and (y), other than proceeds (i) from the sale of Equity Interests by the Issuer to any Subsidiary or contributions to the common equity of the Issuer by any of its Subsidiaries or (ii) from the conversion of any Convertible Notes), in each case, to the extent such proceeds have not otherwise been applied to voluntarily redeem the Notes pursuant to Section 3.02(a)(ii) or make any Investments pursuant to Section 8.04, any Restricted Payments pursuant to Section 8.06 or any prepayment of Indebtedness pursuant to Section 8.09(b). Notwithstanding anything to the contrary set forth herein, Contribution Debt may only be allocated to Section 8.01(k) and may not be used to incur any other Indebtedness.

“Consolidated Interest Expense” means, with respect to any person for any period, all interest expense, including the amortization of debt discount and premium, the amortization or expensing of all fees and expenses payable in connection with the incurrence of indebtedness, the interest component under Capitalized Lease Obligations, capitalized interest, interest paid in kind and net payments and receipts (if any) pursuant to interest rate Hedging Agreements, in each case, of such person and its subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Net Income” means with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, but excluding:

(1) extraordinary gains or losses;

(2) net earnings of any business entity (other than a Subsidiary) in which any Note Party or any Subsidiary thereof has an ownership interest unless such net earnings shall have actually been received by such Note Party or its Subsidiaries in the form of cash distributions;

(3) any gain or loss from Dispositions not in the ordinary course of business during such period; and

(4) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Note Parties.

“Consolidated Total Assets” means, as of any date, the total assets of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Issuer delivered pursuant to Section 7.04(a) or 7.04(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Triggering Event” shall mean any of the following: (i) the occurrence and continuance of any Event of Default, (ii) as of any date, the amount of Qualified Cash has been less than the applicable Minimum Liquidity Threshold for a period of five (5) or more consecutive Business Days, in each case measured as of each such date during such period, or (iii) for the fiscal quarter ending June 30, 2025, the Issuer and its Subsidiaries have failed to achieve (x) Utilization of not less than 20% at MVF calculated on an average basis for such fiscal quarter and (y) the generation of not less than $50,000,000 of revenue (calculated in accordance with GAAP) from MVF Products for such fiscal quarter, in each case of clause (x) and (y), accounting for only Internally-Sourced Wafers.

“Controlled Account” means any Deposit Account or Securities Account of the Issuer or any Subsidiary Guarantor that is required to be subject to an Account Control Agreement pursuant to Section 7.14(a).

“Controlled Entity” means any Note Party’s Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Convertible Notes” means, collectively, (i) the 2029 Convertible Notes, (ii) those certain 0.25% Convertible Senior Notes due 2028, issued by the Issuer pursuant to that certain Indenture, dated as of February 3, 2022, by and between the Issuer and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), (iii) the 2026 Convertible Notes, and (iv) any other debt securities issued by the Issuer from time to time permitted to be incurred under the terms of this Indenture that are convertible into common stock of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock).

“Core Assets” means any (i) MVF Assets, Siler City Assets, Saarland Assets or Durham Assets, in each case, excluding any immaterial ordinary course assets utilized in the applicable facility or campus or (ii) Equity Interests of any direct or indirect Subsidiary of the Issuer that directly or indirectly owns any of the foregoing. Notwithstanding anything to the contrary set forth herein, it is understood and agreed that there is no limitation on any MVF Asset, Siler City Asset, Saarland Asset or Durham Asset moving to and from such locations.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the Noteholder Parties and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholder Parties and the Issuer).

“Custodian” has the meaning set forth in Section 2.04(a).

“Custodied Notes” has the meaning assigned to such term in Section 2.04(e).

“Default” means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such transfer, exchange or transaction.

“Discharged Indebtedness” means Indebtedness under any Convertible Notes that has been defeased (pursuant to a contractual or legal defeasance) or discharged pursuant to the prepayment or deposit of amounts sufficient to satisfy such Indebtedness as it becomes due or irrevocably called for redemption (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligor thereof); provided, however, that (i) such Indebtedness shall be deemed Discharged Indebtedness if the payment or deposit of all amounts required for defeasance or discharge or redemption thereof have been made even if certain conditions thereto have not been satisfied, so long as such conditions are reasonably expected to be satisfied within 95 days after such prepayment or deposit and (ii) such deposited funds shall be excluded from the calculation of Qualified Cash; provided, further, however, that if the conditions referred to in clause (i) of the immediately preceding proviso are not satisfied within 95 days after such prepayment or deposit, such Indebtedness shall cease to constitute Discharged Indebtedness after such 95-day period.

“Disinterested Director” means, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispose” or “Disposed of” means to convey, sell, lease, sub-lease, license, sub-license, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset, in one transaction or a series of transactions, including any Sale and Lease-Back Transaction and any sale or issuance of Equity Interests of a Subsidiary, and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior redemption or repurchase in full of the Notes and payment in full of all other Note Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) at the option of the holder thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case of the preceding clauses (a) through (d), prior to the date that is ninety-one (91) days after the Maturity Date (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Issuer or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“DOE Borrower” means any borrower of any DOE Financing.

“DOE Financing” means any Indebtedness of any DOE Borrower owing to (x) the United States Department of Energy Loan Programs Office or (y) any financial institution acting as an administrator, facilitator, agent, trustee, servicer, conduit, instrumentality or similar capacity with respect to the United States Department of Energy Loans Programs Office.

“DOE Offer” has the meaning assigned to such term in Section 3.02(g).

“DOE Parent Entity” means the Issuer or any other Subsidiary which is a direct or indirect parent company of any DOE Borrower.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Domestic Subsidiary Guarantor” means (a) each Domestic Subsidiary of the Issuer that is set forth on Schedule 1.01(C) and (b) each Domestic Subsidiary of the Issuer that is not an Excluded Subsidiary (unless Issuer has elected to cause such Domestic Subsidiary to become a Subsidiary Guarantor).

“DPA” means the Defense Production Act, as amended, including all implementing regulations.

“Durham Assets” means any assets of the Issuer or its Subsidiaries (i) located at, or used in, as of the Closing Date, Durham, North Carolina and (ii) located at, or used in, Durham, North Carolina from and after the Closing Date (it being understood and agreed that such assets in clauses (i) and (ii) shall at all times constitute “Durham Assets” even if subsequently removed from, or no longer used in, Durham, North Carolina), but in any event excluding the Project Sonic Assets (as defined in Schedule 8.05).

“EBITDA” means, for any period, in each case for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (other than amounts specifically excluded from Consolidated Net Income under clauses (a) through (c) of the definition of Consolidated Net Income): (i) Consolidated Interest Expense, (ii) taxes, (iii) depreciation and amortization, (iv) all non-recurring expenses and charges which do not represent a cash item in such period, (v) expenses in connection with the issuance of stock options or other equity as compensation to employees and/or management of the Issuer or any Subsidiary, (vi) costs and expenses, in an amount not to exceed $5,000,000 in the aggregate during any four (4) fiscal quarter period, incurred in connection with any investment, acquisition, asset disposition, equity issuance or incurrence, payment, prepayment, refinancing or redemption of Indebtedness (including fees and expenses related to this Indenture and any amendments, supplements and modifications thereof), including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses (in each case, whether or not consummated) and (vii) all adjustments used in the calculation of Non-GAAP net loss by the Issuer as reported in its filings with the SEC for the relevant period, minus (b) to the extent included in calculating Consolidated Net Income, (i) all non-recurring, non-cash items increasing net income for such period and (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred plus (or minus) (c) non-cash losses (or gains) arising from the impact of mark-to-market valuation of the Note Parties Investment in Lextar Electronics Corporation;

provided, that (x) in no event shall any fees, costs or expenses of the type referred to as “Start-up and Underutilization Costs” in the Issuer’s filings with the SEC be added back in the calculation of EBITDA, (y) if any Disposition occurs during such period, any EBITDA attributable to the property, business or assets of such Disposition shall be excluded from the calculation of EBITDA and such Disposition shall be deemed to have occurred as of the first day of the relevant Test Period and (z) if any acquisition or Investment occurs during such period, any EBITDA attributable to the property, business or assets so acquired or Invested in shall be included in the calculation of EBITDA and such acquisition or Investment shall be deemed to have occurred as of the first day of the relevant Test Period.

“Electing Noteholder” has the meaning assigned to such term in Section 2.02(b).

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or natural resources such as flora and fauna.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments or other legally binding requirements, promulgated or entered into by or with any Governmental Authority, regulating or relating to pollution, the protection of the Environment, preservation or reclamation of natural resources (such as flora and fauna), including those regulating the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (solely to the extent relating to human exposure to Hazardous Materials).

“Environmental Permits” has the meaning assigned to such term in Section 4.16.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing; provided that Equity Interests shall not include any Convertible Notes, Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Issuer or a Subsidiary, is treated as a single employer under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or

“accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or, with respect to any Plan or Multiemployer Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, the termination of any Plan under Section 4041(c) of ERISA, or the incurrence by the Issuer, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the receipt by the Issuer, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Issuer, a Subsidiary or any ERISA Affiliate of any material liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Issuer, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the withdrawal of any of the Issuer, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (j) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (k) the Issuer, a Subsidiary or any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“Escrowed Indebtedness” means Indebtedness (i) issued to refinance in full any series of outstanding Convertible Notes as of the Closing Date, (ii) in a principal amount no greater than the outstanding principal amount of such Convertible Notes to be so refinanced (plus unpaid accrued interest thereon, underwriting discounts and fees, commissions and expenses related to such offering) and (iii) the proceeds of which are funded into an escrow account (pursuant to customary escrow arrangements) pending the release thereof for such refinancing; provided, for the avoidance of doubt, proceeds released from the escrow account and used to refinance the outstanding Convertible Notes shall reduce dollar for dollar the amount of “Escrowed Indebtedness” permitted hereunder.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (a) any Deposit Account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the employees of any Note Party, (b) any tax account (including any sales tax account), (c) any fiduciary, pension, 401(k) or similar trust account holding employee funds, (d) any impound, escrow, trust, cash collateral or similar account and (e) any Deposit Account and Securities Account that has cash or Permitted Investments that do not have a balance at any time exceeding $20,000,000 individually and $50,000,000 in the aggregate for all such accounts constituting Excluded Accounts.

“Excluded Property” has the meaning assigned to such term in Section 7.10(g).

“Excluded Securities” means any of the following:

(a) any Equity Interests or Indebtedness with respect to which the Issuer and the Required Noteholder Parties reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;

(b) any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law or would require governmental or other regulatory consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received);

(c) any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Note Obligations is prohibited by any organizational documents, joint venture agreement or shareholder agreement of such Subsidiary with an unaffiliated third party without the consent of such third party; provided, that this clause (A) shall not apply if (1) such other party is a Note Party or a Subsidiary of any Note Party or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Issuer or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (B) a pledge thereof to secure the Note Obligations would give any other party (other than a Note Party or a Subsidiary of a Note Party) to any organizational document or shareholder agreement governing such Equity Interests the right to terminate its obligations thereunder (so long as, in each case of clause (A) and (B), such provision prohibits the granting of a security interest over such Equity Interests generally (and not solely a pledge to secure the Note Obligations));

(d) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Issuer or any Subsidiary as determined in good faith by the Issuer in consultation with the Required Noteholder Parties;

(e) any Equity Interests or Indebtedness that are set forth on Schedule 1.01(A) to this Indenture or that have been identified on or prior to the Original Closing Date in writing to the Required Noteholder Parties by a Responsible Officer of the Issuer and agreed to by the Required Noteholder Parties; and

(f) any Margin Stock.

“Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of Subsidiary Guarantor):

(a) each Immaterial Subsidiary,

(b) each Subsidiary that is prohibited from Guaranteeing the Note Obligations by a contractual obligation (to the extent such prohibition exists as of the Original Closing Date or at the time of the acquisition of such Subsidiary (or is a renewal or replacement thereof); provided that such contractual obligation was not entered into or created in contemplation hereof and only for so long as such prohibition exists),

(c) each Subsidiary that is prohibited from Guaranteeing the Note Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee the Note Obligations (unless such consent, approval, license or authorization has been received and is in effect),

(d) [reserved],

(e) [reserved],

(f) each not-for-profit Subsidiary or political action committee,

(g) each Subsidiary which is a foreign sales office, to the extent such Subsidiary does not own any material assets,

(h) any other Subsidiary with respect to which, the providing of a Guarantee of the Note Obligations could reasonably be expected to result in material adverse tax consequences to the Issuer or any Subsidiary as determined in good faith by the Issuer in consultation with the Required Noteholder Parties, and

(i) any other Subsidiary with respect to which, the Issuer and the Required Noteholder Parties reasonably determine that the cost or other consequences of providing a Guarantee of the Note Obligations are to be excessive in relation to the value to be afforded thereby.

Notwithstanding anything to the contrary set forth herein or in any Note Document, in no event shall any Subsidiary that (x) is a borrower or guarantor of any DOE Financing or (y) owns any Material IP, be an Excluded Subsidiary.

“Existing Indenture” has the meaning assigned to such term in the recitals to this Indenture.

“Existing Revolving Credit Agreement” means that certain Credit Agreement, dated as of January 9, 2015, by and among the Issuer, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as amended, restated, supplemented or otherwise modified from time to time.

“Fee Letter” means that certain Proposal for Trustee, Registrar, Paying & Collateral Agent Services, dated June 21, 2023, by the Issuer in favor of the Trustee and Collateral Agent.

“Fees” means the fees payable by the Issuer (i) to the Purchasers or any other person pursuant to any Note Purchase Agreement or any Note Document, (ii) to the Collateral Agent for acting as collateral agent under the Note Documents and (iii) to the Trustee for acting as trustee hereunder.

“Financial Officer” of any person means the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Fitch” means Fitch Rating, part of the Fitch Group, a subsidiary of Fimalac, S.A., or any successor or assignee of the business of such company in the business of rating securities.

“Flood Documentation” means, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Issuer and the applicable Note Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 7.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in customary form and substance (as reasonably determined by the Issuer).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Collateral Jurisdiction” means, as of any date of determination, any jurisdiction in which any of the Note Parties is formed or incorporated.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary Guarantor” means (a) each Foreign Subsidiary of the Issuer that is set forth on Schedule 1.01(C) and (b) each Foreign Subsidiary of the Issuer that is not an Excluded Subsidiary (unless the Issuer has elected to cause such Foreign Subsidiary to become a Subsidiary Guarantor).

“GAAP” means generally accepted accounting principles in effect in the United States of America on the Original Closing Date, applied on a consistent basis, subject to the provisions of Section 1.02.

“German Security Document” means any Security Document governed by German law.

“German Transaction Collateral” means any Collateral governed by German law.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit B, registered in the name of the Depositary or its nominee, duly executed by the Issuer and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Governmental Authority” means any federal, state, local or foreign government, court, governmental, regulatory or administrative agency, department, commission, board, bureau, tribunal agency, other authority, instrumentality or regulatory or legislative body.

“Gross Cash Proceeds” means the gross cash proceeds received by the Issuer from the applicable event; provided that, to constitute “Gross Cash Proceeds,” the net cash proceeds received by the Issuer from such applicable event may not be less than 95.00% of the gross cash proceeds received by the Issuer from the applicable event.

“Guarantee” of or by any person (the “guarantor”) means (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Original Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“guarantor” has the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law or the Release of which could give rise to liability under any applicable Environmental Law, including, without limitation, explosive or radioactive substances, petroleum byproducts or petroleum distillates, asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls, radon gas or pesticides.

“Hedging Agreement” means any agreement entered into with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Subsidiaries shall be a Hedging Agreement.

“Historical Audited Financial Statements” has the meaning assigned to such term in Section 4.05.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D.

“IAI Global Note” means a Global Note that is an IAI Note.

“IAI Note” means (A) each Note that, on the original issue date thereof, was issued to one or more IAIs, other than in reliance upon Rule 144A or Regulation S, and each Note issued in exchange therefor or substitution thereof; and (B) each IAI Note issued pursuant to Section 2.07(e) in exchange for, or upon the transfer of, another Note, and each Note issued in exchange therefor or substitution thereof; provided, however, that a Note will cease to be an IAI Note when such Note is transferred to, or exchanged for, a Note that is a Rule 144A Note or a Regulation S Note.

“IAI Physical Note” means a Physical Note that is an IAI Note.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that does not have (i) revenue, determined on a consolidated basis with its Subsidiaries, as of the last day of the most recently ended Test Period as of such date, in excess of 1% of the aggregate revenue of the Issuer and its Subsidiaries, on a consolidated basis, for such period or (ii) total assets, determined on a consolidated basis with its Subsidiaries, at any time, in excess of 1% of the Consolidated Total Assets; provided, that (x) the aggregate amount of revenue of Subsidiaries constituting Immaterial Subsidiaries, as of the last day of the most recently ended Test Period, shall not exceed 5% of the aggregate revenue of the Issuer and its Subsidiaries, on a consolidated basis, for such period and (y) the total assets of Subsidiaries constituting Immaterial Subsidiaries shall not at any time exceed 5% of the Consolidated Total Assets; provided further, that the Issuer may elect in its sole discretion to exclude from classification as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.01(B). Notwithstanding anything to the contrary set forth in this definition, no Subsidiary shall be an Immaterial Subsidiary if such Subsidiary, directly or indirectly, owns any Core Asset or is a borrower or guarantor under any Indebtedness for borrowed money in excess of $50,000,000 (it being understood and agreed that any such Subsidiary, if applicable, may otherwise be deemed an Excluded Subsidiary in accordance with the definition thereof).

“Indebtedness” of any person means, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations (to the extent permitted hereunder) until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (E) obligations in respect of Third Party Funds incurred in the ordinary course of business, (F) in the case of the Issuer and its Subsidiaries, intercompany liabilities in connection with the cash management, tax and accounting operations of the Issuer and the Subsidiaries, in each case, in the ordinary course of business and consistent with past practice, (G) completion guarantees or (H) any Permitted Warrant Transaction. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnitee” has the meaning assigned to such term in Section 11.07(b).

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Ineligible Institution” means (i) a foreign person within the meaning of section 721 of the DPA or a person or Affiliate of a person controlled by a foreign person within the meaning of the DPA, and (ii) a foreign government, foreign person, foreign entity (i.e., an entity not formed under the laws of the United States or any state within the United States or the District of Columbia), or a person representing or acting on behalf of a foreign government, foreign person, or foreign entity, or any entity with foreign ownership that (I) the Issuer reasonably determines, in consultation with the Required Noteholder Parties, would be a security risk to the Issuer’s and its Subsidiaries’ operations in consultation with the Defense Counterintelligence and Security Agency and (II) after such sale, transfer or conveyance, will own, directly or indirectly, more than twenty-five percent (25%) of the outstanding Notes; provided that, the foregoing restrictions shall not apply to any “foreign person” that is an “excepted investor” (in each case, within the meaning of the DPA).

“Information” has the meaning assigned to such term in Section 4.14(a).

“Initial Notes” means the $1,250,000,000 original aggregate principal amount of fully funded term notes issued by the Issuer on the Original Closing Date pursuant to the Original Note Purchase Agreement, together with any Notes issued in substitution therefor pursuant to Section 2.07 of this Indenture.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intercreditor Agreement” has the meaning assigned to such term in Section 15.09.

“Interest Payment Date” means, with respect to any Note, March 23, June 23, September 23 and December 23 of each year.

“Interest Rate” means, with respect to any Note, a fixed rate equal to (i) for the period commencing on the Original Closing Date to the Closing Date, 9.875% per annum in cash; (ii) for the period commencing on the Closing Date through and including June 22, 2025, (x) 9.875% per annum, payable in cash, plus (y) 2.00% per annum payable, at the Issuer’s option, in cash or as PIK Interest; (iii) for the period commencing on June 23, 2025 through and including June 22, 2026, (A) in the event the Interest Rate Step-Down Condition is satisfied as of June 23, 2025, (x) 10.875% per annum, payable in cash, plus (y) 2.00% per annum payable, at the Issuer’s option, in cash or as PIK Interest, and (B) in the event the Interest Rate Step-Down Condition is not satisfied as of June 23, 2025, (x) 11.875% per annum, payable in cash, plus (y) 2.00% per annum payable, at the Issuer’s option, in cash or PIK Interest; and (iv) commencing on June 23, 2026 and at all times thereafter, (A) in the event the Interest Rate Step-Down Condition is satisfied as of the most recent Test Date, 13.875% per annum, payable in cash, and (B) in the event the Interest Rate Step-Down Condition is not satisfied as of the most recent Test Date, 15.875% per annum, payable in cash.

“Interest Rate Officer’s Certificate” has the meaning assigned to such term in Section 2.15(g).

“Interest Rate Step-Down Condition” means (i)(a)the redemption or repurchase (other than any redemption or repurchase with the proceeds of any Disposition by the Issuer or any of its Subsidiaries) of Notes resulting in the aggregate principal amount of Notes outstanding being less than $1,000,000,000 and (b) the receipt by the Issuer of at least $450,000,000 of award disbursements pursuant to governmental grants under the CHIPS Act or (ii) as of the most recent Test Date, the ratio of the aggregate outstanding principal amount of the Notes to EBITDA for the most recently ended Test Period is less than or equal to 2.00:1.00.

“Interest Rate Trigger Date” has the meaning assigned to such term in Section 2.15(g).

“Internally-Sourced Wafers” means 200mm silicon carbide epi wafers manufactured by the Issuer or any of its Subsidiaries.

“Investment” has the meaning assigned to such term in Section 8.04.

“Issue Date” means, (i) in the case of the Initial Notes, the Original Closing Date and (ii) in the case of any Additional Notes, the applicable Additional Notes Issue Date.

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Indenture.

“Issuer’s Order” has the meaning assigned to such term in Section 2.03.

“Junior Financing” means (i) any Indebtedness for borrowed money that is subordinated in right of payment to the Note Obligations (other than intercompany Indebtedness) or (ii) any Indebtedness for borrowed money that is either unsecured (including any Convertible Notes) or secured by Liens on the Collateral that are junior to the Liens securing the Note Obligations. Notwithstanding the foregoing, in no event shall any Indebtedness incurred pursuant to Section 8.01(l) constitute Junior Financing.

“Leasehold Property” means any leasehold or subleasehold interest of any Note Party as lessee or sublessee under any lease or sublease of Real Property.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Liquidity Covenant” means the covenant of the Issuer set forth in Section 8.11.

“Local Time” means New York City time (daylight or standard, as applicable).

“Make-Whole Amount” has the meaning assigned to such term in Section 3.02(e).

“Make-Whole Event” has the meaning assigned to such term in Section 3.02(e).

“Make-Whole Redemption Price” means, with respect to any Note on any applicable redemption (or repurchase) date, the sum of (i) the principal amount of such Note, plus (ii) the accrued and unpaid interest on such Note to, but excluding, such redemption (or repurchase) date, plus (iii) the excess, if any, of (a) the present value at such redemption (or repurchase) date of (x) 109.875% of (A) the principal amount of such Note plus (B) all required PIK Interest due on such Note so redeemed or repurchased through June 23, 2026 (assuming for such purpose that the Issuer is required to pay all interest payable, at its option, in cash or as PIK Interest as PIK Interest on each Interest Payment Date) plus (y) all required cash interest payments due on such Note so redeemed or repurchased through June 23, 2026 (calculated using the Interest Rates that would be applicable for such period based on whether or not the Interest Rate Step-Down Condition was satisfied as of the most recent Test Date prior to the date of such redemption or repurchase), computed using a discount rate equal to the Treasury Rate as of such redemption (or repurchase) date plus 50 basis points, over (b) the principal amount of such Note. If the redemption (or repurchase) is in connection with a satisfaction and discharge of the Indenture, the applicable Treasury Rate and determination of whether the Interest Rate Step-Down Condition was satisfied as of the most recent Test Date shall be computed as of the date that funds are irrevocably deposited with the Trustee to pay the amounts related thereto, as set forth in this Indenture.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the business, property, operations, assets, liabilities (actual or contingent), operating results or financial condition of the Issuer and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Issuer and the Subsidiary Guarantors (taken as a whole) to fully and timely perform any of their payment obligations under any Note Document to which the Issuer or any of the Subsidiary Guarantors is a party or (c) a material adverse effect on the validity or enforceability of any of the Note Documents or the rights and remedies of the Trustee and the Noteholder Parties thereunder.

“Material Indebtedness” means Indebtedness (other than Notes) of any one or more of the Issuer or any Subsidiary in an aggregate principal amount exceeding $75,000,000.

“Material IP” means any intellectual property (including any trade secrets) of the Issuer or any Subsidiary (and excluding commercial off the shelf products) that is material to any Product Family of the Issuer and its Subsidiaries.

“Material Real Property” means any parcel or parcels of Real Property now or hereafter owned in fee by the Issuer or any Subsidiary Guarantor and having a fair market value (on a per-property basis) of at least $5,000,000, as determined by the Issuer in good faith; provided, that “Material Real Property” shall not include (i) any Real Property in respect of which the Issuer or a Subsidiary Guarantor does not own the land in fee simple or (ii) any Real Property which the Issuer or a Subsidiary Guarantor leases to a third party.

“Maturity Date” means, at any time, the earliest to occur of (x) June 23, 2030 and (y) September 1, 2029 if more than $175,000,000 in aggregate principal amount of the 2029 Convertible Notes are outstanding at such time.

“Maximum Rate” has the meaning assigned to such term in Section 2.15(e).

“Minimum Liquidity Threshold” has the meaning assigned to such term in Section 8.11.

“Moody’s” means mean Moody’s Investors Service, Inc.

“Mortgaged Properties” means each Material Real Property encumbered by a Mortgage pursuant to Section 7.10.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to Mortgaged Properties, each, (i) in the case of Material Real Property located in the United States, in a form customary for financing transactions similar to this Indenture and reasonably satisfactory to the Collateral Agent (at the direction of the Required Noteholder Parties) and the Issuer or (ii) in the case of Material Real Property located outside of the United States in such form as is customary for the applicable jurisdiction and reasonably satisfactory to the Collateral Agent (at the direction of the Required Noteholder Parties) and the Issuer, in each case, as amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Issuer or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“MVF” means the Mohawk Valley Fab facility and campus in Marcy, New York.

“MVF Assets” means (i) any assets of the Issuer or its Subsidiaries located at, or used in, as of the Closing Date, MVF and (ii) any additional assets located at, or used in, MVF from and after the Closing Date (it being understood and agreed that such assets in clauses (i) and (ii) shall at all times constitute “MVF Assets” even if subsequently removed from, or no longer used in, MVF).

“MVF Products” means all products sold by the Issuer’s and its Subsidiaries’ power product family business (dies, devices, packages, parts and modules, etc.) that are manufactured or produced on wafers that are fabricated at MVF.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP.

“Net Proceeds” means 100% of the cash proceeds actually received by the Issuer or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Disposition of, or Casualty Event with respect to, (x) any Core Asset (other than any Disposition under Section 8.05(a)) or (y) any Non-Core Assets pursuant to Section 8.05(g), in each case, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations that are secured by the applicable asset or property (including without limitation principal amount, premium or penalty, if any, interest and other amounts) (other than pursuant to the Note Documents), other expenses and brokerage, consultant and other fees actually incurred in connection therewith, (ii) [reserved], (iii) Taxes paid or reasonably estimated to be payable as a result thereof (provided, that if the amount of any such estimated Taxes exceeds the amount of Taxes actually required to be paid in respect of such Disposition or Casualty Event, the aggregate amount of such excess shall constitute Net Proceeds at the time such Taxes are actually paid) and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (A) related to any of the applicable assets and (B) retained by the Issuer or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided, that, with respect to any Net Proceeds arising from any Casualty Event with respect to any Core Assets, if no Default or Event of Default exists and the Issuer intends to use such proceeds within 12 months of such receipt to acquire assets that reasonably replace or remediate the property or assets subject to such Casualty Event to a similar level of such property or assets as prior to such Casualty Event, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used (it being understood that if any portion of such proceeds are not so used within such 12 month period, such remaining portion shall constitute Net Proceeds as of the date of such expiry without giving effect to this proviso).

“Non-Core Assets” means any assets owned by the Issuer or any Subsidiary that do not constitute Core Assets.

“Non-U.S. Person” means a person that is not a “U.S. person” within the meaning of Regulation S.

“Noteholder” means, as of any date, any Person that is a holder of a Note issued hereunder.

“Note Documents” means (i) this Indenture, (ii) the Subsidiary Guarantee Agreement, (iii) the Security Documents, (iv) any Intercreditor Agreement, (v) solely for purposes of Section 10.01 hereof, the Fee Letter, (vi) any Note Purchase Agreement and (vii) all other fee or engagement letters, documents, certificates, instruments or agreements executed and delivered by or on behalf of a Note Party for the benefit of any Agent, the Noteholders, the Purchasers or any other person in connection herewith.

“Note Obligations” means (a) the due and punctual payment by the Issuer of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes issued by the Issuer under this Indenture, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption or otherwise and (ii) all other monetary obligations of the Issuer owed under or pursuant to this Indenture and each other Note Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Note Party under or pursuant to each of the Note Documents.

“Note Parties” means the Issuer and the Subsidiary Guarantors.

“Note Purchase Agreements” means, collectively, the Original Note Purchase Agreement and the Additional Note Purchase Agreement.

“Noteholder Party” means the Purchasers, the Noteholders and holders of a beneficial interest in the Global Notes.

“Notes” means, collectively, the Initial Notes and the Additional Notes.

“Notes Minimum” means $1.00.

“Notes Multiple” means $1.00.

“OFAC” shall have the meaning assigned to such term in the definition of “Sanctions.”

“OFAC Listed Person” shall have the meaning assigned to such term in Section 4.25(a).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by a Responsible Officer of the Issuer who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in this Indenture.

“OID Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel that delivers an Opinion of Counsel on behalf of the Issuer or other person may be an employee of, or counsel, to the Issuer or such other person.

“Original Closing Date” means June 23, 2023.

“Original Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Original Closing Date, among the Issuer, the Subsidiary Guarantors party thereto and the parties listed as purchasers on Schedule I thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Paying Agent” has the meaning assigned to such term in Section 2.04(a).

“Parallel Debt” has the meaning ascribed thereto in Section 5.16.

“Parallel Debt Creditor” means the Collateral Agent in its capacity as creditor of the Parallel Debt.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” has the meaning ascribed thereto in Section 4.15(b).

“Perfection Certificate” means the Perfection Certificate with respect to the Issuer and the other Note Parties delivered to the Noteholders and the Trustee on or prior to the Original Closing Date, as the same may be supplemented from time to time to the extent required by Section 7.04(g) or in connection with the issuance of Additional Notes.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Issuer’s common stock purchased by the Issuer in connection with the issuance of any Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Convertible Notes issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Disqualified Stock” means Preferred Stock of the Issuer that constitutes Disqualified Stock solely due to clause (c) of the definition thereof; provided that (i) such Preferred Stock has been broadly marketed to potential investors and (ii) such Preferred Stock does not provide for scheduled payments of dividends in cash in an amount in excess of 10.00% per annum (with variable interest rates converted to fixed rates based on implied forward interest rate curve for purposes of such determination).

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America, the United Kingdom or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, the United Kingdom or any member of the European Union or any agency thereof, in each case with maturities not exceeding one year from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by (i) a bank, trust company or other financial institution that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of $500 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)), or (ii) other banks, trust companies or other financial institutions approved by the Trustee (acting at direction of the Required Noteholder Parties);

(c) repurchase obligations with a term of not more than 185 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P or F1 or higher by Fitch (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of six months or less from the date of acquisition, issued and fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s or A by Fitch (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s or AAA by Fitch and (iii) have portfolio assets of at least $5,000.0 million;

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of Consolidated Total Assets;

(i) any Investments permitted by the Issuer’s investment policy (other than any Investment permitted by Section IX thereof), as in effect on the Original Closing Date, provided that such investment policy has been provided to the Required Noteholder Parties on or prior to the Original Closing Date; and

(j) instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Note Party or any Subsidiary, in each case, organized in such jurisdiction.

“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to any Liens on the Collateral securing the Note Obligations, an intercreditor agreement in form and substance reasonably satisfactory to the Issuer and the Required Noteholder Parties.

“Permitted Liens” has the meaning assigned to such term in Section 8.02.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs and fees, commissions and expenses), (b) the final maturity date of such Permitted Refinancing Indebtedness is after the final maturity date of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness (excluding customary amortization) is greater than or equal to the lesser of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Notes then outstanding, (c) if the Indebtedness being Refinanced is subordinated in right of payment and/or in lien priority to the Note Obligations under this Indenture, such Permitted Refinancing Indebtedness shall be subordinated in right of payment and/or in lien priority, as applicable, to such Note Obligations on terms not materially less favorable to the Noteholder Parties as those contained in the documentation governing the Indebtedness being Refinanced (it being understood that secured Indebtedness may be Refinanced with unsecured Indebtedness); provided that Permitted Refinancing Indebtedness that Refinances the 2026 Convertible Notes may be secured by Liens permitted by Section 8.02(c), (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced as of the Closing Date (provided that any Note Party may be an obligor for the Permitted Refinancing Indebtedness of any other Note Party), (e)(i) no Permitted Refinancing Indebtedness may be secured Indebtedness if the Indebtedness being Refinanced is unsecured Indebtedness as of the Closing Date and (ii) no Permitted Refinancing Indebtedness may be secured by more or different collateral than the Indebtedness being Refinanced was secured as of the Closing Date; provided that Permitted Refinancing Indebtedness that Refinances the 2026 Convertible Notes may be secured by Liens permitted by

Section 8.02(c), (f) the other terms of such Permitted Refinancing Indebtedness (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms) are substantially similar to, or not more restrictive to the Issuer and its Subsidiaries than, the terms applicable to the Notes (except for (1) covenants or other provisions applicable only to periods after the Maturity Date or (2) those that are otherwise reasonably acceptable to the Issuer and the Required Noteholder Parties (or, if more restrictive, the Note Documents are amended, prior to or concurrently with such Refinancing, to contain such more restrictive terms to the extent required to satisfy the foregoing standard), (g) at the time of such Refinancing, no Default or Event of Default shall have occurred or be continuing and (h) no Permitted Refinancing Indebtedness shall permit or require scheduled interest payments in cash in excess of 10.00% per annum (with variable interest rates converted to fixed rates based on implied forward interest rate curve for purposes of such determination). Subject to the foregoing conditions, Permitted Refinancing Indebtedness may also be incurred in respect of any Convertible Notes that constitute Discharged Indebtedness.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Issuer’s common stock sold by the Issuer substantially concurrently with any purchase by the Issuer of a related Permitted Bond Hedge Transaction.

“Person” or “person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificated Note in definitive, fully registered form (bearing the Restricted Notes Legend and not bearing the Global Notes Legend) and duly executed by the Issuer and authenticated by the Trustee.

“PIK Clauses” has the meaning assigned to such term in Section 2.15(h).

“PIK Interest” has the meaning assigned to such term in Section 2.15(h).

“PIK Interest Election” has the meaning assigned to such term in Section 2.15(h).

“PIK Interest Election Notice” has the meaning assigned to such term in Section 2.15(h).

“PIK Note” has the meaning assigned to such term in Section 2.15(h).

“Plan” means any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Issuer, any Subsidiary or any ERISA Affiliate or to which the Issuer, any Subsidiary or any ERISA Affiliate has or may have an obligation to contribute, and each such plan for the five-year period immediately following the latest date on which the Issuer, any Subsidiary or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Platform” shall have the meaning assigned to such term in Section 7.04.

“Private Side Noteholder Party” shall have the meaning assigned to such term in Section 16.23.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“primary obligor” has the meaning assigned to such term in the definition of the term “Guarantee.”

“Product Family” means (a) each product family (as referred to in the Issuer’s most recent Form 10-K or Form 10-Q filings prior to the Closing Date or in any of the Issuer’s Form 10-K or Form 10-Q filings after the Closing Date) and (b) shall also include (i) within the “materials” product family, each of (x) the bare wafers and (y) the epitaxial wafers, lines of business and (ii) within the “power devices” product family, each of (w) dies, (x) the Schottky diodes, (y) the metal oxide semiconductor field effect transistors (MOSFETs) and (z) the power modules, lines of business.

“Projections” means projections and any forward-looking statements (including statements with respect to booked business) of the Issuer and the Subsidiaries furnished to the Required Noteholder Parties by or on behalf of the Issuer or any of the Subsidiaries prior to the Closing Date.

“Public Noteholder Party” shall have the meaning assigned to such term in Section 16.23.

“Public Noteholder Party Information” shall have the meaning assigned to such term in Section 7.04.

“Purchaser” means the parties identified as a Purchaser on Schedule I of the Additional Note Purchase Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Cash” has the meaning assigned to such term in Section 8.11.

“Qualified Equity Interests” means any Equity Interest other than Disqualified Stock.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Note Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Record Date” has the meaning specified in Section 2.15(f).

“Refinance” has the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” has the meaning assigned to such term in Section 2.04(a).

“Registrar” has the meaning assigned to such term in Section 2.04(a).

“Regulation D” means Regulation D under the Securities Act, as such regulation may be amended, supplemented, replaced or otherwise modified from time to time.

“Regulation S” means Regulation S under the Securities Act, as such regulation may be amended, supplemented, replaced or otherwise modified from time to time.

“Regulation S Global Note” means a Global Note that is a Regulation S Note.

“Regulation S Note” means (A) each Note that, on the original issue date thereof, was issued and sold in reliance on Regulation S, and each Note issued in exchange therefor or substitution thereof; and (B) each Regulation S Note issued pursuant to Section 2.07(e) in exchange for, or upon the transfer of, another Note, and each Note issued in exchange therefor or substitution thereof; provided, however, that a Note will cease to be a Regulation S Note when such Note is transferred to, or exchanged for, a Note that is a Rule 144A Note or IAI Note.

“Regulation S Physical Note” means a Physical Note that is a Regulation S Note.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” means, with respect to any Purchaser or Noteholder, any other person that is engaged in making, purchasing, holding or otherwise investing in bank loans, debt securities or similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) such Purchaser or Noteholder, (b) an Affiliate of such Purchaser or Noteholder or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Purchaser or Noteholder.

“Related Parties” means, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Controlled or Controlling Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder as to which the PBGC has not waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event with respect to a Plan.

“Repurchase Offer” means an Asset Sale Offer, a Change of Control Offer, a Specified Transaction Offer or a DOE Offer.

“Repurchase Offer Payment Date” has the meaning assigned to such term in Section 3.02(d).

“Required Noteholder Parties” means, at any time, Noteholder Parties (other than any Competitors and Ineligible Institutions) beneficially owning (including through beneficial interests) Notes that, taken together, represent more than 50% of the sum of all Notes (other than Notes held by any Competitors and Ineligible Institutions) outstanding at such time.

“Requirement of Law” means, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Responsible Officer” means any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Indenture, or any other duly authorized employee or signatory of such person.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Payments” has the meaning assigned to such term in Section 8.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Issuer in good faith).

“Rule 144A” means Rule 144A under the Securities Act, as such regulation may be amended, supplemented, replaced or otherwise modified from time to time.

“Rule 144A Global Note” means a Global Note that is a Rule 144A Note.

“Rule 144A Note” means (A) each Note that, on the original issue date thereof, was issued and sold in reliance upon Rule 144A and not Regulation S, and each Note issued in exchange therefor or substitution thereof; and (B) each Rule 144A Note issued pursuant to Section 2.07(e) in exchange for, or upon the transfer of, another Note, and each Note issued in exchange therefor or substitution thereof; provided, however, that a Note will cease to be a Rule 144A Note when such Note is transferred to, or exchanged for, a Note that is a Regulation S Note or an IAI Note.

“Rule 144A Physical Note” means a Physical Note that is a Rule 144A Note.

“Rule 501” means Rule 501 under the Securities Act.

“S&P” means S&P Global Ratings.

“Saarland Assets” means (i) any assets of the Issuer or its Subsidiaries located at, or used in, as of the opening of the Saarland Facility, the Saarland Facility and (ii) any additional assets located at, or used in, the Saarland Facility from and after the opening of the Saarland Facility which did not fall into any other definition under this Indenture prior to such movement or use.

“Saarland Facility” means the planned semiconductor device fabrication facility and campus in Saarland, Germany.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 8.03.

“Sanctioned Country” means at any time, a country, region or territory that is, or whose government is, the target of any comprehensive Sanctions, including, as of the Original Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” means at any time, any person with whom dealings are restricted or prohibited under Sanctions, including (i) any person listed in any Sanctions-related list of designated persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State), or equivalent lists maintained by the United Nations Security Council, the European Union or any EU member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (ii) any person located or organized in a Sanctioned Country or (iii) any person owned fifty (50) percent or more or controlled, directly or indirectly, by any such person described in clause (i) or (ii) of this definition.

“Sanctions” means sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC, the U.S. Department of State, or U.S. Department of Commerce, or (ii) the United Nations Security Council, the European Union or any of its member states, or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Section 8.02(c) Intercreditor Agreement” has the meaning assigned to such term in Section 8.02(c).

“Secured Parties” means, collectively, the Trustee, the Collateral Agent (including as the Parallel Debt Creditor), each Noteholder Party (including, for the avoidance of doubt, any Noteholder of Additional Notes) and each subagent appointed pursuant to Section 15.02 by the Trustee with respect to matters relating to the Note Documents or by the Collateral Agent (including as the Parallel Debt Creditor) with respect to matters relating to any Security Document.

“Securities Account” has the meaning assigned to such term in the Uniform Commercial Code.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Mortgages, the Collateral Agreement, each foreign collateral agreement, each Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement), each Account Control Agreement and each of the security agreements, pledge agreements and other instruments and documents executed and delivered at any time pursuant to any of the foregoing or pursuant to Section 7.10.

“Senior Indebtedness” has the meaning ascribed thereto in Section 13.01(b).

“Siler City Assets” means (i) any tangible personal or real property of the Issuer or its Subsidiaries located at, or used in, as of the Closing Date, the Siler City Facility and (ii) any tangible personal or real property purchased after the Closing Date and located at, or used in, the Siler City Facility from and after the Closing Date which did not fall into any other definition under this Indenture prior to such movement or use; provided, that, for the avoidance of doubt, Siler City Assets shall not include any intangible assets or property of the Issuer or its Subsidiaries.

“Siler City Facility” means the materials facility and campus in Siler City, North Carolina.

“Special Flood Hazard Area” has the meaning assigned to such term in Section 7.02(c).

“Specified Convertible Notes Refinancing Process” means, with respect to any Convertible Notes:

(a) [***]; and

(b) [***].

For the avoidance of doubt, if the Issuer elects to take the steps in clause (a) of this definition it is not required to take the steps in clause (b) of this definition but in that case the Issuer shall not have been considered to have pursued a Specified Convertible Notes Process for the purposes of Section 8.09(b)(i)(B) or Section 8.09(b)(i)(D).

“Specified Noteholder Parties” means, at any time, Noteholder Parties (other than any Competitors and Ineligible Institutions) beneficially owning (including through beneficial interests) Notes that, taken together, represent more than 50% of the aggregate principal amount of all Notes (other than Notes held by any Competitors and Ineligible Institutions) outstanding at such time; provided that the Specified Noteholder Parties shall include each Noteholder Party (other than any Competitors and Ineligible Institutions) that beneficially owns (together with its Affiliates) at least $100,000,000 of aggregate principal amount of outstanding Notes.

“Specified PIK Interest Percentage” has the meaning assigned to such term in Section 2.15(h).

“Specified Transaction Offer” has the meaning assigned to such term in Section 3.02(h).

“Spot Rate” has the meaning assigned to such term in Section 1.04.

“Subagent” has the meaning assigned to such term in Section 15.02.

“subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless the context otherwise requires, a subsidiary of the Issuer.

“Subsidiary Guarantee Agreement” means the Subsidiary Guarantee Agreement dated as of the Original Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, between each Subsidiary Guarantor and the Trustee.

“Subsidiary Guarantor” means (a) each Subsidiary of the Issuer that is not an Excluded Subsidiary and (b) any other Subsidiary of the Issuer that may be designated by the Issuer (by way of delivering to the Trustee of a supplement to the Subsidiary Guarantee Agreement duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Note Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 7.10(d) as if it were newly acquired.

“Successor Issuer” has the meaning assigned to such term in Section 8.05(o).

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Termination Date” means the date on which (a) all Commitments shall have been terminated and (b) the principal of and interest on each Note, all Note Obligations, all Fees and all other expenses or amounts payable under any Note Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due).

“Test Date” means June 23 of each year commencing with June 23, 2025.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Issuer then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 7.04(a) or 7.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 7.04(a) or 7.04(b), the Test Period in effect shall be the four fiscal quarter period ended March 26, 2023.

“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Issuer or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Transactions” means, collectively, the transactions to occur pursuant to the Note Documents, including (a) the execution, delivery and performance of the Note Documents, the creation of the Liens pursuant to the Security Documents, and the purchase and sale of the Initial Notes hereunder and the use of proceeds thereof; (b) the payment of all fees and expenses to be paid and owing in connection with the foregoing; and (c) the repayment in full of, and the termination and release of all obligations, security interests and commitments under, the Existing Revolving Credit Agreement.

“Transferee” means the transferee with respect to the sale, pledge, assignment, or other transfer of the Notes, in whole or in part, and of the rights of the Noteholder thereof with respect thereto and under this Indenture pursuant to Section 2.07.

“Transferee Letter” means a letter substantially in the form attached as Exhibit C-1 and accepted by the Trustee and the Issuer.

“Transferee Note” has the meaning assigned to such term in Section 2.07(e)(i)(3).

“Transferor Letter” means a letter substantially in the form attached as Exhibit C-2 and accepted by the Trustee and the Issuer.

“Treasury Rate” means, as of the applicable redemption (or repurchase) date, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Issuer on the date three Business Days prior to the date of redemption (or repurchase), to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term most nearly equal to the period from such redemption (or repurchase) date to June 23, 2026. If the redemption (or repurchase) is in connection with a satisfaction and discharge or defeasance of the Indenture, the applicable Treasury Rate shall be computed as of the date that funds are irrevocably deposited with the Trustee to pay the amounts related thereto, as set forth in this Indenture.

“Trust Officer” means any officer:

(1) within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture, acting in its capacity as trustee hereunder, until a successor replaces it and, thereafter, means the successor.

“Unfunded Pension Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)), as amended.

“Utilization” means, for any time period, (a) the sum of the number of wafer starts for production (including only wafer starts for the purpose of manufacturing products for sale and excluding those for qualification or any internal processes) for each of the Issuer’s full regular weekly reporting periods included in such time period divided by (b)(x) 9,000 times (y) the number of such full regular weekly reporting periods included in such time period.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” means a Subsidiary of the Issuer that is a Wholly Owned Subsidiary of the Issuer.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Indenture unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Indenture to any Note Document or other agreement or document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. Except as otherwise expressly provided herein, any reference herein to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Except as otherwise expressly provided herein, references to any person shall mean and include such person’s successors and assigns. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Original Closing Date. If the Issuer or its Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Issuer may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Indenture and each other Note Document on the date definitive loan documents with respect thereto are executed by all parties thereto, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility).

SECTION 1.03 Effectuation of Transactions. Each of the representations and warranties of the Issuer and its Subsidiaries contained in this Indenture and the other Note Documents (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.04 Exchange Rates; Currency Equivalents. Any amount specified in this Indenture or any of the other Note Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be reasonably determined by the Issuer at such time on the basis of the Spot Rate for the purchase of such currency with Dollars. The “Spot Rate” for a currency means the rate of exchange quoted by the Reuters Currencies Page (available at www.reuters.com/markets/currencies as of the Issue Date) for the applicable currency at 11:00 a.m. (New York time) on the date two Business Days prior to the date of such determination (or in the event such rate does not appear on any Reuters Currency Page, by reference to such other publicly available service for displaying exchange rates as the Issuer may determine to use in its reasonable discretion). No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VIII or clause (f) or (j) of Section 10.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made and for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any relevant transaction so long as such relevant transaction was permitted at the time incurred, made, acquired, committed, entered or declared.

SECTION 1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.06 No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

SECTION 1.07 Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with, and all financial data (including financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP applied on a consistent basis, applied in a manner consistent with that used in preparing the Historical Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Issuer and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

ARTICLE II.

THE NOTES

SECTION 2.01 Amount of Notes.

(a) The aggregate original principal amount of Initial Notes which were authenticated and delivered under this Indenture on the Original Closing Date was $1,250,000,000 (which principal amount may exceed $1,250,000,000 subsequently to the Original Closing Date as a result of the payment of PIK Interest).

(b) The Issuer may from time to time after the Original Closing Date issue up to $750,000,000 aggregate original principal amount of Additional Notes under this Indenture (although such principal amount may exceed $750,000,000 subsequently to the Closing Date as a result of the payment of PIK Interest) so long as such Additional Notes are issued in compliance with the provisions of this Indenture, including Section 2.17.

(c) With respect to any Additional Notes issued after the Original Closing Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.01(a), 3.01(f), 3.02(b) or 3.02(c)), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) set forth or determined in the manner provided in an Officer’s Certificate prior to the issuance of such Additional Notes:

(A) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture; and

(B) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by a Responsible Officer of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the such Additional Notes.

SECTION 2.02 Form and Dating.

(a) The Initial Notes issued on the Original Closing Date pursuant to the Original Note Purchase Agreement were initially sold and are available for transfer and exchange in accordance with the terms of this Indenture to (1) IAIs in accordance with Rule 501(a)(1), (2), (3) or (7) of Regulation D, (2) QIBs in reliance on Regulation D or Rule 144A, as applicable, and (3) persons that are Non-U.S. Persons in offshore transactions (as defined in Rule 902(h) of Regulation S) in compliance with Rule 903 or Rule 904 under Regulation S. The Additional Notes issued on each Additional Notes Issue Date pursuant to the Additional Note Purchase Agreement will be initially sold and available for transfer and exchange in accordance with the terms of this Indenture to (1) IAIs in accordance with Rule 501(a)(1), (2), (3) or (7) of Regulation D, (2) QIBs in reliance on Regulation D or Rule 144A, as applicable, and (3) persons that are Non-U.S. Persons in offshore transactions (as defined in Rule 902(h) of Regulation S) in compliance with Rule 903 or Rule 904 under Regulation S.

(b) The Notes and the Trustee’s certificate of authentication shall be originally issued (i) as Physical Notes in substantially the form of Exhibit A hereto in the case of the Initial Notes and (ii) as one or more Global Notes in substantially the form of Exhibit B hereto (or as Physical Notes if agreed among the Issuer and the holders of the Additional Notes) in the case of the Additional Notes, in each case, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication, except that PIK Notes shall be dated as of the Interest Payment Date to which they relate. The Notes shall be issued in registered form without interest coupons and in denominations of an integral multiple of the Notes Multiple and not less than the Notes Minimum, except as may be necessary to enable the registration of transfer by a Noteholder of its entire holding of Notes. At closing, the Issuer will deliver any Physical Notes to (x) the Custodian, on behalf of each Noteholder that requests the Custodian to hold such Noteholder’s Notes on its behalf (each such Noteholder, an “Electing Noteholder”), the Initial Notes purchased by such Electing Noteholder, registered in the name of such Electing Noteholder against payment of the purchase price therefor or (y) such other person as directed by any Noteholder, on behalf of each Noteholder that requests such person to hold such Noteholder’s Notes on its behalf, the Notes purchased by such Noteholder, registered in the name of such Noteholder against payment of the purchase price therefor.

SECTION 2.03 Execution and Authentication. The Trustee has authenticated and made available for delivery upon a written order of the Issuer signed by one Responsible Officer of the Issuer the Initial Notes for original issue on the Original Closing Date in an aggregate original principal amount of $1,250,000,000. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Responsible Officer of the Issuer (the “Issuer’s Order”), subject to the terms of this Indenture, the Additional Notes issued from time to time after the Closing Date. Such Issuer’s Order for the issuance of the Additional Notes shall specify (i) the date on which the original issuance of such Additional Notes is to be authenticated, (ii) whether such Additional Notes are to be Additional Notes of a particular tranche, (iii) the principal amount of each of such Additional Notes to be authenticated, the registered holder of each of such Additional Notes, (iv) the number of separate certificates evidencing such Additional Notes to be authenticated and (v) such other documents and information as the Trustee and the Issuer may reasonably request in connection with such Additional Notes. The applicable Purchaser shall, upon request of the Issuer, provide the information required pursuant to subclause (iii) of the immediately preceding sentence.

One Responsible Officer shall sign each of the Notes for the Issuer by manual, facsimile or electronic signature.

If a Responsible Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid nor shall it be entitled to any benefit under this Indenture until an authorized signatory of the Trustee signs the certificate of authentication on the Note by manual signature. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes on behalf of the Trustee by manual signature. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so by manual signature. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04 Registrar, Paying Agent and Custodian.

(a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep at its Corporate Trust Office books for (i) the recordation of the names and addresses of the Noteholders, (ii) the registration and transfer of the Notes and (iii) principal amounts (and stated interest) of the applicable Notes owing to, each Noteholder pursuant to the terms hereof from time to time (the “Register”). The Issuer shall appoint and maintain a person (other than the Issuer or its Affiliates) that will hold the Notes on behalf of the Depositary and each Electing Noteholder of a Physical Note (the “Custodian”). The Issuer hereby appoints the Trustee the Registrar, Custodian and

Paying Agent to keep such books and make such assignments, registrations and transfers as are hereinafter set forth in this Section 2.04 and also authorizes and directs the Trustee to provide a copy of such assignment, registration or transfer record to any Paying Agent upon its request. The entries in the Register shall be conclusive absent manifest error, and the Issuer, the Trustee and the Noteholder Parties shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser or Noteholder, as applicable, hereunder for all purposes of this Indenture, notwithstanding notice to the contrary. The Register shall be available for inspection by the Issuer or any Noteholder Party (but only, in the case of a Noteholder Party, at the Trustee’s office and only with respect to any entry relating to such Noteholder Party’s Notes), at any reasonable time and from time to time upon reasonable prior notice. The intention of this Section 2.04(a) is that the Notes be treated as registered for purposes of Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations and Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(b) If a person other than the Trustee is appointed by the Issuer to maintain the Register, the Issuer will give the Trustee and any Paying Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor Registrar and the Trustee and the Paying Agent shall have the right to inspect the Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(c) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.07. The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(d) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 11.08.

(e) The Custodian’s sole responsibility is to take and hold in safe-keeping the Notes for which it is acting as Custodian (the “Custodied Notes”) on behalf of the Depositary and each Electing Noteholder. The Custodian shall transfer any Custodied Notes and surrender any Custodied Notes only in accordance with the written direction of the Electing Noteholder in whose name such Notes are registered; provided that the Custodian is hereby directed by each Electing Noteholder to (x) surrender such Custodied Note (or applicable portion thereof) called for redemption or repurchase pursuant to Section 3.01 or 3.02 and (y) to surrender such Custodied Note to the Issuer on the Maturity Date. The Custodian’s duty with respect to a Custodied Note in its physical possession shall be limited to the exercise of reasonable care by the Custodian with respect to such Custodied Note in its physical possession. For the avoidance of doubt, notwithstanding that the Custodian may have physical possession of any Note with respect to which it is acting in its capacity as Custodian, such Note shall nonetheless be the property solely of the Electing Noteholder of such Custodied Note.

(f) The Custodian hereby agrees to act in its capacity as such with respect to, and hereby agrees to take and hold in accordance with Section 2.04, the Notes of the Depositary and each Electing Noteholder. If, following the Closing Date, any Electing Noteholder shall inform the Custodian in writing (including by e-mail) that such Electing Noteholder no longer wishes the Custodian to act in its capacity as such with respect to any Notes of such Electing Noteholder, the Custodian will promptly cause such Notes to be delivered to such Electing Noteholder by first-class mail (or by such other delivery method as such Electing Noteholder and the Custodian shall agree). Upon the written request of any Noteholder, the Custodian shall act in its capacity as such with respect to, and shall take and hold in accordance with this Section 2.04, the Notes of such Noteholder.

(g) Each Noteholder of a Physical Note shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Issuer to such Noteholder in respect of the Notes, including the amounts of principal and interest paid and payable to such Noteholder from time to time hereunder. Failure to make any such recordation, or any error in such recordation, shall not affect the Issuer’s obligations in respect of the Notes. Such accounts shall be prima facie evidence of the existence and the amount of the obligations recorded therein (absent manifest error); provided that, in the event of any inconsistency between such accounts and the Register, the Register shall govern.

SECTION 2.05 Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.07 Transfer and Exchange.

(a) A Note (or any interest therein) may not be transferred in whole or in part except in accordance with this Section 2.07. Upon written request by a Noteholder of the Notes and such Noteholder’s compliance with the provisions of this Section 2.07, the Registrar shall register the transfer or exchange of a Physical Note or beneficial interest in a Global Note evidencing such Noteholder’s interest in the Notes. Prior to such registration of transfer or exchange of a Physical Note, the requesting Noteholder shall present or surrender to the Registrar the Physical Note duly endorsed and accompanied by a Transferor Letter and Transferee Letter duly executed by such Noteholder or Transferee, as applicable, and acknowledged by the Issuer, in each case duly authorized in writing. In addition, the requesting Noteholder and its Transferee (if applicable) shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 2.07(b). For the avoidance of doubt, any transfer or exchange of any Note will be effected using the assignment form attached to the form of note attached hereto as Exhibit B.

(b) No transfer or exchange of any Note or interest therein shall be made unless such transfer or exchange is made pursuant to a transaction that is exempt from registration under the Securities Act. None of the Issuer, the Trustee or the Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer or exchange of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect such a transfer or exchange shall, and does hereby agree to, indemnify the Issuer, the Trustee and the Registrar against any liability that may result if the transfer or exchange is not so exempt or is not made in accordance with the Securities Act and all other applicable federal and state laws.

(c) Transfers and Exchanges of Global Notes

(i) Subject to the immediately following sentence and this Section 2.07, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Issuer or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Issuer fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Issuer, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3) the Issuer, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Issuer may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.10);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Issuer will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.03, a new Global Note bearing each legend, if any, required by Section 2.07(f); and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Issuer will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.03, one or more Physical Notes that (x) are in a Notes Multiple and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.07(f).

(iii) Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(d) Transfers and Exchanges of Physical Notes

(i) Subject to this Section 2.07, a Noteholder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in a Notes Multiple) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in a Notes Multiple) for one or more other Physical Notes in a Notes Multiple having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in a Notes Multiple) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Noteholder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Issuer, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required by the Trustee or may be required to comply with the applicable procedures of the Depositary.

(ii) Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.07(d)(ii)) of a Noteholder (or any portion of such old Physical Note in a Notes Multiple pursuant to clause (ii) of thereof):

(1) such old Physical Note will be promptly cancelled pursuant to Section 2.10;

(2) if such old Physical Note is to be so transferred or exchanged only in part, then the Issuer will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.03, one or more Physical Notes that (x) are in a Notes Multiple and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Noteholder; and (z) bear each legend, if any, required by Section 2.07(f);

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in a Notes Multiple and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.07(f); provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.07(f) then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Issuer will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.03, one or more Global Notes that (x) are in a Notes Multiple and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.07(f); and

(b) to a Transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Issuer will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.03, one or more Physical Notes that (x) are in a Notes Multiple and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such Transferee; and (z) bear each legend, if any, required by Section 2.07(f); and

(4) in the case of an exchange, the Issuer will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.03, one or more Physical Notes that (x) are in a Notes Multiple and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.07(f).

(e) Restrictions Applicable to Transfers Between Rule 144A Notes, Regulation S Notes and IAI Notes.

(i) None of the following transfers will be effected unless the requirements set forth in Section 2.07(e)(ii) are satisfied with respect to such transfer:

(1) the transfer of a Rule 144A Physical Note, or a beneficial interest in a Rule 144A Global Note, to a Person who takes delivery thereof in the form of a Physical Note, or a beneficial interest in a Global Note, which, in each case, is a Regulation S Note or an IAI Note;

(2) the transfer an IAI Physical Note, or a beneficial interest in an IAI Global Note, to a Person who takes delivery thereof in the form of a Physical Note, or a beneficial interest in a Global Note, which, in each case, is a Rule 144A Note or a Regulation S Note; and

(3) a transfer of a Regulation S Physical Note, or a beneficial interest in a Regulation S Global Note, to a Person who takes delivery thereof in the form of a Physical Note, or a beneficial interest in a Global Note, which, in each case, is a Rule 144A Note or an IAI Note (such Note of which such Person referred to in preceding clause (1), (2) or (3), as applicable, is to take delivery being referred to as the “Transferee Note” for purposes of this Section 2.07(e)).

(ii) A transfer described in Section 2.07(e)(i) will not be effected unless:

(1) in the case the Transferee referred to in Section 2.07(e)(i) is to take delivery of the Transferee Note in the form of a beneficial interest in a Global Note, the Noteholder delivers to the Registrar (1) a written order from a Depositary Participant or an indirect Depositary Participant given to the Depositary in accordance with the Depositary Procedures directing the Depositary to credit or cause to be credited a beneficial interest in such Global Note in an amount equal to the interest to be transferred; and (2) instructions given in accordance with the Depositary Procedures containing information regarding the Depositary Participant account to be so credited, or, in lieu of the foregoing, such other instructions or documentation as the Registrar may reasonably require in order to comply with the Depositary Procedures in connection with such transfer;

(2) such Noteholder delivers to the Registrar a certificate substantially in the form set forth in Exhibit C-1 hereto, including the certification set forth in Item 1 thereof (if the Transferee Note is a Rule 144A Note), Item 3 thereof (if the Transferee Note is an IAI Note) or Item 2 thereof (if the Transferee Note is a Regulation S Note), or, in lieu thereof, such other certifications or documentation substantially to the same effect (or, with respect to any Global Note, such other electronic or other documentation or instructions as may be permitted or required by the Depositary Procedures) as may be reasonably acceptable to the Issuer; and

(3) such Transferee delivers to the Registrar, if reasonably requested by the Company or the Registrar, a certificate substantially in the form set forth in Exhibit C-2 hereto, including the certification set forth in Item 1(a) thereof (if the Transferee Note is a Rule 144A Note), Item 1(b) thereof (if the Transferee Note is an IAI Note) or Item 1(c) thereof (if the Transferee Note is a Regulation S Note), or, in lieu thereof, such other certifications or documentation substantially to the same effect (or, with respect to any Global Note, such other electronic or other documentation or instructions as may be permitted or required by the Depositary Procedures) as may be reasonably acceptable to the Company.

(f) Legend.

(i) Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(ii) Each Note (and all Notes issued in exchange therefor or in substitution thereof) will bear the Restricted Note Legend and the OID Legend.

(iii) A Noteholder’s acceptance of any Note bearing any legend required by this Section 2.07(f) will constitute such Noteholder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(g) Additional Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Notes in the manner provided in this Indenture at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iii) Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in a Notes Multiple.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.

(vii) The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

Neither the Trustee nor any agent thereof shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and beneficial owners. None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Issuer nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders in respect of the Notes shall be given or made only to the registered Noteholder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or the exemptions from, the Securities Act, applicable state securities laws, or other applicable law. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be required to obtain any certificate, approvals or other documents required by the terms of this Indenture if the Trustee has not been notified in writing of any transfer requiring such a certificate, approval or other documents to be presented by the proposed transferor or transferee.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Noteholder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

SECTION 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Noteholder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Noteholder (a) satisfies the Issuer and the Trustee within a reasonable time after such Noteholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Noteholder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee (giving effect to, and as increased by, any payment of PIK Interest made thereon by increasing the aggregate principal amount of Global Notes by an amount equal to the PIK Interest payable and with respect to Notes represented by Physical Securities, any PIK Notes issued after the Closing Date) except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 Cancellation. Upon the redemption or repurchase of any Notes by the Issuer or any Subsidiary, such Notes shall be delivered to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) pursuant to Section 2.15(b) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12 CUSIP and ISIN Numbers. The Issuer may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Issuer and the Trustee will use such CUSIP or ISIN number(s) in notices to Noteholders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

SECTION 2.13 Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Noteholders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Noteholders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 2.09 of this Indenture. Any calculation of the Make-Whole Redemption Price made pursuant to this Indenture or the Notes shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate. The Trustee shall have no obligation to confirm or verify any such calculation. The Issuer and the Trustee agree that any action of the Noteholders may be evidenced by the Depositary’s applicable procedures or by such other procedures as the Issuer and Trustee may agree.

SECTION 2.14 [Reserved].

SECTION 2.15 Interest.

(a) The Notes shall bear interest at the Interest Rate.

(b) Notwithstanding the foregoing, during the continuance of an Event of Default, at the option of the Required Noteholder Parties (and automatically upon an Event of Default under Sections 10.01(b), (c), (h) or (i)), the principal amount of all Notes outstanding and, to the extent permitted by applicable law, any interest payments on the Notes or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Note as provided in the preceding clauses of this Section 2.15; provided, that this clause (b) shall not apply to any Event of Default that has been waived by the Required Noteholder Parties pursuant to Section 13.01.

(c) Accrued interest on each Note shall be payable in arrears (i) on each Interest Payment Date and (ii) on the applicable Maturity Date; provided, that (A) interest accrued pursuant to clause (b) of this Section 2.15 shall be payable on demand and (B) in the event of any redemption of any Note, accrued interest on the principal amount redeemed shall be payable on the date of such redemption to, but excluding, the date of such redemption.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Noteholder Party, shall exceed the maximum lawful rate (the “Maximum Rate”)

that may be contracted for, charged, taken, received or reserved by such Noteholder Party in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Noteholder Party, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Noteholder Party on subsequent payment dates to the extent not exceeding the legal limitation.

(f) The Issuer shall pay interest on the Notes (except interest accrued pursuant to clause (b) of this Section 2.15) to the Paying Agent for the account of the persons who are registered Noteholders at the close of business, whether or not a Business Day, 15 days prior to an Interest Payment Date (each a “Record Date”). The Issuer shall pay interest accrued pursuant to clause (b) of this Section 2.15 to the Paying Agent for the account of the registered Noteholders as of a subsequent special record date, which the Issuer shall fix or cause to be fixed and notice of which the Issuer shall promptly mail or cause to be mailed to each affected Noteholder, which notice shall state the special record date, the payment date and the amount of such interest to be paid.

(g) In the event that the Interest Rate on the Notes is decreased as a result of the occurrence of the Interest Rate Step-Down Condition (the date of any such occurrence, an “Interest Rate Trigger Date”), the Issuer shall promptly (and in any event no later than ten (10) Business Days prior to the next Interest Payment Date) notify the Trustee and Noteholders in an Officer’s Certificate of (i) the occurrence of such event, (ii) the applicable Interest Rate as a result of such decrease, (iii) the Interest Rate Trigger Date, and (iv) the calculation of interest due on the next succeeding Interest Payment Date (such notice, the “Interest Rate Officer’s Certificate”). Unless and until the Trustee receives an Interest Rate Officer’s Certificate, the Trustee may conclusively and without liability assume that the Interest Rate remains unchanged.

(h) The amounts payable pursuant to clauses (i), (ii)(x), (iii)(A)(x), (iii)(B)(x) and (iv) of the definition of “Interest Rate” shall be payable in cash on each Interest Payment Date, and the amounts payable pursuant to clauses (ii)(y), (iii)(A)(y) and (iii)(B)(y) of the definition of “Interest Rate” (the “PIK Clauses”) shall be payable, at the Issuer’s option, in cash on each Interest Payment Date (and such payments are referred to herein as “Cash Interest”), in kind on each Interest Payment Date by increasing the outstanding principal amount of the Global Notes or by issuing Physical Notes under this Indenture having the same terms as the then-existing Notes, except that the issuance price, the Issue Date and the initial Interest Payment Date may vary (the “PIK Notes”), in either case, in the amount of interest so paid in kind on such Note (and such payment is referred to herein as “PIK Interest”), or a combination thereof. If Issuer elects to pay interest pursuant to any applicable PIK Clause, with respect to any Interest Payment Date, in the form of PIK Interest (a “PIK Interest Election”) the Issuer shall deliver to the Trustee an executed PIK Interest Election Notice in the form attached hereto as Exhibit D (a “PIK Interest Election Notice”) at least ten (10) Business Days prior to the Interest Payment Date, which PIK Interest Election Notice shall specify that PIK Interest will be paid on the Notes on the Interest Payment Date and the applicable percentage of the aggregate amount of interest required to be paid pursuant to the applicable PIK Clause on such Notes for such Interest Payment Date that will be paid in PIK Interest (the “Specified PIK Interest Percentage”). With respect to any Interest Payment Date for which the Issuer has made a PIK Interest Election, the Issuer shall pay on such Interest Payment Day in arrears the Specified PIK Interest Percentage of the aggregate amount of interest required to be paid pursuant to the applicable PIK Clause on the

Notes for such Interest Payment Date in the form of PIK Interest. To the extent the aggregate amount of interest required to be paid pursuant to any applicable PIK Clause on the Notes for any Interest Payment Date is paid partially in the form of Cash Interest and partially in the form of PIK Interest, each Note shall be entitled to the same percentage of Cash Interest and the same percentage of PIK Interest as each other Note. If the Issuer fails to deliver the Interest Election Notice at least ten (10) Business Days prior to the Interest Payment Date (or such shorter period as the Trustee may agree), the Issuer shall be deemed to have elected to pay all interest in the form of PIK Interest. On each Interest Payment Date following delivery of a PIK Interest Election Notice as provided above, the Trustee shall increase the principal amount of each Global Note by an amount equal to the amount of interest payable in kind on such Interest Payment Date and an adjustment shall be made on the books and records of the Trustee with respect to each Note to reflect such increase in each case as described in such PIK Interest Election Notice; provided, however, that if such amount of interest payable in kind is not a whole dollar, then such amount will be rounded to the nearest dollar (with 5/10ths rounded upwards). On any Interest Payment Date on which the Issuer pays PIK Interest by issuing PIK Notes in the form of Physical Notes, the Issuer shall deliver to the Trustee PIK Notes duly executed by the Issuer together with an Issuer’s Order requesting the authentication of such PIK Notes by the Trustee, with the principal amount of any such PIK Note (for the relevant interest as of the relevant Record Date for such Interest Payment Date). All Notes issued representing PIK Interest will mature on their Stated Maturity and will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the other Notes outstanding hereunder. Any Physical Notes that are PIK Notes will be issued with the description “PIK Notes” on the face of such PIK Notes. For the avoidance of doubt, for all purposes of this Indenture, all references to the “principal amount” of the Notes shall mean the outstanding principal amount as it has been increased as a result of all PIK Interest. Any payment of PIK Interest on a Note that would result in the principal balance of such Note not being in a Notes Multiple shall be increased to the next Notes Multiple. The Notes, including any PIK Notes, shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 10.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.

(i) The amount of PIK Interest required to be paid on any Note for any Interest Payment Date shall be considered paid by the Issuer (i) with respect to Global Notes, on the Interest Payment Date when (a) the Issuer shall have directed the Trustee in writing in a PIK Interest Election Notice received at least ten (10) Business Days prior to such Interest Payment Date to adjust the Register to reflect an increase in the principal amount of such Note by the amount of such PIK Interest or (b) the Issuer is deemed to have made an election to pay all interest in the form of PIK Interest by failing to deliver the Interest Election Notice at least ten (10) Business Days prior to the Interest Payment Date (or such shorter period as the Trustee may agree); and (ii) with respect to Physical Notes, on the Interest Payment Date when (a) the Issuer shall have directed the Trustee in writing in a PIK Interest Election Notice received at least ten (10) Business Days prior to such Interest Payment Date to adjust the Register to reflect an increase in the principal amount of such Note by the amount of such PIK Interest and (b) the Issuer shall have delivered the PIK Notes duly executed by the Issuer together with an Issuer’s Order requesting the authentication of such PIK Notes by the Trustee. Upon any increase in the principal amount of any Global Note or issuance of PIK Notes in respect of PIK Interest, such Note will bear interest on such increased principal amount. Notwithstanding the foregoing or anything to the contrary herein, on the Maturity Date, the Issuer shall pay all accrued and unpaid interest on the Notes entirely in cash and accrued and unpaid interest shall also be required to be paid entirely in cash in connection with any redemption, repurchase, exchange, offer to redeem or repurchase or any other principal payment to the extent accrued on the principal amount then being redeemed, repurchased, exchanged or paid and, upon any acceleration of the Notes, any accrued and unpaid interest on the aggregate principal amount of the Notes so accelerated shall be required to be entirely in cash.

SECTION 2.16 Payments Generally; Pro Rata Treatment.

(a) Unless otherwise specified, the Issuer shall make each payment required to be made by it hereunder (whether of principal, interest or fees or otherwise) prior to 11:00 a.m., Local Time, on the date when due, in immediately available funds. Each such payment shall be made without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Paying Agent for the account of the applicable Noteholders, except that payments pursuant to Section 11.07 shall be made directly to the persons entitled thereto. The Paying Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. All payments made under the Note Documents shall be made in Dollars. Any payment required to be made by the Paying Agent hereunder shall be deemed to have been made by the time required if the Paying Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Paying Agent to make such payment.

(b) Subject to Section 10.02, if at any time insufficient funds are received by and available to the Trustee from the Issuer to pay fully all amounts of principal, interest and fees then due from the Issuer hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Issuer hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due from the Issuer hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

SECTION 2.17 Additional Notes.

(a) Subject to the conditions set forth below and Section 2.01(c), Issuer may from time to time issue Additional Notes to the Purchasers in accordance with the Additional Note Purchase Agreement.

(b) Each issuance of Additional Notes shall be made pursuant to a supplemental indenture to this Indenture setting forth the terms and conditions of the Additional Notes in accordance with this Section 2.17(b). Once issued, the Additional Notes issued hereunder shall constitute Notes under, and shall be entitled to all the benefits afforded by, and subject to all of the obligations of the Note Parties created under, this Indenture and the other Note Documents. The terms and conditions of any Additional Notes, and any Note Documents entered into in connection therewith, shall be identical to the terms and conditions of the Initial Notes, other than their Issue Date and the date from which interest on such Additional Notes shall initially accrue. The Initial Notes and the Additional Notes shall be a single class for all voting purposes under this Indenture, including, without limitation, waivers and amendments. The Noteholders in respect of the Additional Notes shall be included in the determination of the Required Noteholder Parties under this Indenture.

ARTICLE III.

REDEMPTION AND REPURCHASE

SECTION 3.01 Redemption or Repurchase of Notes.

(a) Subject to the other clauses of this Section 3.01, to the extent not previously redeemed or repurchased, outstanding Notes shall be due and payable on the Maturity Date.

(b) Redemptions or repurchases of the Notes from:

(i) any mandatory redemption or offer to repurchase Notes pursuant to Section 3.02(b), Section 3.02(c), Section 3.02(g) or Section 3.02(h) shall be allocated to the Notes pursuant to Section 3.01(c), and

(ii) any optional redemption of the Notes pursuant to Section 3.02(a) shall be redeemed in accordance with Section 3.01(f).

(c) Any mandatory redemption of Notes or offer to repurchase Notes pursuant to Section 3.02(b), Section 3.02(c), Section 3.02(g) or Section 3.02(h) shall be made on a pro rata basis based on the aggregate principal amount of all Notes outstanding on the date of such mandatory redemption or offer to repurchase (i.e. ratably across all tranches of Notes).

(d) Prior to any optional redemption of the Notes pursuant to Section 3.02(a), a notice of redemption must be delivered electronically or mailed (by first-class mail) by the Issuer or, at the Issuer’s request in an Officer’s Certificate delivered at least five (5) Business Days prior to the requested date of delivery (or such shorter period as may be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Issuer, at least ten days but not more than 60 days before the redemption date to each Noteholder of the Notes to be redeemed at such Noteholder’s last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 or pursuant to the applicable procedures of the Depositary and such notice of redemption shall (A) specify the redemption date, (B) that, on the redemption date, the redemption price will become due and payable upon each Note to be redeemed, and that interest thereof, if any, shall cease to accrue on the redemption date, (C) specify the outstanding principal amount of such Notes to be redeemed on such date, (D) specify the accrued interest and redemption price applicable to the redemption, (E) state the applicable provision of this Indenture pursuant to which such redemption is to be made, (F) the place or places where such Notes are to be surrendered for payment of the redemption price, (G) the CUSIP, ISIN or other similar numbers, if any, assigned to such Note, (H) in case any Physical Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and, upon surrender of each Physical Note, a new Physical Note in principal amount equal to the unredeemed portion thereof shall be issued; provided, that a notice of redemption may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Issuer if such condition is not satisfied.

(e) All redemptions of Notes shall be accompanied by accrued interest on the principal amount redeemed and the Issuer shall deliver to the Trustee an Officer’s Certificate that such redemption shall comply with the conditions contained in this Indenture and the Note.

(f) With respect to any optional redemption pursuant to Section 3.02(a) for less than the full aggregate principal amount of Notes then outstanding, such redemption shall be made on a pro rata basis among all Notes then outstanding. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed in accordance with the preceding sentence and that, if such Note is a Physical Note, such Note shall be surrendered by the Noteholder thereof (or, if applicable, the Custodian on its behalf) to the Trustee. Upon surrender of any Physical Note that is redeemed in part, the Issuer shall execute for the Noteholder a new Physical Note equal in principal amount to the unredeemed portion of the Physical Note surrendered which shall be authenticated by the Trustee. The Issuer shall deliver a certificate of authentication to the Trustee. Upon receipt of a written order of the Issuer signed by one Responsible Officer of the Issuer, the Trustee will authenticate and make available for delivery to the Noteholder (or, if applicable, to the Custodian on its behalf), at the expense of the Issuer, the new Note equal in principal amount to the unredeemed portion of the Physical Note surrendered.

(g) Without duplication of any amounts included in the calculation of the Make-Whole Redemption Price or the Applicable Redemption Price, if the redemption date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the redemption date will be paid to the person in whose name a Note is registered at the close of business on such interest Record Date, and no additional interest will be payable to Noteholders who redeem their Notes.

SECTION 3.02 Voluntary and Mandatory Redemption or Repurchase of Notes.

(a) The Issuer shall have the right at any time and from time to time to redeem the Notes, in whole or in part in an aggregate principal amount that is an integral multiple of the Notes Multiple and not less than the Notes Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 3.01(d); provided that:

(i) in the event of any optional redemption of Notes made pursuant to this Section 3.02(a) prior to June 23, 2026, the Issuer shall redeem such Notes from the applicable Noteholders at the Make-Whole Redemption Price with respect to such Notes;

(ii) notwithstanding clause (i) above or clause (iii) below, on any date that is after June 23, 2025 and prior to June 23, 2026, the Issuer may make an optional redemption of up to 35% of the original aggregate principal amount of the Notes issued prior to such redemption (calculated in an aggregate amount with any other optional redemptions made pursuant to this clause (ii) of the Notes prior to such redemption) pursuant to this Section 3.02(a) with the cash proceeds (other than proceeds (A) from the sale of Equity Interests by the Issuer to any Subsidiary or (B) from the conversion of any Convertible Notes, and only to the extent such proceeds have not otherwise been applied to incur any Contribution Debt pursuant to Section 8.01(k) or make any Investments pursuant to Section 8.04, any Restricted Payments pursuant to Section 8.06 or any prepayment of Indebtedness pursuant to Section 8.09(b)) of any issuance of Qualified Equity Interests of the Issuer issued after the date the Issuer has received $300,000,000 of net cash proceeds from the issuance of Qualified Equity Interests of the Issuer since the Closing Date, at a redemption price equal to 111.875% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable redemption date; and

(iii) in the event of any optional redemption of Notes made pursuant to this Section 3.02(a) on or after June 23, 2026, the Issuer shall redeem such Notes from the applicable Noteholders the Applicable Redemption Price with respect to such Notes.

(b) The Issuer shall make an offer to repurchase the Notes for cash with all Net Proceeds at a price equal to the lesser of (i) 111.875% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable repurchase date and (ii) the Applicable Redemption Price at the time of the Disposition or Casualty Event giving rise to such Net Proceeds (an “Asset Sale Offer”) in accordance with clauses (b)(i) and (c) of Section 3.01 and the procedures set forth in Section 3.02(d); provided, that no Asset Sale Offer shall be required until the amount of Net Proceeds in the aggregate since the Original Closing Date exceeds $10,000,000 (and, once the amount of Net Proceeds exceeds $10,000,000, all Net Proceeds in excess of such $10,000,000 will be required to make an Asset Sale Offer under this Section 3.02(b).

(c) On or prior to the consummation of a Change of Control, the Issuer shall make an offer to repurchase all of the Notes for cash at a price equal to (x) if such Change of Control will occur prior to June 23, 2026, the greater of (i) the Make-Whole Redemption Price at the time such Change of Control occurs minus 3.00% of the principal amount of such Notes and (ii) the Applicable Redemption Price as of June 23, 2026 and (y) if such Change of Control will occur on or after June 23, 2026, the Applicable Redemption Price at the time such Change of Control occurs (a “Change of Control Offer”) in accordance with clauses (b)(i) and (c) of Section 3.01 and the procedures set forth in Section 3.02(d).

(d) If the Issuer is required to make a Repurchase Offer pursuant to Section 3.02(b), Section 3.02(c), Section 3.02(g) or Section 3.02(h), as applicable, the Issuer will apply cash in the amount required to be applied pursuant to such Section to offer to repurchase the Notes at the applicable purchase price pursuant to such Section. (i) Within five Business Day following the realization or receipt of Net Proceeds, in the case of an Asset Sale Offer, (ii) on or prior to the consummation of a Change of Control, in the case of a Change of Control Offer, or (iii) within five Business Days following the receipt of net cash proceeds, in the case of a DOE Offer or a Specified Transaction Offer, the Issuer will deliver a notice to each Noteholder (with a copy to the Trustee) stating:

(1) a Repurchase Offer is being made pursuant to Section 3.02(b), Section 3.02(c), Section 3.02(g) or Section 3.02(h) of this Indenture, as applicable;

(2) the purchase price and the purchase date, which shall be a date not less than 10 nor more than 20 Business Days from the date such notice is delivered to the Noteholders (including, with respect to Global Notes, electronically pursuant to the Depositary’s applicable procedures); provided, that a notice of the Repurchase Offer may state that such notice is conditioned upon the effectiveness of such Change of Control or receipt of Net Proceeds or net cash proceeds or other applicable transactions, in which case such notice may be revoked by the Issuer if such condition is not satisfied;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the applicable purchase price, all Notes accepted for payment pursuant to the Repurchase Offer will cease to accrue interest after the date of purchase (the “Repurchase Offer Payment Date”);

(5) that Noteholders may rescind their tender at any time on or prior to the repurchase date; and

(6) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (if the Notes are Global Notes held by the Depositary, then the applicable operational procedures of the Depositary for tendering and withdrawing securities will apply), which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess thereof.

On the Repurchase Offer Payment Date, the Issuer will, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Repurchase Offer; (ii) deposit with the Paying Agent an amount equal to the applicable aggregate purchase price (including accrued and unpaid interest on the Notes to be repurchased) in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer. The Paying Agent will promptly deliver (but in any case, not later than five days after the Repurchase Date) to each Noteholder of Notes properly tendered the applicable purchase price (including accrued and unpaid interest to the date of repurchase) for such Notes.

If at the end of the Repurchase Offer pursuant to Section 3.02(b) more Notes are tendered than the Issuer is required to purchase, and if the Notes are Global Notes held by the Depositary, the Depositary will select the Securities to be redeemed in accordance with its operational arrangements. If the Securities are not Global Notes held by the Depositary, selection of such Notes for purchase shall be made by the Issuer in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Issuer deems appropriate; provided that no Notes of a minimum $2,000 or less shall be purchased in part.

(e) Without limiting the generality of the foregoing, in the event the Notes are accelerated or otherwise become due prior to their stated maturity for any reason following the occurrence of any Event of Default (including, without limitation, pursuant to Section 10.01(h) or (i)) or the acceleration of claims by operation of law (a “Make-Whole Event”)), all fees, expenses and premiums (including any premium included in the Make-Whole Redemption Price or Applicable Redemption Price) as of the date such Notes are accelerated or become due will also be due and payable as if the Issuer had voluntarily redeemed such Notes (the “Make-Whole Amount”), and such Make-Whole Amount shall also be due and payable as of such date and shall constitute part of the Note Obligations. Any Make-Whole Amount payable above shall be presumed to be the liquidated damages sustained by the Noteholders as the result of the early termination and acceleration of the Note Obligations and the Issuer agrees that it is reasonable under the circumstances currently existing. The Make-Whole Amount shall also be payable in the event the Note Obligations (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure, in connection with any restructuring, reorganization or compromise of the Notes or the Note Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring or arrangement in any insolvency proceeding, or by any other means following the occurrence of a Make-Whole Event. THE ISSUER AND EACH SUBSIDIARY GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MAKE-WHOLE AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer and each Subsidiary Guarantor expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Make-Whole Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Noteholders and the Issuer and each Subsidiary Guarantor giving specific consideration in this transaction for such agreement to pay the Make-Whole Amount; and (D) the Issuer and each Subsidiary Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Issuer and Subsidiary Guarantors expressly acknowledges that its agreement to pay the Make-Whole Amount to the Noteholders as herein described is a material inducement to the Noteholders to purchase the Notes.

(f) In connection with any redemption or repurchase of Notes under this Indenture, the Noteholders must deliver to the Trustee their Notes.

(g) The Issuer shall make an offer to repurchase the Notes for cash with all net cash proceeds of any DOE Financing received by the Issuer or any Subsidiary at a price equal to the lesser of (i) 105.00% of the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the applicable repurchase date and (ii) the Applicable Redemption Price at the time of the receipt of such net cash proceeds (a “DOE Offer”), in each case in accordance with clauses (b)(i) and (c) of Section 3.01 and the procedures set forth in Section 3.02(d).

(h) The Issuer shall make an offer to repurchase the Notes for cash with all net cash proceeds (which for the avoidance of doubt, shall be net of all legal fees, financial advisor fees and investment banking fees paid or payable by the Issuer and its Subsidiaries in connection therewith) received by the Issuer or any of its Subsidiaries as a result of any break-up or termination fee pursuant to any material agreement entered into by the Issuer or any Subsidiary that would have resulted in a Change of Control or an Asset Sale Offer had the transactions contemplated by such material agreement been consummated (a “Specified Transaction Offer”) at a purchase price equal to (i) in the event such offer to repurchase the Notes is made prior to June 23, 2026, the Make-Whole Redemption Price with respect to such Notes and (ii) in the event such offer to repurchase the Notes is made on or after June 23, 2026, the Applicable Redemption Price with respect to such Notes, in each case in accordance with clause (b)(i) and (c) of Section 3.01 and the procedures set forth in Section 3.02(d).

(i) On any Interest Payment Date on or after any accrual period that ends after the date that is five years after the Closing Date, the Issuer shall also pay a minimum amount of accrued and unpaid interest (including any PIK Interest and any original issue discount) on the Notes in cash at the Applicable Redemption Price as shall be necessary to ensure that none of the Notes shall be considered “applicable high yield discount obligations” within the meaning of Section 163(i) of the Code, or any successor provision (“AHYDO Payments”); provided that, any such AHYDO Payments shall be made with respect to all Notes outstanding on the date of such AHYDO Payments pro rata in accordance with the amount of the principal plus accrued and unpaid interest then outstanding with respect to such Notes. The Issuer shall notify the Trustee and the Noteholders no later than the Record Date preceding the Interest Payment Date on which any such AHYDO Payment will be made.

SECTION 3.03 Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

SECTION 3.04 Purchases by the Issuer or a Subsidiary. The Issuer shall not, nor shall any Subsidiary, directly or indirectly, purchase, repurchase, repay or otherwise acquire (or offer to do any of the foregoing) any Notes on a non-pro rata basis other than pursuant to an offer made available on a pro rata basis to all Noteholders.

SECTION 3.05 Payment for Consent. Neither the Issuer nor any Subsidiary of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Noteholders that so consent, waive or agree to amend, modify or supplement in the applicable timeframe or timeframes set forth in solicitation documents relating to such consent, waiver, amendment, modification or supplement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

On the Closing Date and on each Issue Date, the Issuer and the Subsidiary Guarantors represent and warrant to each of the Noteholder Parties that:

SECTION 4.01 Organization; Powers. Each of the Issuer and each of its Subsidiaries (a) is a partnership, limited liability company, corporation, trust or other business association duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own or lease its property and assets and to carry on its business as now conducted, except where the failure to have such power or authority would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Note Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Issuer, to issue the Notes hereunder.

SECTION 4.02 Authorization. The execution, delivery and performance by the Issuer and each of the Subsidiary Guarantors of each of the Note Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by the Issuer and such Subsidiary Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Issuer or any such Subsidiary Guarantor, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Issuer, or any such Subsidiary Guarantor, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Issuer or any such Subsidiary Guarantor or (D) any provision of any indenture, certificate of designation for Preferred Stock, agreement or other instrument to which the Issuer or any such Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for Preferred Stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer or any such Subsidiary Guarantor, other than the Liens created by the Note Documents and Permitted Liens.

SECTION 4.03 Enforceability. This Indenture has been duly executed and delivered by the Issuer and each Subsidiary Guarantor and constitutes, and each other Note Document in effect on or prior to the date hereof and each other Note Document when executed and delivered by the Issuer and each Subsidiary Guarantor that is party thereto will constitute, a legal, valid and binding obligation of such Note Party enforceable against the Issuer and each such Subsidiary Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, arrangement, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 4.04 Governmental Approvals. No action, consent, exemption or other action or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery, enforcement against or performance by each Note Document to which the Issuer or any Subsidiary Guarantor is a party, except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.04 and any other filings or registrations required by the Security Documents.

SECTION 4.05 Financial Statements. (a) The audited consolidated balance sheets and the consolidated statements of income, stockholders’ equity, and cash flows as of and for the fiscal years ended June 26, 2022, June 27, 2021 and June 28, 2020 for the Issuer and its consolidated subsidiaries, including the notes thereto (the “Historical Audited Financial Statements”), present fairly in all material respects the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and, except as set forth on Schedule 4.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; and (b) the unaudited consolidated balance sheet and the consolidated statements of income, stockholders’ equity and cash flows as of and for the fiscal quarters ended March 26, 2023, December 25, 2022 and September 25, 2022 for the Issuer and its consolidated subsidiaries, including the notes thereto, if applicable, present fairly in all material respects the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and, except as set forth on Schedule 4.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.

SECTION 4.06 No Material Adverse Effect. Since the Original Closing Date, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 4.07 Title to Properties; Possession Under Leases.

(a) Each of the Issuer and the Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including any Mortgaged Properties) and has valid title to its personal property and assets that are material to its business, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law.

(b) The Issuer and each of the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(c) As of the Closing Date, none of the Issuer and the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding or Casualty Event affecting all or any portion of any Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

(d) Except as set forth on Schedule 4.07(d), as of the Closing Date, none of the Issuer and its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 8.02 or 8.05 or as would not reasonably be expected to have a Material Adverse Effect.

(e) Except as set forth on Schedule 4.07(e), there is no Material Real Property owned by any Note Party as of the Closing Date.

SECTION 4.08 Subsidiaries.

(a) Schedule 4.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of the Issuer and, as to each such subsidiary, the percentage of each class of Equity Interests owned by the Issuer or by any such subsidiary.

(b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of the Issuer or any of the Subsidiaries, except as set forth on Schedule 4.08(b).

SECTION 4.09 Litigation; Compliance with Laws.

(a) There are no actions, suits, claims or disputes pending or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Issuer, threatened in writing against the Issuer or any of the Subsidiaries or any business, revenues, property or rights of any such person (A) that involve any Note Document or (B) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except (in the case of this clause (B) only) for any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed in any of the Issuer’s public filings with the SEC, in each case, prior to the Closing Date or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any action, suit or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

(b) None of the Issuer, the Subsidiaries and their respective properties, revenues or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 4.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 4.10 Federal Reserve Regulations. Neither the purchase of any Note hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

SECTION 4.11 Investment Company Act. None of the Issuer or the Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.12 Use of Proceeds. The Issuer will use the proceeds of (x) the Initial Notes solely for general corporate purposes (including for permitted Investments, Capital Expenditures, working capital and for the cash collateralization of letters of credit and cash management obligations) and (ii) the Additional Notes solely for the acquisition, development and construction of assets to be used at, and/or the development, construction and improvement of existing assets at, the Siler City Facility or MVF.

SECTION 4.13 Tax Returns. Except as set forth on Schedule 4.13:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer and each of the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer and each of the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 7.03 and for which the Issuer or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, as of the Closing Date, with respect to the Issuer and each of the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 4.14 No Material Misstatements.

(a) Each representation, warranty and statement of fact of any Note Party contained in any Note Document or in any other documents, certificates or written statements (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Issuer, the Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to the Trustee, the Purchasers or the Noteholders in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to such Noteholder Parties and as of (i) the Original Closing Date (in the case of such Information delivered prior to the Original Closing Date) or (ii) the Closing Date (in the case of such Information delivered after the Original Closing Date in connection with the issuance of the Additional Notes) and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b) The Projections that have been made available to any Noteholder Party in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Issuer to be reasonable as of the date thereof and as of the date such Projections and information were furnished to the Noteholder Parties (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material, and that no assurance can be given that the projected results will be realized).

(c) As of the Closing Date, to the knowledge of the Issuer, the information included in the Beneficial Ownership Certification (if any) is true and correct in all material respects.

SECTION 4.15 Employee Benefit Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, to the knowledge of the Issuer, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, to the knowledge of the Issuer, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification), (iii) no ERISA Event has occurred, (iv) there exists no Unfunded Pension Liability with respect to any Pension Plan, (v) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Issuer, threatened, which would reasonably be expected to be asserted successfully against any Plan or (vi) the Issuer, any Subsidiary and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan.

(b) None of the Issuer, any Subsidiary or any ERISA Affiliate maintains or contributes to, or has any obligation to contribute to, or has ever maintained or contributed to, or has ever had any obligation to contribute to, any “employee pension benefit plan” as defined in Section 3(2) of ERISA subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (“Pension Plan”).

SECTION 4.16 Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Issuer or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Issuer’s knowledge, threatened which allege a violation or potential violation of or liability under any Environmental Laws, in each case relating to the Issuer or any of its Subsidiaries, (ii) each of the Issuer and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all Environmental Laws, (iii) (x) no Hazardous Material has been Released at, on or under any property currently or, to the Issuer’s knowledge, formerly, owned, operated or leased by the Issuer or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Issuer or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and (y) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released by the Issuer or any of its Subsidiaries at any location in a manner that would reasonably be expected to require an environmental investigation or give rise to any cost, liability or obligation of the Issuer or any of its Subsidiaries under any Environmental Laws or Environmental Permits and (iv) there are no existing facts, circumstances or conditions arising out of or relating to the operations of the Issuer or its Subsidiaries or any Real Property or facilities currently or, to the Issuer’s knowledge, previously owned or leased by the Issuer or any Subsidiary that would reasonably be expected to require environmental investigation, remedial activity or corrective action or cleanup or would reasonably be expected to result in the Issuer or any other Subsidiary incurring any liability pursuant to Environmental Law.

SECTION 4.17 Security Documents.

(a) Each Security Document (when executed and delivered by the parties thereto) will be effective (subject, in the case of any foreign collateral agreement, to the Agreed Security Principles and any perfection requirements expressly set out in the applicable collateral agreement) to create in favor of (i) the Collateral Agent (for the benefit of the Secured Parties) and/or (ii) the Collateral Agent under a Parallel Debt structure for the benefit of the Secured Parties, in each case, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Original Closing Date, the Collateral Agent (for the benefit of the Secured Parties) and/ or the Collateral Agent under a Parallel Debt structure for the benefit of the Secured Parties shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Note Parties in the Collateral (subject, in the case of any foreign collateral agreement, to the Agreed Security Principles and any perfection requirements expressly set out in the applicable collateral agreement) and, subject to Section 9-315 of the New York Uniform Commercial Code (or any comparable legislation in the applicable jurisdiction), the proceeds thereof, as security for the Note Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements (or similar financing statements or filings or other actions expressly described in the applicable foreign collateral document), in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(b) Subject to the Agreed Security Principles in the case of any Intellectual Property held by any Foreign Subsidiary Guarantor, the Collateral Agent (for the benefit of the Secured Parties) and/or the Collateral Agent under a Parallel Debt structure for the benefit of the Secured Parties shall have a fully perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Note Parties under the Security Documents or any ancillary document thereunder in the material Intellectual Property included in the Collateral (but, in the case of the registered copyrights included in the Collateral, only to the extent such registered copyrights are listed in such ancillary document filed with the United States Copyright Office or a similar office in the applicable jurisdiction) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office or a similar office in the relevant foreign jurisdiction, as applicable, may be necessary to perfect a Lien on material registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Note Parties after the Original Closing Date).

(c) Mortgages, if any, executed and delivered after the Original Closing Date pursuant to Section 7.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) and/ or the Collateral Agent under a Parallel Debt structure for the benefit of the Secured Parties legal, valid and enforceable Liens on all of the Note Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) and/ or the Collateral Agent under a Parallel Debt structure for the benefit of the Secured Parties shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Note Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.

SECTION 4.18 Location of Real Property. Schedule 4.07(e) lists correctly, in all material respects, as of the Closing Date all Material Real Property owned by the Issuer and the Subsidiary Guarantors and the addresses thereof.

SECTION 4.19 Solvency.

(a) As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, (i) the fair value of the assets of the Issuer and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Issuer and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Issuer and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Issuer and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Issuer and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Issuer and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) As of the Closing Date, immediately after giving effect to the consummation of the Transactions, the Issuer does not intend to, and the Issuer does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature.

SECTION 4.20 Labor Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Issuer and its Subsidiaries are in compliance with all applicable laws, contracts, policies, plans and programs relating to employment and employment practices; (ii) neither the Issuer nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or legally binding commitment to any labor union or employee organization or group in respect of or affecting employees; (iii) neither the Issuer nor any of its Subsidiaries is currently engaged in, or has any legal duty to engage in, any negotiation with any labor union or employee organization; (iv) there is no pending or, to the knowledge of the Issuer, threatened strike, labor dispute, complaint, grievance, or arbitration proceeding against the Issuer or any of its Subsidiaries regarding any alleged unfair labor practices within the meaning of the National Labor Relations Act; (v) the hours worked and payments made to employees of the Issuer and the Subsidiaries have not been in violation of the Fair Labor Standards Act (to the extent applicable) or any other applicable law dealing with such matters; and (vi) all payments due from the Issuer or any of the Subsidiaries or for which any claim may be made against the Issuer or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Issuer or such Subsidiary to the extent required by GAAP.

SECTION 4.21 Insurance. Schedule 4.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Issuer or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

SECTION 4.22 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Indenture or any other Note Document.

SECTION 4.23 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 4.23, (a) the Issuer and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property that are used or held for use in or are otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of the Issuer, the Issuer and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by the Issuer and its Subsidiaries is pending or, to the knowledge of the Issuer, threatened and (ii) to the knowledge of the Issuer, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.

SECTION 4.24 Senior Debt. The Note Obligations will constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Indebtedness of any Note Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Note Obligations.

SECTION 4.25 USA PATRIOT Act; Sanctions; Anti-Terrorism and Anti-Corruption Laws.

(a) Neither the Issuer nor, to the knowledge of the Issuer, any of its officers, directors, brokers or agents (i) has violated any Anti-Terrorism Laws or Sanction, (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designed by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or “specified unlawful activities” under 18 U.S.C. §1956, (iii) is a person whose name appears on the list of Specially Designated Nationals and Sanctioned Persons published by OFAC (an “OFAC Listed Person”) or is otherwise a Sanctioned Person, (iv) is majority owned by or controlled by or acting on behalf of, directly or indirectly, (A) any OFAC Listed Person or (B) any other Sanctioned Person or Sanctioned Country, or (v) is otherwise blocked, the subject or target of Sanctions or engaged in any activity in violation of Sanctions or Anti-Terrorism Laws. Neither Issuer nor any Controlled Entity has been notified that its name appears on a list of persons that engage in investment or other commercial activities in Iran or any other Sanctioned Country. No part of the proceeds from the Notes made hereunder constitutes or will constitute funds obtained on behalf of any Sanctioned Person or in any Sanctioned Country or will otherwise be used by the Issuer, directly or knowingly indirectly, or lent, contributed or otherwise made available to any person (x) in connection with any investment in, or any transactions or dealings with, any Sanctioned Person or in any Sanctioned Country, (y) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country or (z) otherwise in any manner that would result in a material violation of Sanctions by any person (including any person participating in the Notes, whether as underwriter, advisor, investor or otherwise).

(b) Neither the Issuer, nor to Issuer’s knowledge, its officers, directors, brokers or agents acting or benefiting in any capacity in connection with the Notes (i) deals in or otherwise engages, or has dealt or otherwise engaged, in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or Sanction, (ii) engages in or conspires to, or has engaged or conspired to, engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanction, (iii) has been found in violation of, charged with, or convicted under any Anti-Terrorism Law, (iv) is under investigation by any Governmental Authority for possible violation of Anti-Terrorism Laws or any Sanctions, (v) has been assessed civil penalties under any Anti-Terrorism Laws or any Sanctions, or (vi) has had any of its funds seized or forfeited in an action under any Anti-Terrorism Law or Sanction. The Issuer has established policies, procedures and controls which are reasonably designed (and otherwise comply with applicable law) to ensure that each of the Issuer and each Controlled Entity, and each of their respective directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Anti-Terrorism Laws and Sanctions.

(c) The Issuer (i) has not been charged with or convicted of bribery or any other anti-corruption related activity under any applicable Anti-Corruption Laws, (ii) to its knowledge is not under investigation by any Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has not been assessed civil or criminal penalties under any Anti-Corruption Laws. No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws. The Issuer and, to the knowledge of the Issuer, its directors, officers, employees and agents are in compliance with all Anti-Corruption Laws, and the Issuer has established policies, procedures and controls which are reasonably designed (and otherwise comply with applicable law) to ensure that Issuer and each Controlled Entity, and each of their respective directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

(d) The representations and warranties under this Section 4.25 will not be made by any Foreign Subsidiary if and to the extent that the expression of, or compliance with, these representations and warranties would result in a breach of, violate, conflict with or expose such entity or any director, officer or employee thereof to any liability under EU Regulation (EC) 2271/96 (or any associated implementing law or regulation in any member state of the European Union) or section 7 of the German Foreign Trade Regulation (Verordnung zur Durchführung des Außenwirtschaftsgesetzes Außenwirtschaftsverordnung – AWV)) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz), or any similar law of any other jurisdiction, as applicable.

ARTICLE V.

[RESERVED]

ARTICLE VI.

[RESERVED]

ARTICLE VII.

AFFIRMATIVE COVENANTS

The Issuer covenants and agrees with each Noteholder Party that, until the Termination Date, unless the Required Noteholder Parties shall otherwise consent in writing, the Issuer will, and will cause each of the Subsidiaries to:

SECTION 7.01 Existence; Business and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Issuer that is not a Note Party, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 8.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Issuer or a Wholly Owned Subsidiary of the Issuer in such liquidation or dissolution; provided, that Subsidiary Guarantors may not be liquidated into Subsidiaries that are not Note Parties (except as permitted under Section 8.05).

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), and (iii) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Indenture).

SECTION 7.02 Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and consistent with past practice or industry practice, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies (other than workers’ compensation, employer’s liability, director and officer liability and other policies where such an endorsement would not customarily be provided to a secured creditor). Notwithstanding the foregoing, the Issuer and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b) Except as the Required Noteholder Parties may agree in their discretion (with communication of such agreement, if any, to be delivered to the Issuer by the Trustee at the direction of the Required Noteholder Parties), where available, (i) cause all such property and casualty insurance policies to be endorsed or otherwise amended to include a “standard” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Required Noteholder Parties; (ii) cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ (or 10 days in the case of cancellation due to non-payment) prior written notice thereof by the insurer to the Collateral Agent; and (iii) deliver to the Collateral Agent, prior to or concurrently with the expiration, cancellation or nonrenewal of any such policy of insurance covered by this clause (b), evidence of renewal or replacement of any such policy and within ten (10) Business Days of such renewal, an insurance certificate with respect thereto, together with evidence satisfactory to the Required Noteholder Parties that the Issuer or the applicable Subsidiary is not past due on any payment of premium for such policy.

(c) If any improved portion of any Mortgaged Property is at any time located in an area within the United States identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Required Noteholder Parties.

(d) In connection with the covenants set forth in this Section 7.02, it is understood and agreed that:

(i) the Trustee, the Collateral Agent, the Noteholder Parties and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 7.02, it being understood that (A) the Note Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee, the Collateral Agent, the Noteholder Parties or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Issuer, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Trustee, the Collateral Agent, the Noteholder Parties and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent and as the Parallel Debt Creditor) under this Section 7.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Noteholder Parties that such insurance is adequate for the purposes of the business of the Issuer and the Subsidiaries or the protection of their properties; and

(iii) the amount and type of insurance that the Issuer and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 7.02 with respect to the properties and assets owned as of the Closing Date.

SECTION 7.03 Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Issuer or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 7.04 Financial Statements, Reports, Etc.. Furnish to the Trustee:

(a) within 105 days after the end of each fiscal year, a consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity showing the financial position of the Issuer and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Issuer or any Subsidiary as a going concern, other than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy the covenant set forth in Section 8.11 or any financial maintenance covenant in any series of Indebtedness, in each case, on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Issuer of annual reports on Form 10-K of the Issuer and its consolidated Subsidiaries shall satisfy the requirements of this Section 7.04(a) to the extent such annual reports include the information specified herein);

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity showing the financial position of the Issuer and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations, cash flows and stockholders’ equity shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity shall be certified by a Financial Officer of the Issuer on behalf of the Issuer as fairly presenting, in all material respects, the financial position and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Issuer of quarterly reports on Form 10-Q of the Issuer and its consolidated Subsidiaries shall satisfy the requirements of this Section 7.04(b) to the extent such quarterly reports include the information specified herein);

(c) (i) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Issuer (x) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 7.04(c) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) identifying each Immaterial Subsidiary of the Issuer as of the date such certificate is delivered, (ii) no later than five (5) Business Days after the end of each calendar month, a certificate of a Financial Officer of the Issuer certifying compliance with the Liquidity Covenant and (iii) no later than thirty (30) days after the end of each fiscal quarter, a certificate of a Financial Officer of the Issuer which provides (x) a reasonably detailed calculation of the Utilization at MVF for such fiscal quarter and (y) revenue (calculated in accordance with GAAP) from MVF Products for such fiscal quarter, in each case of clause (x) and (y), accounting for only Internally-Sourced Wafers;

(d) [reserved];

(e) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Trustee or the Required Noteholder Parties, other materials filed by the Issuer or any of the Subsidiaries with the SEC or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to clauses (a) and (b) above or this clause (e) shall be deemed delivered for purposes of this Indenture when posted to the website of the Issuer or the website of the SEC;

(f) within 60 days (or such later date as the Required Noteholder Parties (with communication of such extension, if any, to be delivered to the Issuer by the Trustee at the direction of the Required Noteholder Parties) may agree in their discretion) after the beginning of each fiscal year (commencing with the fiscal year commencing on June 26, 2023), a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income of the Issuer and its Subsidiaries for the following fiscal year (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Issuer to the effect that the Budget is based on assumptions believed by the Issuer to be reasonable as of the date of delivery thereof;

(g) upon the reasonable request of the Trustee (acting at the direction of the Required Noteholder Parties) not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (g), Section 7.10(f) or the Additional Note Purchase Agreement with a copy to the Trustee and the Collateral Agent;

(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Issuer or any of the Subsidiaries, or compliance with the terms of any Note Document as in each case the Required Noteholder Parties may reasonably request (for itself or on behalf of any Noteholder Party and with communication of such requests, if any, to be delivered to the Issuer by the Trustee at the direction of the Required Noteholder Parties), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, and excluding non-financial trade secrets and information subject to attorney-client or similar privileges; and

(i) at a time determined by the Issuer after delivery of the financial statements required pursuant to Section 7.04(a) or 7.04(b) (but not later than 10 Business Days after such delivery), the Issuer shall cause appropriate Financial Officers or other officers with reasonably equivalent duties of the Issuer to participate in one conference call for the Noteholder Parties to discuss the financial condition and results of operations of the Issuer and its Subsidiaries for the most recently ended fiscal period and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform Noteholder Parties how they can obtain such information, including, without limitation, the applicable password or login information (if applicable); provided, that if the Issuer hosts a quarterly investor or financial results call to which the Noteholders have access, such conference call will satisfy the requirements of this Section 7.04(i).

In addition to providing such information and reports to the Trustee, the Issuer shall make available to the Noteholder Parties the information required to be provided pursuant to the foregoing clauses (a) through (h) of this Section 7.04, clauses (a) through (c) of Section 7.05, Section 7.14(f), clauses (a) through (e) of Section 7.16, Section 8.05(o) and Section 8.07(b), by posting such information to its website or on IntraLinks or any comparable password protected online data system or website (the “Platform”). The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of reports, information and documents to the Trustee pursuant to this Section 7.04, Section 7.05, Section 7.14, Section 7.16, Section 8.05 and Section 8.07 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with or posted to any website under this Indenture, or participate in any conference calls.

All financial statements furnished pursuant to paragraphs (a), (b) and (e) above (the “Public Noteholder Party Information”) shall be made available through a portion of the Platform designated “Public Noteholder Party” as contemplated by Section 16.23.

SECTION 7.05 Litigation and Other Notices. Furnish to the Trustee written notice of the following promptly after any Responsible Officer of the Issuer obtains actual knowledge thereof:

(a) of any condition or event that constitutes any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Issuer or any of the Subsidiaries which if adversely determined would reasonably be expected to have a Material Adverse Effect;

(c) any other event, development or change specific to the Issuer or any of the Subsidiaries that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d) satisfaction of any of the conditions set forth in the proviso of Section 8.11 that would reduce the Minimum Liquidity Threshold; and

(e) as of any date, the amount of Qualified Cash as of such date is less than the applicable Minimum Liquidity Threshold as of such date.

SECTION 7.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 7.06 shall not apply to Environmental Laws, which are the subject of Section 7.09, to laws related to Taxes, which are the subject of Section 7.03, or to Anti-Terrorism Laws, USA PATRIOT Act, Anti-Corruption Laws and Sanctions, which are the subject of Section 7.13.

SECTION 7.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Trustee or the Required Noteholder Parties or, upon the occurrence and during the continuance of an Event of Default, any Noteholder Party to visit and inspect the financial records and the properties of the Issuer or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Issuer, and as often as reasonably requested (provided, however, that except during the continuance of an Event of Default, only one visit per calendar year for the Noteholder Parties, taken as a whole, shall be permitted) and to make extracts from and copies of such financial records, and permit any persons designated by the Trustee or the Required Noteholder Parties or, upon the occurrence and during the continuance of an Event of Default, any Noteholder Party upon reasonable prior notice to the Issuer to discuss the affairs, finances and condition of the Issuer or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Issuer has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, and excluding non-financial trade secrets and information subject to attorney-client or similar privileges.

SECTION 7.08 Use of Proceeds. Use the proceeds of the Notes issued hereunder in the manner contemplated by Section 4.12; provided that in no case shall any proceeds of the Notes be used to purchase or carry any Margin Stock.

SECTION 7.09 Compliance with Environmental Laws. (i) Comply, and make commercially reasonable efforts to cause all lessees (if any) and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, and (ii) in each case to the extent the Note Parties or their Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws, except, in each case with respect to this Section 7.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 7.10 Further Assurances; Additional Security. Subject to the Agreed Security Principles:

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings (provided that if a Mortgage is actually filed, only to the extent a filed Mortgage cannot act as a fixture filing in an applicable jurisdiction), Mortgages and other documents), that Trustee and/or Collateral Agent and/or Parallel Debt Creditor (in each case, acting at the direction of the Required Noteholder Parties) may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Note Parties and provide to the Required Noteholder Parties and/or Parallel Debt Creditor, from time to time upon reasonable request, evidence reasonably satisfactory to the Required Noteholder Parties and/or Parallel Debt Creditor as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Issuer) in an amount greater than $5,000,000 or is a semiconductor tool or equipment used in any Product Family of the Issuer and its Subsidiaries is acquired by the Issuer or any Subsidiary Guarantor after the Original Closing Date or owned by an entity at the time it becomes a Subsidiary Guarantor (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), the Issuer or such Subsidiary Guarantor, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Note Obligations by, and take, and cause the Subsidiary Guarantors to take, such actions as shall be reasonably requested by the Collateral Agent (acting at the direction of the Required Noteholder Parties) to grant and perfect such Liens, including actions described in clause (a) of this Section 7.10, all at the expense of the Note Parties, subject to clause (g) below.

(c) (i) Grant and cause each of the Subsidiary Guarantors to grant to the Collateral Agent security interests in, and mortgages on, any Material Real Property of the Issuer or such Subsidiary Guarantors, as applicable, (x) within 90 days after the Original Closing Date with respect to Material Real Property owned as of the Original Closing Date and (y) to the extent acquired after the Original Closing Date, within 90 days after such acquisition (or such later date as the Collateral Agent (acting at the direction of the Required Noteholder Parties) may agree) pursuant to a Mortgage, which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens and (ii) to the extent applicable in the applicable jurisdiction, record or file, and cause each such Subsidiary Guarantor to record or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) and/ or the Collateral Agent under a Parallel Debt structure for the benefit of the Secured Parties required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary Guarantor to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below. Unless otherwise waived by the Collateral Agent (acting at the direction of the Required Noteholder Parties), with respect to each such Mortgage, to the extent applicable in the applicable jurisdiction, the Issuer shall cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.

(d) If any additional direct or indirect Subsidiary of the Issuer is formed or acquired after the Original Closing Date and if such Subsidiary is a Subsidiary Guarantor (with any Excluded Subsidiary ceasing to be an Excluded Subsidiary being deemed to constitute the acquisition of a Subsidiary), within 10 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Collateral Agent (acting at the direction of the Required Noteholder Parties) may agree), notify the Collateral Agent thereof and, within (x) in the case of a Domestic Subsidiary, 30 days or (y) in the case of a Foreign Subsidiary, 60 days, in each case, after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent (acting at the direction of the Required Noteholder Parties) may agree (or, with respect to clauses (f), (g) and (h) of the definition of “Collateral and Guarantee Requirement”, within 90 days after such formation or acquisition or such longer period as set forth therein or as the Collateral Agent (acting at the direction of the Required Noteholder Parties) may agree), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Note Party, subject to clause (g) below.

(e) [Reserved].

(f) Furnish to the Collateral Agent prompt written notice of any change (A) in any Note Party’s corporate or organization name, (B) in any Note Party’s identity or organizational structure, (C) in any Note Party’s organizational identification number, (D) in any Note Party’s jurisdiction of organization or (E) in the location of the chief executive office of any Note Party that is not a registered organization; provided, that the Issuer shall not effect or permit any such change unless all filings have been made, or will have been made within 30 days following such change (or such longer period as the Trustee (acting at the direction of the Required Noteholder Parties) may agree), under the Uniform Commercial Code or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 7.10 and the other Note Documents with respect to Collateral are (I) solely in the case of Foreign Subsidiaries (and the assets of and Equity Interests in such Foreign Subsidiaries), subject in all respects to the Agreed Security Principles and (II) solely in the case of Domestic Subsidiaries (and the assets of, and Equity Interests in, such Domestic Subsidiaries) need not be satisfied by any Excluded Subsidiary or by any Note Party with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property, (ii) (x) motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1) and (y) commercial tort claims with a value of less than $10,000,000, (iii) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 8.09(c) and such restriction is binding on such assets on the Original Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (and renewals and replacements thereof)) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code) or which would require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (iv) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Issuer in consultation with the Required Noteholder Parties, (v) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Issuer or any Subsidiary thereof) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (vi) those assets as to which the Issuer and the Required Noteholder Parties reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (vii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in such licenses, franchises, charters or authorizations is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (viii) pending “intent to use” trademark applications for which an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has not been filed with or accepted by the United States Trademark Office, (ix) any Excluded Account and any cash and Permitted Investments maintained in an Excluded Account, (x) any Excluded Securities, (xi) any Third Party Funds, (xii) any equipment or other real or personal property or asset that is subject to a Lien permitted by clause (i) of Section 8.02, if permitted by Section 8.01, if the agreement governing such Lien (or the Indebtedness secured thereby) prohibits or requires the consent of any person (other than the Issuer or any Subsidiary thereof) as a condition to the creation of any other security interest on such equipment or other real or personal property or asset and, in each case, such prohibition or requirement is permitted hereunder after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (xiii) [reserved] and (xiv) any other exceptions mutually agreed upon between the Issuer and the Required Noteholder Parties; provided, that the Issuer may in its sole discretion elect to exclude any property from the definition of Excluded Property. Notwithstanding anything herein to the contrary, (A) the Collateral Agent (acting at the direction of the Required Noteholder Parties) may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance), or the amount of insurance, or surveys with respect to particular assets (including extensions beyond the Original Closing Date or the Closing Date, as applicable, for the perfection of security interests in the assets of the Note Parties on such date) where the Collateral Agent (acting at the direction of the Required Noteholder Parties) reasonably determines, in consultation with the Issuer, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Indenture or the other Note Documents, (B) no landlord, mortgagee or bailee waivers shall be required, (C) no notice shall be required to be sent to account debtors or other contractual third parties prior to the occurrence and continuance of an Event of Default, (D) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as otherwise agreed between the Collateral Agent (acting at the direction of the Required Noteholder Parties) and the Issuer, (E) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Issuer (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Collateral Agent (acting at the direction of the Required Noteholder Parties)), (F) the Collateral Agent (acting at the direction of the Required Noteholder Parties) and the Issuer may make such modifications to the Security Documents, and execute and/or consent to such easements, covenants, rights of way or similar instruments as the Collateral Agent (acting at the direction of the Required Noteholder Parties) may agree to subordinate the lien of any Mortgage to any such easement, covenant, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in form and substance reasonably acceptable to the Required Noteholder Parties, as are reasonable or necessary in connection with any project or transactions otherwise permitted hereunder, and (G) other than to the extent required by Section 7.14, no control agreement or control, lockbox or similar arrangement shall be required with respect to any deposit accounts, securities accounts or commodities accounts.

(h) Neither the Collateral Agent (including as the Parallel Debt Creditor) nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Subsidiary Guarantors to satisfy such requirements.

SECTION 7.11 [Reserved].

SECTION 7.12 Post-Closing. Take all necessary actions to satisfy the items described on Schedule 7.12 within the applicable period of time specified in such Schedule (or such longer period as the Required Noteholder Parties may agree in their reasonable discretion).

SECTION 7.13 Compliance with the USA PATRIOT Act, Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.

(a) Comply in all respects with the USA PATRIOT Act and all applicable Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions. The Note Parties shall, and shall cause each of their Subsidiaries to, maintain in effect policies, procedures and controls reasonably designed to ensure compliance by the Note Parties, the Controlled Entities and their respective directors, officers, employees and agents with applicable Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee or the Collateral Agent, as applicable, with such information as it may reasonably request in order for the Trustee or the Collateral Agent to satisfy the requirements of the USA Patriot Act.

(b) The covenants under this Section 7.13 will not apply to any Foreign Subsidiary if and to the extent that the compliance with these covenants result in a breach of, violate, conflict with or expose such entity or any director, officer or employee thereof to any liability under EU Regulation (EC) 2271/96 (or any associated implementing law or regulation in any member state of the European Union) or section 7 of the German Foreign Trade Regulation (Verordnung zur Durchführung des Außenwirtschaftsgesetzes Außenwirtschaftsverordnung – AWV)) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz), or any similar law of any other jurisdiction, as applicable.

SECTION 7.14 Cash Management Systems.

(a) (x) Within 60 days after (i) the Original Closing Date or (ii) in the case of any person that becomes a Subsidiary Guarantor after the Original Closing Date, the date such person becomes a Subsidiary Guarantor (in each case, or such longer period as the Required Noteholder Parties may agree in their reasonable discretion), the Issuer and each applicable Subsidiary Guarantor shall enter into Account Control Agreements (including, as applicable, customary notices to accounts banks (and acknowledgements thereof, if so required by applicable law) if required in order to perfect security interests over bank accounts of Foreign Subsidiaries) with respect to all cash and Permitted Investments maintained in Deposit Accounts and Securities Accounts of the Issuer and each Subsidiary Guarantor, in each case, other than cash and Permitted Investments maintained in Excluded Accounts and (y) within 5 Business Days (in each case, or such longer period as the Collateral Agent (acting at the direction of the Required Noteholder Parties) may agree) after any Deposit Account or Securities Account ceases to be an Excluded Account, the Issuer or the Subsidiary Guarantor, as applicable, shall enter into an Account Control Agreement with respect to such Deposit Account or Securities Account.

(b) At any time after the occurrence and during the continuance of a Control Triggering Event, the Collateral Agent (acting at the written request of the Trustee or the Required Noteholder Parties) shall have the right to deliver an Activation Notice (or similar term, as defined in each Account Control Agreement) with respect to each Controlled Account. After delivery of an Activation Notice (or similar term, as defined in each Account Control Agreement), the Collateral Agent shall comply with the written instructions of the Trustee (or the Required Noteholder Parties) with respect to credits and transfers from the applicable Controlled Accounts.

(c) The Issuer and Subsidiary Guarantors may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution subject to the applicable requirements of Section 7.14(a).

(d) So long as no Control Triggering Event has occurred and is continuing, the Issuer and Subsidiary Guarantors may direct the manner of disposition of funds in all Controlled Accounts.

(e) The Collateral Agent (acting at the direction of the Required Noteholder Parties) shall promptly (a) furnish written notice to each person with whom a Controlled Account is maintained of any termination of a Control Triggering Event or (b) take such other action and execute such other documents as may be reasonably requested by the Issuer or the applicable Subsidiary Guarantor in connection with any termination of a Control Triggering Event.

SECTION 7.15 Employee Benefit Plans. Maintain each material Plan in compliance with all applicable requirements of law and regulations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.16 ERISA-Related Information. The Issuer shall supply (or shall cause each of the Subsidiaries to supply) to the Trustee the following if such information relates to any event, development or change that has had, or would reasonably be expected to have, a Material Adverse Effect:

(a) promptly and in any event within 15 days after the Issuer, any Subsidiary or any ERISA Affiliate files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of a Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B);

(b) promptly and in any event within 30 days after the Issuer, any Subsidiary or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the Issuer describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Issuer, Subsidiary or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under clause (b) of the definition thereof, the 30-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under clause (e) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event;

(c) promptly and in any event within 30 days after becoming aware that there has been (i) a material increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are deemed given, or from any prior notice, as applicable; (ii) the existence of any material Withdrawal Liability under Section 4201 of ERISA, if the Issuer, any Subsidiary or any ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans, (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Issuer, any Subsidiary or any ERISA Affiliate, or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the Issuer, any Subsidiary or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Issuer;

(d) if, at any time after the Original Closing Date, the Issuer, any Subsidiary or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Pension Plan or Multiemployer Plan, then the Issuer shall deliver (or shall cause each of the Subsidiaries to deliver) to the Trustee written notice as soon as practicable, and in any event within 10 days after the Issuer, any Subsidiary or any ERISA Affiliate first maintains, or contributes (or incurs an obligation to contribute to), thereto; and

(e) promptly following receipt thereof, copies of (i) any documents described in Section 101(k) of ERISA that the Issuer, any Subsidiary or any ERISA Affiliate requests with respect to any Multiemployer Plan to which such Issuer, Subsidiary or ERISA Affiliate is obligated to contribute and (ii) any notices described in Section 101(l) of ERISA that the Issuer, any Subsidiary or any ERISA Affiliate requests with respect to any Multiemployer Plan to which such Issuer, Subsidiary or ERISA Affiliate is obligated to contribute; provided that if such Issuer, Subsidiary or ERISA Affiliate, as applicable, has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Trustee (acting at the direction of the Required Noteholder Parties), such Issuer, Subsidiary or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor, and the Issuer shall (or shall cause each of the Subsidiaries to) provide copies of such documents and notices promptly after receipt thereof.

SECTION 7.17 [Reserved].

SECTION 7.18 [Reserved].

SECTION 7.19 [Reserved].

SECTION 7.20 Saarland Assets. Cause any Subsidiary that owns any Saarland Assets or owns, directly or indirectly, any Equity Interests of any Subsidiary that owns any Saarland Assets to use commercially reasonable efforts to seek any consent, approval, license or authorization required in order to Guarantee the Note Obligations or pledge any of the Saarland Assets or Equity Interests of any Subsidiary that owns any Saarland Assets.

SECTION 7.21 Convertible Notes Refinancing. To the extent that the Issuer or any Subsidiary makes any payment at maturity of any Convertible Notes pursuant to Section 8.09(b)(i)(B) or 8.09(b)(i)(D)(iii), the Issuer shall consummate an issuance of Qualified Equity Interests or Permitted Disqualified Stock within six months of such payment providing net cash proceeds in an amount equal to the amount of the payment made pursuant to Section 8.09(b)(i)(B) or 8.09(b)(i)(D)(iii) (and the net proceeds thereof shall not increase the amount of Contribution Debt).

ARTICLE VIII.

NEGATIVE COVENANTS

The Issuer covenants and agrees with each Noteholder Party that, until the Termination Date, unless the Required Noteholder Parties shall otherwise consent in writing, the Issuer will not, and will not permit any of the Subsidiaries to:

SECTION 8.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness on or after the Original Closing Date, except:

(a) Indebtedness existing or committed (including, for the avoidance of doubt, paid-in-kind interest payable on such Indebtedness to the extent specified in Schedule 8.01) on the Closing Date (provided, that any such Indebtedness that is not intercompany Indebtedness shall be set forth on Schedule 8.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Issuer or any Subsidiary);

(b) Indebtedness created hereunder (including the Additional Notes) and under the other Note Documents;

(c) Indebtedness of the Issuer or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Issuer or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business and consistent with past practice or industry practices;

(e) Indebtedness of the Issuer to any Subsidiary and of any Subsidiary to the Issuer or any other Subsidiary; provided that (i) any such Indebtedness of a Subsidiary that is not a Note Party owing to a Note Party is permitted by Section 8.04 and (ii) any such Indebtedness of a Note Party owing to a Subsidiary that is not a Note Party is permitted by Section 8.04 and is subordinated to the Note Obligations on terms reasonably satisfactory to the Trustee (acting at the direction of the Required Noteholder Parties);

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business and consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and consistent with past practice or industry practices;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or other cash management services, in each case incurred in the ordinary course of business and consistent with past practice or industry practices;

(h) [reserved];

(i) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by the Issuer or any Subsidiary prior to or within 30 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal) permitted under this Indenture in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 8.01(i), would not exceed $50,000,000 at any time;

(j) solely to the extent the Issuer has received at least $500,000,000 of Gross Cash Proceeds from the issuance or sale of the Issuer’s Qualified Equity Interests after the Closing Date, Indebtedness in respect of Permitted Disqualified Stock;

(k) other unsecured Indebtedness of the Issuer or any Subsidiary Guarantor in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 8.01(k), would not exceed the sum of (x) the aggregate principal amount of Convertible Notes that have been converted pursuant to their terms into Qualified Equity Interests plus (y) the amount of Contribution Debt; provided that (i) any Indebtedness incurred pursuant to this Section 8.01(k) shall have a maturity date no earlier than the Maturity Date and shall not permit or require scheduled cash interest payments in excess of 10.00% per annum (with variable interest rates converted to fixed rates based on implied forward interest rate curve for purposes of such determination) and (ii) the aggregate principal amount of Indebtedness outstanding under this Section 8.01(k) may not exceed $500,000,000 at any time;

(l) Indebtedness and other obligations secured by the Siler City Assets in an outstanding amount not to exceed at any time (x) $[***] of obligations in respect of any DOE Financing, plus (y) $750,000,000 of obligations to the United States Department of Commerce, the CHIPS Program Office or any other Governmental Authority of the United States, in each case under this clause (y), in respect of award disbursements received pursuant to governmental grants under the CHIPS Act;

(m) Guarantees by the Issuer or any DOE Parent Entity of any DOE Financing; provided that Guarantees under this Section 8.01(m) shall only be permitted to the extent such Guarantees are senior unsecured or secured only by Liens on the Collateral that are junior to the Liens securing the Note Obligations and subject to a Permitted Junior Intercreditor Agreement;

(n) [Reserved];

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p) Indebtedness in respect of cash collateralized letters of credit in an aggregate face amount not to exceed $50,000,000 at any one time;

(q) Indebtedness arising from agreements of the Issuer or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Investments or the disposition of any business, assets or a Subsidiary expressly permitted by this Indenture;

(r) [Reserved];

(s) [Reserved];

(t) [Reserved];

(u) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and consistent with past practice or industry practices and not in connection with the borrowing of money or any Hedging Agreements;

(v) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Issuer or any Subsidiary incurred in the ordinary course of business and consistent with past practice, without duplication of any amounts payable under Section 8.06;

(w) [Reserved];

(x) obligations in respect of Cash Management Agreements;

(y) Escrowed Indebtedness;

(z) Indebtedness consisting of obligations of the Issuer or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with any Investment permitted hereunder;

(aa) Guarantees of Indebtedness under customer financing lines of credit entered into in the ordinary course of business and consistent with past practice;

(bb) Indebtedness consisting of (i) financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business and consistent with past practice or industry practice; and

(cc) other Indebtedness in an aggregate outstanding amount not in excess of $25,000,000 at any one time outstanding.

Notwithstanding anything to the contrary set forth herein, no Indebtedness that is incurred pursuant to any clause of Section 8.01 may be used to Refinance any Indebtedness that was incurred pursuant to, or outstanding under, any other clause of Section 8.01; provided that Indebtedness incurred pursuant to Section 8.01(k) or (j) may be used to Refinance Indebtedness incurred under any other clause of Section 8.01.

For purposes of determining compliance with this Section 8.01, if the use of proceeds from any incurrence or issuance of Indebtedness is to fund the repayment of any Indebtedness, then such repayment shall be deemed to have occurred substantially simultaneously with such incurrence or issuance so long as (1) such repayment occurs within one Business Day of such incurrence or issuance and (2) the proceeds thereof are deposited with a trustee, agent or other representative for such Indebtedness being repaid pending such repayment.

For purposes of determining compliance with this Section 8.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Original Closing Date, on the Original Closing Date and, in the case of such Indebtedness incurred or assumed (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Original Closing Date, on the date that such Indebtedness was incurred or assumed (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred, assumed or committed to Refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being Refinanced), and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the outstanding principal amount of such Indebtedness being Refinanced.

Further, for purposes of determining compliance with this Section 8.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 8.01(a) through (cc) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 8.01(a) through (cc), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.01 and at the time of incurrence, assumption, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in any of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred, assumed or existing pursuant to only such clause or clauses (or any portion thereof).

SECTION 8.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Issuer or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof on or after the Original Closing Date, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Issuer and the Subsidiaries existing on the Original Closing Date and set forth on Schedule 8.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Original Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 8.01(a)) and shall not subsequently apply to any other property or assets of the Issuer or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) any Lien created under the Note Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c) Liens on the Collateral that are junior to the Liens securing the Note Obligations but solely to the extent such Liens secure Indebtedness that Refinances the 2026 Convertible Notes; provided that (x) such Indebtedness must satisfy the requirements of the definition of “Permitted Refinancing Indebtedness”, (y) the terms of such Indebtedness (including, but not limited to, principal amount, interest rate and maturity date) are satisfactory to the Required Noteholder Parties (in their sole discretion) and (z) the Liens on the Collateral securing such Indebtedness are junior to the Liens securing the Note Obligations and are subject to an intercreditor agreement in form and substance satisfactory to the Required Noteholder Parties (in their sole discretion) (a “Section 8.02(c) Intercreditor Agreement”);

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 7.03 or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(e) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Subsidiary shall have set aside on its books reserves in accordance with GAAP or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, (ii) Liens pursuant to Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or Section 7d of the German Social Law Act No. 4 (Sozialgesetzbuch IV) and (iii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, completion guarantees, bids, leases, subleases, licenses and sublicenses, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning and other land use restrictions, easements, survey exceptions, servitudes, trackage rights, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, reservations of rights, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property or liens incidental to the conduct of the business of such Person or to the ownership of its Real Property, servicing agreements, development agreements, site plan agreements and other similar non-monetary encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Subsidiary;

(i) Liens securing Indebtedness incurred under Section 8.01(i); provided, that such Liens (i) only apply to assets permitted under Section 8.01(i) and (ii) do not apply to any property or assets of the Issuer or any Subsidiary other than (A) the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness, (B) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (C) proceeds and products thereof; provided, further, that individual financings provided by one lender (and its Affiliates) may be cross-collateralized to other financings provided by such lender (and its Affiliates);

(j) (x) first-priority Liens on the Siler City Assets securing DOE Financing permitted under Section 8.01(l)(x) and (y) first-priority Liens on the Siler City Assets representing a federal interest and security interest in favor of the United States Department of Commerce, the CHIPS Program Office or any other Governmental Authority of the United States securing obligations permitted under Section 8.01(l)(y), so long as, in each case, the Note Obligations are secured on a second-priority basis on such assets and such Indebtedness or other obligations is subject to an Acceptable Intercreditor Agreement;

(k) Liens securing judgments that do not constitute an Event of Default under Section 10.01(j);

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Original Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 7.10 or Schedule 7.12 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Indenture;

(m) any interest or title of a lessor or sublessor, licensor or sublicensor under any leases or subleases, licenses or sublicenses entered into by the Issuer or any Subsidiary in the ordinary course of business;

(n) Liens in the ordinary course of business and consistent with past practice that are contractual rights of set-off and/or pledges of cash collateral (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and consistent with past practice, including with respect to credit card charge-backs and similar obligations, (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Subsidiary or (iv) relating to any other Cash Management Agreement permitted by this Indenture;

(o) Liens incurred in the ordinary course of business and consistent with past practice or industry practice (i) arising solely by virtue of any statutory or common law provision or customary standard terms relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(p) Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations permitted under Section 8.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and the proceeds and products thereof;

(q) leases or subleases, licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business and consistent with past practice or industry practices;

(r) Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and consistent with past practice or industry practice;

(s) Liens solely on any cash earnest money deposits made by the Issuer or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted to be made hereunder;

(t) Liens with respect to property or assets of any Subsidiary that is not a Note Party securing obligations of a Subsidiary that is not a Note Party permitted under Section 8.01;

(u) Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions to the extent the relevant Indebtedness is permitted to be incurred and discharged, redeemed or defeased, as applicable, hereunder;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) [Reserved];

(x) Liens arising from precautionary Uniform Commercial Code financing statements (and similar instruments under the laws of any other jurisdiction) regarding operating leases or other obligations not constituting Indebtedness;

(y) [Reserved];

(z) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(aa) Liens on cash or Permitted Investments securing letters of credit permitted by Section 8.01(o) or (p); provided that such cash and Permitted Investments do not exceed 105% of the stated face amount of such letters of credit secured thereby;

(bb) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(dd) [Reserved];

(ee) Liens on not more than $200,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes;

(ff) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Issuer or any Subsidiary in the ordinary course of business and consistent with past practice or industry practices; provided, that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 8.01;

(gg) [Reserved];

(hh) Liens securing Guarantees permitted to be secured by Section 8.01(m); provided that such Liens shall be subject to a Permitted Junior Intercreditor Agreement;

(ii) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(jj) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Issuer or any of the Subsidiaries in the ordinary course of business;

(kk) customary payment in lieu of tax arrangements and other similar structures customary in the applicable jurisdiction in which assets or properties are located;

(ll) other Liens with respect to property or assets of the Issuer or any Subsidiary securing obligations in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of the obligations secured by such Liens, would not exceed $25,000,000; provided that any such Liens on the Collateral shall be junior to the Liens securing the Note Obligations (but for the avoidance of doubt, shall not be required to be subject to a Permitted Junior Intercreditor Agreement or a Section 8.02(c) Intercreditor Agreement);

(mm) Liens pursuant to Section 1136 (alone or in conjunction with 1192(1)) of the German Civil Code (Bürgerliches Gesetzbuch); and

(nn) Liens required to be granted under mandatory law in favor of creditors as a consequence of a merger or conversion permitted under the Indenture due to §§ 22, 204 German Transformation Act (Umwandlungsgesetz—UmwG).

For purposes of determining compliance with this Section 8.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 8.02(a) through (nn) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 8.02(a) through (nn), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.02 and at the time of incurrence, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in any of the above clauses (or any portion thereof) and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred, classified or reclassified pursuant to any other clause (or any portion thereof) at such time.

SECTION 8.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”).

SECTION 8.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than in respect of intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Issuer and the Subsidiaries) or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), in each case, on or after the Original Closing Date, except:

(a) [Reserved];

(b) (i) Investments by the Issuer or any Subsidiary in the Equity Interests of the Issuer or any Subsidiary; (ii) intercompany loans from the Issuer or any Subsidiary to the Issuer or any Subsidiary; and (iii) Guarantees by the Issuer or any Subsidiary of Indebtedness or other obligations permitted pursuant to Section 8.01 (except to the extent such Guarantee is expressly subject to this Section 8.04); provided that (x) the aggregate amount of Investments made pursuant to this clause (b) by Note Parties in Subsidiaries that are not Note Parties and Guarantees made pursuant to this clause (b) by any Note Party of Indebtedness or other obligations of any Subsidiary that is not a Note Party shall not exceed $10,000,000 per fiscal year and (y) any Investment by any Note Party in any Subsidiary in the form of cash or Permitted Investments shall only be permitted to the extent such Investment was made in reliance on the foregoing clause (x) of this proviso;

(c) Permitted Investments;

(d) Investments arising out of the receipt by the Issuer or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 8.05 (other than clause (c) of Section 8.05);

(e) loans and advances to officers, directors, employees or consultants of the Issuer or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $5,000,000, (ii) in respect of payroll payments and expenses in the ordinary course of business and consistent with past practice or industry practice and (iii) in connection with such person’s purchase of Equity Interests of the Issuer solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and consistent with past practice or industry practices and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedging Agreements entered into for non-speculative purposes in the ordinary course of business;

(h) Investments existing on, or contractually committed as of, or contemplated as of, the Original Closing Date and set forth on Schedule 8.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing, committed or contemplated on the Original Closing Date;

(i) Investments resulting from pledges and deposits under Sections 8.02(f), (g), (n), (o), (r), (s), (u), (aa), (bb), (ee) and (ll);

(j) Investments in the ordinary course of business and consistent with past practice by Note Parties into Subsidiaries that are not Note Parties on a transfer pricing basis to fund expenses of such Subsidiaries;

(k) [Reserved];

(l) any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, to the extent constituting Investments;

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business and consistent with past practice or industry practices or Investments acquired by the Issuer or a Subsidiary as a result of a foreclosure by the Issuer or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a Subsidiary acquired after the Original Closing Date or of a person merged into the Issuer or merged into or consolidated with a Subsidiary after the Original Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 8.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 8.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o) other Investments in an aggregate amount not to exceed $50,000,000 at any one time outstanding; provided that no Investments may be made pursuant to this Section 8.04(o) in any Subsidiary, unless such Investment constitutes the acquisition of additional Equity Interests in a non-Wholly Owned Subsidiary;

(p) Guarantees by the Issuer or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Issuer or any Subsidiary in the ordinary course of business and consistent with past practice or industry practices;

(q) Investments to the extent that payment for such Investments is made with (or that are received in exchange for) Equity Interests of the Issuer or the cash proceeds of Equity Interests of the Issuer;

(r) [Reserved];

(s) Investments consisting of Restricted Payments permitted under Section 8.06 (and without duplication of any baskets thereunder);

(t) Investments in the ordinary course of business and consistent with past practice or industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(u) [Reserved];

(v) [Reserved];

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or such Subsidiary;

(x) [Reserved];

(y) [Reserved];

(z) [Reserved]; and

(aa) to the extent constituting Investments, (i) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or non-exclusive licenses or leases of Intellectual Property in each case in the ordinary course of business and consistent with past practice and not constituting all or substantially all of the assets of another person and (ii) development and expansion Capital Expenditures (which shall exclude, for the avoidance of doubt, any acquisition of Equity Interests of any person).

Any Investment in any person other than a Note Party that is otherwise permitted by this Section 8.04 may be made through intermediate Investments in Subsidiaries that are not Note Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Issuer in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

For purposes of determining compliance with this covenant, an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof.

Notwithstanding anything to the contrary contained in Section 8.02, 8.04, 8.05 or 8.07, except as expressly set forth in item 1 of Schedule 8.05, neither the Issuer nor any Subsidiary shall be permitted to make any Investment of any Material IP into any person (including any Subsidiary) or Dispose of any Material IP (including to any Subsidiary) unless, (a) in the case of an Investment, at all times after giving effect to the consummation of such Investment, such Material IP is subject to a first-priority Lien securing the Note Obligations and (b) in the case of a Disposition of any Material IP, such Disposition consists of a non-exclusive license of such Material IP and such Material IP remains subject to a first-priority Lien securing the Note Obligations; provided that such non-exclusive license shall (X) if to a Subsidiary, be subject to recurring royalties, payment terms or other consideration negotiated consistent with an arm’s length transaction, and (Y) otherwise (other than in subclause (X) immediately preceding), be entered into in the ordinary course of business.

SECTION 8.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, in each case, on or after the Original Closing Date, except that this Section 8.05 shall not prohibit:

(a) (i) the purchase and Disposition of inventory in the ordinary course of business by the Issuer or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Issuer or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Issuer), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Issuer or any Subsidiary, (iv) the Disposition of tools, equipment and similar property in exchange for, or the proceeds of the Disposition of which will be applied towards the purchase price of, new or replacement tools, equipment or similar property or (v) the Disposition of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, amalgamation or consolidation of any Subsidiary with or into the Issuer in a transaction in which the Issuer is the survivor, (ii) the merger, amalgamation or consolidation of any Subsidiary with or into any Subsidiary Guarantor in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Guarantor and, in the case of each of clauses (i) and (ii), no person other than the Issuer or a Subsidiary Guarantor receives any consideration (unless otherwise permitted by Section 8.04), (iii) the merger, amalgamation or consolidation of any Subsidiary that is not a Subsidiary Guarantor with or into any other Subsidiary that is not a Subsidiary Guarantor, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Issuer determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Issuer and is not materially disadvantageous to the Noteholder Parties, (v) any Subsidiary may merge, amalgamate or consolidate with any other person (other than the Issuer) in order to effect an Investment permitted pursuant to Section 8.04 so long as the continuing or surviving person shall be a Subsidiary Guarantor (unless otherwise permitted by Section 8.04), which shall be a Note Party if the merging or consolidating Subsidiary was a Note Party (unless otherwise permitted by Section 8.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 7.10 or (vi) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 8.05;

(c) Dispositions (i) to the Issuer or a Subsidiary Guarantor (upon voluntary liquidation or otherwise), (ii) [reserved] or (iii) by any Subsidiary that is not a Note Party to the Issuer or any Subsidiary;

(d) [Reserved];

(e) Investments permitted by Section 8.04 (including any merger, amalgamation or consolidation in order to effect such Investments) and Restricted Payments permitted by Section 8.06;

(f) Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) other Dispositions of assets to a person that is not an Affiliate of any Note Party; provided, that (i) at the time of the execution of the definitive documentation for such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) the requirements of the fourth to last paragraph of this Section 8.05 shall apply to such Disposition and (iii) the Net Proceeds thereof, if any, are applied in accordance with Section 3.02(b);

(h) [Reserved];

(i) leases or subleases or licenses or sublicenses of any real or personal property (including licenses of Intellectual Property) in the ordinary course of business and consistent with past practice or industry practices;

(j) Dispositions of inventory or Dispositions or abandonment of Intellectual Property of the Issuer and its Subsidiaries determined in good faith by the management of the Issuer to be no longer useful or necessary in the operation of the business of the Issuer or any of the Subsidiaries;

(k) other Dispositions for fair market value as determined in good faith by the Issuer (acting in its reasonable discretion) with an aggregate value not in excess of $10,000,000 per fiscal year;

(l) dedications or dispositions of roads constituting Real Property, or the granting of easements, rights of way, rights of access and/or similar rights in Real Property, to any Governmental Authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to any project that, would not reasonably be expected to interfere in any material respect with the operations of the Issuer and its Subsidiaries; provided that upon request by the Issuer accompanied by the documents required by Section 15.12, Collateral Agent shall (i) release its Mortgage on the portions of such Real Property dedicated or disposed of or (ii) subordinate its Mortgage on such Real Property to such easement, right of way, right of access or similar agreement, in each case, in such form as is reasonably satisfactory to Collateral Agent and the Issuer;

(m) Dispositions contractually committed as of, or contemplated as of, the Closing Date and set forth on Schedule 8.05;

(n) to the extent constituting an Asset Sale, any termination, settlement or extinguishment of Hedging Agreements or other contractual obligations; and

(o) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other person may be merged, amalgamated or consolidated with or into the Issuer, provided that (A) the Issuer shall be the surviving entity or (B) if the surviving entity is not the Issuer (such other person, the “Successor Issuer”), (1) the Successor Issuer shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Issuer shall expressly assume all the obligations of the Issuer under this Indenture and the other Note Documents pursuant to a supplement and/or amendment hereto or thereto in form reasonably satisfactory to the Trustee (acting at the direction of the Required Noteholder Parties), (3) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Subsidiary Guarantee Agreement confirmed that its guarantee thereunder shall apply to any Successor Issuer’s obligations under this Indenture, (4) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Issuer shall have delivered to the Trustee an Officer’s Certificate stating that such merger or consolidation does not violate this Indenture or any other Note Document (it being understood that if the foregoing are satisfied, the Successor Issuer will succeed to, and be substituted for, the Issuer under this Indenture).

Notwithstanding anything to the contrary contained in Section 8.05 above, (I) no Disposition of assets under Section 8.05(g) shall be permitted unless (i) such Disposition is for fair market value (as determined in good faith by the Issuer acting in its reasonable discretion) and such fair market value is no less than the net book value of the assets subject to such Disposition and (ii) at least 90% of the proceeds of such Disposition consists of cash and (II) neither the Issuer nor any Subsidiary shall be permitted to Dispose of any Material IP to any person that is not a Note Party, except for non-exclusive licenses.

Upon request by the Issuer, the Trustee (acting at the direction of the Required Noteholder Parties) shall direct the Collateral Agent on behalf of the Noteholder Parties to provide the tenant under any lease or sublease permitted hereunder with a subordination, non-disturbance and attornment agreement in such form as is reasonably satisfactory to the Trustee (acting at the direction of the Required Noteholder Parties).

To the extent any Collateral is sold, contributed, distributed, transferred or disposed of in a transaction expressly permitted by this Section 8.05 to any person other than a Note Party, such Collateral shall be sold, contributed, distributed, transferred or disposed of free and clear of the Liens created by the Note Documents, and the Trustee and the Collateral Agent shall take, and is hereby authorized by each Noteholder Party to take, any actions reasonably requested by the Issuer in order to evidence the foregoing.

For purposes of determining compliance with this covenant, a Disposition need not be permitted solely by reference to one category of permitted Dispositions (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof.

SECTION 8.06 Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Issuer’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”), in each case, on or after the Original Closing Date; provided, however, that:

(a) Restricted Payments may be made to the Issuer or to any Wholly-Owned Subsidiary of the Issuer (or, in the case of non-Wholly-Owned Subsidiaries, to the Issuer or any Subsidiary of the Issuer that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests in such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Issuer or such Subsidiary) based on their relative ownership interests);

(b) [Reserved];

(c) Restricted Payments may be made to the Issuer, the proceeds of which are used to purchase or redeem the Equity Interests of the Issuer (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Issuer or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any fiscal year $5,000,000 (plus (x) the amount of net proceeds contributed to the Issuer that were (x) received by the Issuer during such fiscal year from sales of Equity Interests of the Issuer to directors, consultants, officers or employees of the Issuer or any Subsidiary in connection with permitted employee compensation and incentive arrangements, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (z) the amount of any cash bonuses otherwise payable to present or former directors, consultants, officers or employees in such fiscal year that are foregone in return for the receipt of Equity Interests), which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Subsidiary from present or former directors, consultants, officers and employees of the Issuer or its Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 8.06;

(d) the Issuer may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, Restricted Payments may be made by the Issuer in the form of regularly scheduled dividends on Permitted Disqualified Stock;

(f) Restricted Payments may be made by the Issuer in form of Equity Interests of the Issuer in connection with the redemption of any Convertible Notes; and

(g) Restricted Payments may be made by the Issuer to pay in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of the Issuer or upon the conversion of any Convertible Notes.

SECTION 8.07 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates on or after the Original Closing Date, unless such transaction is (i) upon terms that are no less favorable to the Issuer or such Subsidiary, as applicable, in any material respect than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate and (ii) if in connection with any transaction or series of transactions with a fair market value greater than $1,000,000, approved by a majority of the Disinterested Directors of the Issuer.

(b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Indenture,

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Issuer;

(ii) loans and advances to officers, directors, employees or consultants of the Issuer or any Subsidiary permitted by Section 8.04(e);

(iii) transactions among the Issuer or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which the Issuer or a Subsidiary is the surviving entity);

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees the Issuer and the Subsidiaries in the ordinary course of business;

(v) transactions, agreements and arrangements in existence on the Original Closing Date and set forth on Schedule 8.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Noteholder Parties in any material respect;

(vi) (A) any employment, independent contractor or consulting agreements entered into by the Issuer or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, consultants, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(vii) Restricted Payments permitted under Section 8.06 and Investments permitted under Section 8.04;

(viii) [Reserved];

(ix) [Reserved];

(x) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business and consistent with past practice or industry practice;

(xi) any transaction in respect of which the Issuer delivers to the Trustee a letter addressed to the Board of Directors of the Issuer from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Issuer qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Issuer or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Issuer or such Subsidiary, as applicable, from a financial point of view;

(xii) [Reserved];

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business and consistent with past practice;

(xiv) [Reserved];

(xv) [Reserved];

(xvi) [Reserved];

(xvii) [Reserved];

(xviii) [Reserved];

(xix) [Reserved];

(xx) [Reserved];

(xxi) transactions between the Issuer or any of the Subsidiaries and any person, a director of which is also a director of the Issuer; provided, however, that (A) such director abstains from voting as a director of the Issuer on any matter involving such other person and (B) such person is not an Affiliate of the Issuer for any reason other than such director’s acting in such capacity;

(xxii) transactions permitted by, and complying with, the provisions of Section 8.05; and

(xxiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Issuer) for the purpose of improving the consolidated tax efficiency of the Issuer and the Subsidiaries which do not circumvent any covenant set forth herein.

SECTION 8.08 Business of the Issuer and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any material business or business activity materially different from any business or business activity (x) conducted by any of them on the Original Closing Date or (y) contemplated by any of them on the Original Closing Date and disclosed to the Noteholders on or prior to the Original Closing Date and, in each case, any business or activity reasonably related or incidental thereto and reasonable extensions thereof.

SECTION 8.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Noteholder Parties (as reasonably determined by the Issuer), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Noteholder Parties (as reasonably determined by the Issuer)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Issuer or any Subsidiary.

(b) (i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment (whether at maturity or otherwise) or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, in each case, on or after the Original Closing Date, except for:

(A) permitted Refinancings expressly permitted under Section 8.01 (including, for the avoidance of doubt, the Refinancing of any Junior Financing with Indebtedness incurred under Section 8.01(k) or (j));

(B) payments of regularly-scheduled interest and fees due thereunder, other scheduled or required payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Indenture is then in effect, principal on the scheduled maturity date of any Junior Financing (or within twelve months thereof); provided, that [***];

(C) payments in respect of all or any portion of any Junior Financing with the proceeds of the issuance or sale of Qualified Equity Interests of the Issuer or any Permitted Disqualified Stock;

(D) the making of cash payments (i) as regularly scheduled interest on any Convertible Notes, (ii) in lieu of delivering fractional shares upon conversion of any Convertible Notes and (iii) to net settle any conversion of Convertible Notes in an aggregate amount not to exceed the principal amount of such Convertible Notes so converted, in all cases in accordance with the terms and conditions of the indenture governing such Convertible Notes; provided, that [***]; and

(E) the conversion of any Junior Financing to Equity Interests of the Issuer and cash in lieu of fractional shares; provided that such conversion is accompanied by permanent reductions of any commitments, if any, with respect to such Junior Financing to the extent of such conversion, to the extent applicable.

(ii) On or after the Original Closing Date, (x) amend or modify, or permit the amendment or modification of, any provision of any Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that are not materially adverse to Noteholder Parties and that do not affect the lien subordination or payment subordination provisions thereof (if any) in a manner adverse to the Noteholder Parties or (y) amend or modify, or permit the amendment or modification of any agreement, document or instrument evidencing or relating thereto, if such amendment or modification affects the lien subordination or payment subordination provisions thereof (if any) in a manner adverse to the Noteholder Parties.

(c) On or after the Original Closing Date, permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Issuer or such Subsidiary that is a Note Party pursuant to the Security Documents, in each case other than those arising under any Note Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the Original Closing Date, including under Indebtedness existing on the Original Closing Date and set forth on Schedule 8.01;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D) any encumbrances or restrictions of the type referred to in Sections 8.09(c)(i) and 8.09(c)(ii) imposed by any agreement relating to Indebtedness incurred pursuant to Section 8.01(l);

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Indenture to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) any restrictions imposed by any agreement relating to Indebtedness or other obligations incurred pursuant to Section 8.01 to the extent such restrictions are not more restrictive in any material respect than the restrictions contained in this Indenture or are market terms at the time of issuance (as reasonably determined by the Issuer);

(G) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business and consistent with past practice or industry practice;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business and consistent with past practice or industry practice;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 8.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 8.09;

(L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Issuer has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Issuer and its Subsidiaries to meet their ongoing obligations;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) customary provisions in joint venture agreements and other similar agreements;

(O) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits imposed by customers or counterparties under contracts entered into in the ordinary course of business (and including with respect to any cash collateral permitted to be provided to any counterparty under Section 8.02); and

(Q) any encumbrances or restrictions of the type referred to in Sections 8.09(c)(i) and 8.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements or the contracts, instruments or obligations referred to in clauses (A) through (P) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or similar arrangements are, in the good faith judgment of the Issuer, not more restrictive in any material respect with respect to such dividend, other payment and Lien restrictions than those contained in the dividend, other payment and Lien restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or similar arrangements or are otherwise in accordance with the terms of the applicable intercreditor agreement.

SECTION 8.10 Fiscal Year. In the case of the Issuer or any Subsidiary, permit any change to its fiscal year without the prior written consent of the Required Noteholder Parties (with communication of such consent to be delivered to the Issuer by the Trustee at the direction of the Required Noteholder Parties), in which case, the Issuer and the Required Noteholder Parties will, and are hereby authorized by the Noteholder Parties to, make any adjustments to this Indenture that are necessary to reflect such change in fiscal year (with communication of such authorization to be delivered to the Issuer by the Trustee at the direction of the Required Noteholder Parties).

SECTION 8.11 Liquidity Covenant. The Note Parties shall not, in the aggregate, have less than (x) as of the last day of any calendar month ending on or prior to March 31, 2025, $630,000,000 and (y) as of April 1, 2025 and as of the last day of any calendar month ending thereafter, $750,000,000 (or, in each case, such lesser amount as set forth in the following proviso, the “Minimum Liquidity Threshold”) of cash and Permitted Investments that are (a) not classified as “restricted” on the balance sheet of the Note Parties as of such date (other than in favor of the

Note Obligations), (b) not subject to any Lien other than any Lien permitted pursuant to Section 8.02(b) or Lien of the type referred to in Section 8.02(n) or (o) in favor of the related bank or financial institution and (c) subject to Section 7.14, maintained in Deposit Accounts and Securities Accounts in the name of a Note Party in the United States (or in any foreign jurisdiction where the Collateral Agent has been granted a perfected first lien security interest) as of such date, which cash or Permitted Investments are subject to an Account Control Agreement providing for springing control to the Collateral Agent upon the issuance of a notice of exclusive control or other similar notice (it being agreed that the Collateral Agent would have the right to issue such notice only upon and during the continuance of any Control Triggering Event) (such eligible cash and Permitted Investments, the “Qualified Cash”); provided that, such amount shall be permanently reduced to (x) $500,000,000 in the event that the Issuer has received at least $450,000,000 of award disbursements pursuant to governmental grants under the CHIPS Act and (y) $250,000,000 in the event that (i) the Issuer has received at least $750,000,000 of award disbursements pursuant to governmental grants under the CHIPS Act and (ii) the Issuer has satisfied the conditions set forth in the Additional Note Purchase Agreement to issue $750,000,000 of Additional Notes (irrespective of whether such Additional Notes have been issued). The Note Parties shall not at any time knowingly allow, or knowingly take any action to cause, the amount of Qualified Cash held by the Note Parties to be below the amount which would be required by this Section 8.11 as of the last day of the current calendar month (including as a result of the cash and Permitted Investments held by the Note Parties not satisfying the requirements of this Section 8.11). To the extent that the Note Parties have actual knowledge that the amount of Qualified Cash held by the Note Parties at any time is below the amount which would be required by this Section 8.11 as of the last day of the current calendar month (including as a result of any cash and Permitted Investments held by the Note Parties not satisfying the requirements of this Section 8.11), (x) except for the making of any payments or deposits required to operate the Issuer’s business in the ordinary course and consistent with past practice, the Note Parties shall not allow, or take any action to cause, the amount of Qualified Cash held by the Note Parties to be reduced any further or any Qualified Cash held by the Note Parties to cease to satisfy the requirements of this Section 8.11 and (y) the Note Parties and their Subsidiaries shall use their reasonable best efforts to promptly increase the amount of Qualified Cash held by the Note Parties to an amount equal to (or greater than) the amount of Qualified Cash that would be required to be held by the Note Parties pursuant to this Section 8.11 as of the last day of the current calendar month and cause all cash and Permitted Investments held by the Note Parties to satisfy the requirements of this Section 8.11.

SECTION 8.12 Compliance with ERISA. Cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of the Issuer or any Subsidiary with respect to any Pension Plan or Multiemployer Plan or (b) any other ERISA Event, that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.13 Compliance with Anti-Terrorism and Anti-Corruption Laws and Sanctions. No Note Party shall:

(a) (i) violate any Anti-Terrorism Laws or Anti-Corruption Laws, (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or “specified unlawful activities” under 18 U.S.C. §1956, (iii) become (including by virtue of being majority owned by or controlled by a Sanctioned Person), own or control a Sanctioned Person or any other Sanctioned Person or (iv) knowingly permit any of their respective Affiliates to violate these laws or engage in these actions.

(b) use, directly or knowingly indirectly, the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any person, (x) to fund any activities or business of or with any Sanctioned Person or Sanctioned Country in violation of Sanctions, or (y) in any other manner that would result in a violation of Sanctions or any Anti-Terrorism Laws or Anti-Corruption Laws by any person (including any person participating in the Notes, whether as underwriter, advisor, investor, or otherwise).

(c) (i) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or Sanctions, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions or (iii) knowingly permit any of their respective Affiliates to do any of the foregoing.

(d) The covenants under this Section 8.13 will not apply to any Foreign Subsidiary if and to the extent that the compliance with, these covenants result in a breach of, violate, conflict with or expose such entity or any director, officer or employee thereof to any liability under EU Regulation (EC) 2271/96 (or any associated implementing law or regulation in any member state of the European Union) or section 7 of the German Foreign Trade Regulation (Verordnung zur Durchführung des Außenwirtschaftsgesetzes Außenwirtschaftsverordnung – AWV)) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz), or any similar law of any other jurisdiction, as applicable.

ARTICLE IX.

[RESERVED]

ARTICLE X.

DEFAULTS AND REMEDIES

SECTION 10.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by the Issuer or any Subsidiary herein or in any other Note Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect (without duplication of any materiality qualifier therein) when so made or deemed made;

(b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Note or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Issuer or any Subsidiary of any covenant, condition or agreement contained in, Section 7.01(a), 7.05(a), 7.08 or in Article VIII;

(e) default shall be made in the due observance or performance by the Issuer or any Subsidiary of (i) any covenant, condition or agreement contained in Section 7.04 (other than Section 7.04(e), (f), (g), (h) or (i)), 7.05(e) or 7.14 and such default shall continue unremedied for a period of five (5) Business Days after the earlier of (x) any Responsible Officer of a Noteholder Party shall become aware of such default and (y) notice thereof from the Trustee or a Noteholder Party to the Issuer or (ii) any covenant, condition or agreement contained in any Note Document (other than those specified in clauses (b), (c), (d) and (e)(i) above) and such default shall continue unremedied for a period of 30 days after the earlier of (x) any Responsible Officer of a Noteholder Party shall become aware of such default and (y) notice thereof from the Trustee or a Noteholder Party to the Issuer;

(f) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity (other than (x) any event which triggers any conversion right of holders of Convertible Notes or (y) the actual conversion and settlement of such conversion of such Convertible Notes, in each case that is not a default or event of default under such Convertible Notes); or (ii) the Issuer or any Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) [reserved];

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Issuer or any of the Subsidiaries, or of a substantial part of the property or assets of the Issuer or any Subsidiary, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any of the Subsidiaries or for a substantial part of the property or assets of the Issuer or any of the Subsidiaries or (iii) the winding-up or liquidation of the Issuer or any Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Issuer or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any of the Subsidiaries or for a substantial part of the property or assets of the Issuer or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Issuer or any Subsidiary to pay one or more final judgments aggregating in excess of $75,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Issuer or any Subsidiary to enforce any such judgment;

(k) (i) one or more ERISA Events shall have occurred, or (ii) there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability); or (iii) there is or arises any potential Withdrawal Liability if the Issuer, any Subsidiary or any ERISA Affiliate were to withdraw completely from one or more Multiemployer Plans; and the liability of the Issuer, any Subsidiary and any ERISA Affiliates contemplated by the foregoing clauses (i), (ii) and (iii), either individually or in the aggregate, has had, or would be reasonably expected to have, a Material Adverse Effect;

(l) (i) any Note Document shall for any reason be asserted in writing by the Issuer or any Subsidiary not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Issuer or any other Note Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Indenture or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, (iii) (A) any of the Note Obligations of the Note Parties under the Note Documents for any reason shall cease to be, or shall be asserted in writing by the Issuer or any other Note Party not to be, “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing documentation or (B) the subordination provisions set forth in any Junior Financing documentation shall, in whole or in part, cease to be, or shall be asserted in writing by the Issuer or any other Note Party not to be, effective or legally valid, binding and enforceable against the holders of any Junior Financing, if applicable or (iv) a material portion of the Guarantees pursuant to the Security Documents by the Subsidiary Guarantors guaranteeing the Note Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 10.01(l) if the Note Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement; or

(m) any provisions of any Intercreditor Agreement (following the effectiveness thereof) shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Note Obligations or the Liens securing the Note Obligations, for any reason, shall not have the priority contemplated by this Indenture.

then, and in every such event (other than an event with respect to the Issuer described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Trustee, at the written request of the Required Noteholder Parties, shall, by notice to the Issuer, take any or all of the following actions, at the same or different times: declare the Notes then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Issuer accrued hereunder and under any other Note Document (including any amounts required under Section 3.02), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Note Document to the contrary notwithstanding; and in any event with respect to the Issuer described in clause (h) or (i) above, the principal of the Notes then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Issuer accrued hereunder and under any other Note Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any other Note Document to the contrary notwithstanding.

Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including liquidated damages) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This paragraph does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to the immediately preceding paragraph, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Notes.

If an Event of Default in payment of principal, premium or interest specified in Section 10.01(b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Subsidiary Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 10.02 Recission. At any time after any action is taken by the Trustee following the occurrence and continuation of an Event of Default pursuant to Section 10.01 and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Required Noteholder Parties, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all of the installments of interest and premium on and, if the Maturity Date with respect to the Notes has occurred, the then unpaid principal balance of all such Notes which were overdue prior to the date of such acceleration;

(B) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate of interest applicable to the Notes;

(C) all sums paid or advanced by the Trustee and the Collateral Agent pursuant to the terms of the Note Documents and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel incurred in connection with the enforcement of this Indenture;

(D) all scheduled payments, early termination amounts, taxes, indemnities and interest on overdue interest; and

(ii) all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided herein.

No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 10.03 Treatment of Certain Payments. Subject to the terms of any applicable Intercreditor Agreement, any amount received by the Trustee or the Collateral Agent from any Note Party (or from proceeds of any Collateral) following any Event of Default that is continuing or any acceleration of the Note Obligations under this Indenture or any Event of Default with respect to the Issuer under Section 10.01(h) or (i), in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements then due under any Note Document to the Trustee or the Collateral Agent from the Issuer or any Note Party, including those set forth in Section 11.07 of this Indenture, (ii) second, towards payment of interest and fees then due from the Issuer hereunder with respect to Note Obligations, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of other Note Obligations then due from the Issuer hereunder with respect to Note Obligations, ratably among the parties entitled thereto in accordance with the amounts of such Note Obligations then due to such parties, and (iv) last, the balance, if any, after all of the Note Obligations have been paid in full, to the Issuer or as otherwise required by Requirements of Law.

SECTION 10.04 [Reserved].

SECTION 10.05 Control by Majority. The Required Noteholder Parties may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 11.01, that the Trustee determines is unduly prejudicial to the rights of any other holder (provided that the Trustee shall not have an affirmative obligation to make such determination) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification, security and prefunding satisfactory to it against all losses and expenses caused by taking or not taking such action.

ARTICLE XI.

TRUSTEE

SECTION 11.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 11.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.01.

SECTION 11.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Other than in connection with actions specifically required under this Indenture, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Required Noteholder Parties, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Registrar, Custodian and Paying Agent), and each agent, custodian and other person employed to act hereunder, including the Collateral Agent.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Required Noteholder Parties as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Noteholder of any Note shall be conclusive and binding upon future Noteholders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(l) The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

SECTION 11.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 11.10 and 11.11.

SECTION 11.04 Trustee’s Disclaimer. The Trustee (including in its capacity as Custodian) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes or any other Note Document, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 10.01(a), (d), (e), (f), (g), (h), (i), (j), (k), (l), or (m) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 16.01 hereof from the Issuer, any Subsidiary Guarantor or any Noteholder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the Noteholders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein. If the Trustee is directed by the Required Noteholder Parties to deliver any information, determination or any other matter to the Issuer, the Trustee will have no liability relating thereto nor will it be deemed to have any notice or knowledge of any information contained therein. The Trustee will have no obligation to monitor or record any information contained therein.

SECTION 11.05 Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee or the Trustee has received written notice thereof pursuant to Section 11.02(k), the Trustee shall mail to each holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or a Trust Officer of the Trustee has received written notice thereof pursuant to Section 11.02(k). Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders.

SECTION 11.06 [Reserved].

SECTION 11.07 Expenses; Indemnity.

(a) The Issuer agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Trustee or the Collateral Agent in connection with the preparation of this Indenture and the other Note Documents, or by the Trustee or the Collateral Agent in connection with the administration of this Indenture, the other Note Documents and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of Alston & Bird LLP, counsel for the Trustee and the Collateral Agent, and, if necessary, the reasonable and documented fees, charges and disbursements of one local counsel per jurisdiction, (ii) all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Purchasers and/or the Noteholders (limited in the case of legal fees and costs to the reasonable and documented fees and costs of (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP, (b) one local counsel in each relevant foreign jurisdiction (provided that any such foreign counsel shall not be in addition to any foreign counsel of the Trustee or Collateral Agent in such jurisdiction referred to in clause (i) above) and (c) any additional specialist counsel for diligence purposes that Purchasers and/or the Noteholders are required to engage pursuant to existing internal policies and procedures), accounting, consulting and other third party advisors retained by Purchasers and/or the Noteholders in connection with the examination, review, due diligence investigation, preparation and/or execution of this Indenture, the other Note Documents and any guarantees or collateral documents in connection therewith (whether prior to, on, or following the Original Closing Date), or by the Purchasers and/or the Noteholders in connection with the administration of this Indenture, any Note Purchase Agreement, the other Note Documents and any amendments, modifications or waivers of the provisions hereof or thereof, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Trustee, the Collateral Agent or any Noteholder Party in connection with the enforcement of their rights in connection with this Indenture and the other Note Documents, in connection with the Notes purchased hereunder, including the fees, charges and disbursements of a single counsel for the Trustee and Collateral Agent, and a single counsel for all Noteholder Parties, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Issuer of such conflict and thereafter retains its own counsel with the Issuer’s prior written consent (not to be unreasonably withheld), of another firm of such for such affected person).

(b) The Issuer agrees to indemnify the Trustee, the Collateral Agent, each Noteholder Party, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees related to the Trustee and Collateral Agent, taken as a whole, and limited to not more than one counsel for all such Indemnitees related to the Noteholder Parties, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Issuer of such conflict and thereafter retains its own counsel with the Issuer’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Indenture or any other Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and in the case of the Trustee and its related Indemnitees, the acceptance and administration of the trust or trusts hereunder, (ii) any violation of or liability under Environmental Laws by the Issuer or any Subsidiary, (iii) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Issuer or any Subsidiary or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Issuer or any of its subsidiaries or Affiliates including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers or duties hereunder or in connection with the enforcement of these provisions; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (x) determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (B) solely in the case of Noteholder Parties, a material breach of such Noteholder Party’s obligations under the Note Documents or (y) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Issuer or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Trustee or the Collateral Agent in its capacity as such); provided further, that such indemnity shall not, as to any Indemnitee, be available with respect to any settlement entered into by such Indemnitee or any of its Related Parties without the Issuer’s written consent (such consent not to be unreasonably withheld, delayed or conditioned). The provisions of this Section 11.07 shall remain operative and in full force and effect regardless of the expiration of the term of this Indenture, the consummation of the transactions contemplated hereby, the repayment of any of the Note Obligations, the invalidity or unenforceability of any term or provision of this Indenture or any other Note Document, or any investigation made by or on behalf of the Trustee, the Collateral Agent or any Noteholder Party. All amounts due under this Section 11.07 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) To the fullest extent permitted by applicable law, neither the Issuer nor any Indemnitee shall assert, and each hereby waives, any claim against any Note Party or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Indenture, any other Note Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Notes or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Issuer’s indemnification obligations to the extent set forth hereinabove to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Indenture or the other Note Documents or the transactions contemplated hereby or thereby.

(d) The agreements in this Section 11.07 shall survive the resignation of the Trustee, the Collateral Agent, the replacement of any Noteholder Party, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Note Obligations and the termination of this Indenture.

SECTION 11.08 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The Required Noteholder Parties may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 11.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Required Noteholder Parties and such Noteholder Parties do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Noteholder Parties. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 11.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Noteholders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 11.10, any Noteholder who has been a bona fide Noteholder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 11.07 shall continue for the benefit of the retiring Trustee.

SECTION 11.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture that the certificate of the Trustee shall have.

SECTION 11.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iv) have a long-term unsecured debt rating of at least “BBB+” by S&P. If the Trustee shall cease to satisfy the eligibility requirements of this Section 11.10, the Trustee shall resign promptly after written request to do so by the Issuer; provided, that the resignation of the Trustee shall not be effective until the substitution and replacement of the Trustee by a successor Trustee meeting the eligibility requirements set forth in this Section 11.10.

SECTION 11.11 Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 11.01 of this Indenture, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Agreement or any other Security Document by the Issuer, the Subsidiary Guarantors or the Collateral Agent. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Issuer or by the Trustee, in relation to any matter arising in the administration of this Indenture or the Security Documents. The Trustee shall have no duty to verify or monitor the satisfaction of the Collateral and Guarantee Requirement.

(c) The Trustee shall not be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any Hazardous Materials. The Trustee shall not be liable for any claims by or on behalf of the Noteholders or any other person or entity arising from contamination of the property by any Hazardous Materials, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under any Environmental Laws or Environmental Permits.

(d) The Collateral Agent shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980 (“CERCLA”), as amended from time to time, or any equivalent designation in any analogous state or local laws or regulations promulgated pursuant to said laws. Notwithstanding the foregoing, if at any time, Collateral Agent is entitled to take any action to preserve the Collateral or protect the security interest in the Collateral, prior to doing so, the Collateral Agent may require that a satisfactory indemnity bond or “Premises Pollution Liability Insurance” be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

(e) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(f) The provisions of the Section for the benefit of the Trustee shall equally apply to the Collateral Agent, mutatis mutandis.

ARTICLE XII.

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 12.01 Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights, protections and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Make-Whole Redemption Price, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Redemption Price calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption and the Trustee shall have no liability for the Issuer’s non-payment of such deficit;

(ii) the Issuer and/or the Subsidiary Guarantors have paid all other sums payable under this Indenture; and

(iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 12.01(c) and 12.02, the Issuer may at any time terminate:

(i) all of its obligations under the Notes and this Indenture with respect to the Noteholder Parties (“legal defeasance option”), and

(ii) (ii) its obligations under Article VII, Article VIII, and Sections 10.01(a), 10.01(d), 10.01(e), 10.01(f), 10.01(g), 10.01(h), 10.01(i), 10.01(j), 10.01(k), 10.01(l) and 10.01(m) (“covenant defeasance option”).

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, the obligations of the Issuer and each Subsidiary Guarantor with respect to the Security Documents shall be terminated simultaneously with the termination of such obligation.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 10.01(a), 10.01(d), 10.01(e), 10.01(f), 10.01(g), 10.01(h), 10.01(i), 10.01(j), 10.01(k), 10.01(l) or 10.01(m).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminated.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article XI, including, without limitation, Sections 11.07 and 11.08 and in this Article XII and the rights and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 11.07, 11.08 and 12.05 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

SECTION 12.02 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in Dollars sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Make-Whole Redemption price, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Redemption Price calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, investment bank or financial advisory firm expressing their opinion that the payments of principal and interest when due and without reinvestment on any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) no Default specified in Section 10.01(h) or (i) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(iv) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi) such exercise does not impair the right of any Noteholder to receive payment of principal of, premium, if any, and interest on such Noteholder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Noteholder’s Notes;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article XII have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 12.03 Application of Trust Money. The Trustee shall hold in trust money (including proceeds thereof) deposited with it pursuant to this Article XII. The Trustee shall apply the deposited money through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 12.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money held by it as provided in this Article XII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article XII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholder Parties entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 12.05 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or any Paying Agent is permitted to apply all such money in accordance with this Article XII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee or any Paying Agent.

ARTICLE XIII.

AMENDMENTS AND WAIVERS

SECTION 13.01 Amendments and Waivers.

(a) No failure or delay of the Trustee, the Collateral Agent or any Noteholder Party in exercising any right or power hereunder or under any Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Trustee, the Collateral Agent and the Noteholder Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have under this Indenture at law, in equity, by statute or otherwise. No waiver of any provision of this Indenture or any other Note Document or consent to any departure by the Issuer or any other Note Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Issuer or any other Note Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither the Indenture nor any other Note Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Note Party party thereto and the Trustee or Collateral Agent, as applicable (with the consent of the Required Noteholder Parties); provided, however, that no such agreement shall:

(i) reduce the principal amount of, or extend the Maturity Date of, or decrease the rate of interest on, any Note, without the prior written consent of each Noteholder of a Note directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Noteholder of a Note directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(ii) amend or modify the definitions of “Applicable Redemption Price” or “Make-Whole Redemption Price”, or any provisions of Section 3.01 or 3.02 relating to the price that is required to be paid in connection with a redemption or repurchase of the Notes, without the prior written consent of each Noteholder of a Note directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Noteholder of a Note directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iii) extend any date on which payment of interest on any Note is due, without the prior written consent of each Noteholder of a Note directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Noteholder of a Note directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iv) amend or modify the provisions of Section 3.01, 3.02, 3.04, 3.05, 2.16(b) or 10.03 with respect to the pro rata redemption, repurchase, offer, payment, application or sharing of payments required thereby, without the prior written consent of each Noteholder Party adversely affected thereby (which, notwithstanding the foregoing, such consent of such Noteholder of a Note directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v) amend or modify the provisions of this Section 13.01 or the definition of the terms “Required Noteholder Parties” or “Specified Noteholder Parties” or any other provision hereof specifying the number or percentage of Noteholder Parties required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Noteholder Party adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 13.01(d) and (e);

(vi) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from their respective Guarantees under the Subsidiary Guarantee Agreement, except as expressly permitted by this Indenture or the Security Documents, without the prior written consent of each Noteholder Party;

(vii) contractually subordinate any Note Obligations in right of payment to any other Indebtedness for borrowed money of the Note Parties or contractually subordinate the Liens securing the Note Obligations on the Collateral to Liens securing other Indebtedness for borrowed money (any such other Indebtedness for borrowed money, to which such Note Obligations or such Liens securing any of the Note Obligations, as applicable, are subordinated, “Senior Indebtedness”), without the consent of each Noteholder Party adversely affected thereby, in either case, unless such adversely affected Noteholder Party has been offered a bona fide opportunity to fund or otherwise provide its pro rata share of the Senior Indebtedness on the same terms as offered to all other providers (or their Affiliates) of the Senior Indebtedness (it being understood that this clause (vii) shall not apply to the incurrence of (A) debtor-in-possession financing or (B) Indebtedness that is expressly permitted by this Indenture as in effect on the Closing Date to be senior to the Note Obligations and/or secured by a Lien that is senior to the Liens securing the Note Obligations);

(viii) amend or modify any provision of this Indenture or any other Note Document to make any payments in respect of any Note (including but not limited to principal, premium and interest) payable in a currency other than Dollars, without the prior written consent of each Noteholder Party;

(ix) waive any Default or Event of Default arising pursuant to Section 10.01(b) or Section 10.01(c), without the prior written consent of each Noteholder Party;

(x) amend or modify the last sentence of the definition of “Excluded Subsidiary” or the last paragraph of Section 8.04, subclause (II) of the first paragraph after Section 8.05(o) or any other provision hereof restricting the transfer or disposition of Material IP, without the prior written consent of each Specified Noteholder Party;

(xi) amend or modify any provision that would allow for the incurrence of additional Indebtedness for borrowed money that is secured by a Lien that is pari passu with the Liens securing the Note Obligations (any such other Indebtedness for borrowed money, “Pari Passu Indebtedness”), without the consent of each Specified Noteholder Party that is adversely affected thereby, in either case, unless such adversely affected Noteholder Party has been offered a bona fide opportunity to fund or otherwise provide its pro rata share of the Pari Passu Indebtedness on the same terms as offered to all other providers (or their Affiliates) of the Pari Passu Indebtedness (it being understood that this clause (xi) shall not apply to the incurrence of (A) debtor-in-possession financing or (B) Indebtedness that is expressly permitted by this Indenture as in effect on the Closing Date to be secured by a Lien that is pari passu to the Liens securing the Note Obligations); or

(xii) without the prior written consent of the Specified Noteholder Parties, amend or modify any provision of this Indenture (including, without limitation, the definition of “Additional Notes”) or any other Note Document to permit the issuance of additional notes pursuant to this Indenture, other than the Additional Notes issued in accordance with the Additional Note Purchase Agreement, as in effect on the Closing Date (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms, provided that any such amendment, supplement, or other modification may not be adverse in any material respect to any Noteholder that was a purchaser of Initial Notes on the Original Closing Date);

provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Trustee or the Collateral Agent without the prior written consent of the Trustee or the Collateral Agent acting as such at the effective date of such agreement, as applicable. Each Noteholder Party shall be bound by any waiver, amendment or modification authorized by this Section 13.01 and (y) notwithstanding any other provision in the Note Documents, no amendment or modification of the Note Documents may be effected that would adversely change (x) the economic terms, (y) the interests in the Collateral or (z) the legal remedies, in each case, of a particular Noteholder in a manner disproportionate to the rights or interests of any other Noteholder without the prior consent of each Noteholder so affected.

(c) Without the consent of any Noteholder Party, the Issuer, the Trustee and the Collateral Agent may (or shall, to the extent required by any Note Document) enter into any amendment, modification or waiver of any Note Document, or enter into any new agreement or instrument, (i) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Indenture, (ii) to add more restrictive terms in respect of the Notes as contemplated by clause (f) of the definition of “Permitted Refinancing Indebtedness” or (iii) to otherwise enhance the rights or benefits of any Noteholder Party under any Note Document.

(d) Notwithstanding anything to the contrary in this Indenture or the Notes, Notes (or beneficial interests therein) held by Competitors and Ineligible Institutions shall be disregarded for purposes of (i) the determination of “Required Noteholder Parties” and “Specified Noteholder Parties” and (ii) whether the consent or direction of each Noteholder Party or each affected Noteholder Party has been received for any amendment, waiver or other modification to this Indenture, the Notes or the other Note Documents.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Note Documents may be made with the consent of the Issuer and the Trustee (but without the consent of any Noteholder Party) to the extent necessary to cure any ambiguity, omission, defect or inconsistency.

(f) With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Issuer may elect (in its direction, but shall not be obligated) to deliver to the Trustee an Officer’s Certificate at least three Business Days prior to the incurrence thereof (or such shorter time as the Trustee may agree in its reasonable discretion), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall state that the Issuer has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Section 8.01 and 8.02 (taking into account any other applicable provisions of this Section 13.01).

SECTION 13.02 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Noteholder Party shall bind the Noteholder Party and every subsequent Noteholder of that Note or portion of the Note that evidences the same debt as the consenting Noteholder Party’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Noteholder Party or subsequent Noteholder may revoke the consent or waiver as to such Noteholder Party’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite amount of Noteholder Parties have consented. After an amendment or waiver becomes effective, it shall bind every Noteholder Party. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Required Noteholder Parties, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Subsidiary Guarantors and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 13.03 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Noteholder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by a Responsible Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 13.04 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article XIII if the amendment does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity, security and/or prefunding satisfactory to the Trustee and shall be provided with, and (subject to Section 11.01) shall be fully protected in relying upon, in addition to the documents in Section 16.02, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and the other applicable Note Documents and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (iii) a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Issuer, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 13.01, evidence reasonably satisfactory to the Trustee of the consent of Noteholder Parties required to consent thereto.

SECTION 13.05 Calculation of Principal Amount. Determinations as to whether the requisite Noteholder Parties have concurred in any direction, waiver or consent shall be made in accordance with this Article XIII and Section 2.13. Additionally, the Required Noteholder Parties (or such other percentage of Noteholder Parties as may be required, including the Specified Noteholder Parties) may certify in writing to the Trustee or the Collateral Agent, as applicable, that such Required Noteholder Parties (or such other percentage of Noteholder Parties as may be required, including the Specified Noteholder Parties) beneficially own Notes that, taken together, represent more than 50% (or such other percentage, if applicable) of the sum of all Notes outstanding at such time (and, with respect to the Specified Noteholder Parties that included in such percentage is each Noteholder Party that beneficially owns (together with its Affiliates) at least $100,000,000 aggregate principal amount of outstanding Notes) and the Trustee or the Collateral Agent, as applicable, may rely on such certification as conclusive proof without any obligation to verify their holdings.

ARTICLE XIV.

[RESERVED]

ARTICLE XV.

COLLATERAL

SECTION 15.01 Appointment.

(a) Each Noteholder Party (in its capacities as a Noteholder Party) hereby irrevocably designates and appoints the Trustee as the agent of such Noteholder Party under this Indenture and the other Note Documents, and the Collateral Agent as the agent for such Noteholder Party and the other Secured Parties under the Security Documents, and each such Noteholder Party irrevocably authorizes the Trustee and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Indenture and the other Note Documents and to exercise such powers and perform such duties as are expressly delegated to the Trustee and the Collateral Agent by the terms of this Indenture and the other Note Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Noteholder Parties hereby grants to the Trustee and Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Noteholder Party’s behalf. Notwithstanding any provision to the contrary elsewhere in this Indenture, the Agents shall not have any duties or responsibilities, except those expressly set forth in any Note Document to which it is a party, or any fiduciary relationship with any Noteholder Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any other Note Document or otherwise exist against the Agents.

(b) In furtherance of the foregoing, each Noteholder Party (in its capacities as a Noteholder Party) hereby appoints and authorizes the Collateral Agent to act as the agent of such Noteholder Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Note Parties to secure any of the Note Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 15.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article XV (including, without limitation, Section 15.07) and Article XI (including, without limitation, Section 11.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Note Documents, as if set forth in full herein with respect thereto.

(c) Appointment as agent and administrator in relation to German Transaction Collateral.

(i) In relation to the German Transaction Collateral, subject to the Collateral Agent’s determination that such matters will not adversely affect it (in consultation with local counsel and at the expense of the Issuer), the Collateral Agent shall:

(1) hold, administer and (subject to the same having become enforceable and to the terms of this Indenture) realize any such German Transaction Collateral which is Security transferred or assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise granted under a non-accessory security right (nicht-akzessorische Sicherheit) to it in its own name as trustee (treuhänderisch) for the benefit of the Secured Parties; and

(2) administer and (subject to the same having become enforceable and to the terms of this Indenture) realize in the name of and on behalf of the Secured Parties any German Transaction Collateral which is pledged (Verpfändung) to any Secured Party under an accessory security right (akzessorische Sicherheit) in the name and on behalf of the Secured Parties.

(ii) Each Secured Party (other than the Collateral Agent) hereby authorises the Collateral Agent to:

(1) act on its behalf and in its name in connection with the preparation, execution and delivery of the German Transaction Collateral and the perfection and monitoring of the German Transaction Collateral;

(2) execute on behalf of itself and each other Secured Party where relevant without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any Security created under the German Transaction Collateral in relation to the disposal of any asset which is permitted under the German Transaction Collateral or consented or agreed upon in accordance with the Note Documents; and

(3) make all statements necessary or appropriate in connection with the foregoing paragraphs.

SECTION 15.02 Delegation of Duties. The Trustee and the Collateral Agent may execute any of their respective duties under this Indenture and the other Note Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Trustee or the Collateral Agent. Should any instrument in writing from the Issuer or any other Note Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Issuer shall, or shall cause such Note Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Trustee or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.

SECTION 15.03 Exculpatory Provisions. None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Indenture or any other Note Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own bad faith, gross negligence or willful misconduct) or (b) responsible in any manner to any of the Noteholder Parties for any recitals, statements, representations or warranties made by any Note Party or any officer thereof contained in this Indenture or any other Note Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Indenture or any other Note Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other Note Document or for any failure of any Note Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Noteholder Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other Note Document, or to inspect the properties, books or records of any Note Party. No Agent shall have any duties or obligations except those expressly set in any Note Documents to which it is a party. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Trustee by the Issuer or a Noteholder Party. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Indenture or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Indenture, any other Note Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Trustee.

SECTION 15.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder on any Issue Date, that by its terms must be fulfilled to the satisfaction of a Noteholder Party, each Agent may presume that such condition is satisfactory to such Noteholder Party unless such Agent shall have received notice to the contrary from such Noteholder Party prior to such Issue Date. Each Agent may consult with legal counsel (including counsel to the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Noteholder Party specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes and each Agent shall not be affected by any notice or knowledge to the contrary. Each Agent shall be fully justified in failing or refusing to take any action under this Indenture or any other Note Document unless it shall first receive such advice or concurrence of the Required Noteholder Parties (or, if so specified by this Indenture, all or other Noteholder Parties) as it deems appropriate or it shall first be indemnified to its satisfaction by the Noteholder Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture and the other Note Documents in accordance with a request of the Required Noteholder Parties (or, if so specified by this Indenture, all or other Noteholder Parties), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Noteholder Parties.

SECTION 15.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Noteholder Party or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Trustee receives such a notice, the Trustee shall give notice thereof to the Noteholder Party. The Trustee shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Noteholder Parties (or, if so specified by this Indenture, all or other Noteholder Parties); provided, that unless and until the Trustee shall have received such directions, the Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Noteholder Parties.

SECTION 15.06 Non-Reliance on Agents and other Noteholder Parties. Each Noteholder Party expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Note Party or any affiliate of a Note Party, shall be deemed to constitute any representation or warranty by any Agent to any Noteholder Party. Each Noteholder Party represents to the Agents that it has, independently and without reliance upon any Agent or any other Noteholder Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Note Parties and their affiliates and made its own decision to purchase or hold the Notes issued hereunder and enter into this Indenture. Each Noteholder Party also represents that it will, independently and without reliance upon any Agent or any other Noteholder Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Indenture and the other Note Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Note Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Noteholder Parties by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Noteholder Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Note Party or any affiliate of a Note Party that may come into the possession of the Trustee or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 15.07 [Reserved].

SECTION 15.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Note Party as though such Agent were not an Agent. With respect to its Notes purchased or held by it, each Agent shall have the same rights and powers under this Indenture and the other Note Documents as any Purchaser or Noteholder, as applicable, and may exercise the same as though it were not an Agent, and the terms “Purchaser”, “Purchasers”, “Noteholder” and “Noteholders”, as applicable, shall include each Agent in its individual capacity.

SECTION 15.09 Security Documents. The Noteholder Parties and the other Secured Parties authorize the Collateral Agent and the Trustee to release any Collateral or Guarantors in accordance with Section 15.12 or if approved, authorized or ratified in accordance with Section 13.01.

The Noteholder Parties and the other Secured Parties hereby authorize and instruct the Trustee and the Collateral Agent to, without any further consent of any Noteholder Party or any other Secured Party (other than (x) the reasonable consent of the Required Noteholder Parties to the form of any such Acceptable Intercreditor Agreement or Permitted Junior Intercreditor Agreement and (y) the consent of the Required Noteholder Parties, in their sole discretion, to the form of any such Section 8.02(c) Intercreditor Agreement, to the extent required by the applicable definitions thereof), enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Intercreditor Agreement, any Permitted Junior Intercreditor Agreement, any Section 8.02(c) Intercreditor Agreement or any other intercreditor agreement, in each case that is contemplated or permitted by Sections 8.02(c), 8.02(j) or 8.02(hh), in each case, with the collateral agent or other representatives of the holders of Indebtedness or other obligations that is to be secured by a Lien on the Collateral that is expressly permitted (including with respect to priority) under this Indenture and to subject the Liens on the Collateral securing the Note Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). The Noteholder Parties and the other Secured Parties agree that (x) the Trustee and the Collateral Agent may rely exclusively on an Officer’s Certificate of the Issuer as to whether any such other Liens are expressly permitted and that all covenants and conditions precedent to the execution of such Intercreditor Agreement have been complied with and (y) any Intercreditor Agreement entered into by the Trustee or the Collateral Agent in compliance with the terms of this Indenture shall be binding on the Secured Parties, and each Noteholder Party and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness or other obligations expressly permitted by Section 8.01 hereof to extend credit to the Note Parties and such persons are intended third-party beneficiaries of such provisions. For the avoidance of doubt, this Section 15.09 shall not limit in any manner the right of the Required Noteholder Parties to reasonably agree to the form and substance of any Intercreditor Agreement.

SECTION 15.10 [Reserved].

SECTION 15.11 Authorization of Actions to Be Taken. (a) Each Noteholder Party, by its signature hereto or acceptance of Notes, consents and agrees to the terms of each Security Document and each Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Collateral Agent to enter into each Intercreditor Agreement permitted by the terms of this Indenture and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Security Documents and each Intercreditor Agreement permitted hereunder and authorizes and empowers the Trustee and the Collateral Agent to bind the holders of Notes and other holders of Note Obligations as set forth in the Security Documents to which it is a party and each Intercreditor Agreement permitted hereunder and to perform its obligations and exercise its rights and powers thereunder.

(b) Subject to the provisions of each Intercreditor Agreement and the Security Documents, the Trustee and the Collateral Agent are authorized and empowered to receive for the benefit of the holders of Notes any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Article X, Section 11.01 and Section 11.02 hereof, each Intercreditor Agreement and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the Noteholder Parties, direct, on behalf of the Noteholder Parties, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens securing the Note Obligations;

(2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3) collect and receive payment of any and all Note Obligations.

Subject to the terms of each Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing Note Obligations or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Noteholder Parties in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Noteholder Parties, the Trustee or the Collateral Agent.

SECTION 15.12 Release or Subordination of Liens.

(a) The Noteholder Parties and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Note Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 15.12(d) below; (ii) upon the Disposition of such Collateral by any Note Party to a person that is not (and is not required to become) a Note Party in a transaction not prohibited by this Indenture (and the Collateral Agent and the Trustee may rely conclusively on a certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Note Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Note Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Noteholder Parties (or such other percentage of the Noteholder Parties whose consent may be required in accordance with Section 13.01), (v) to the extent that the property constituting such Collateral is owned by any Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its obligations under the Guarantee in accordance with the Subsidiary Guaranty Agreement or clause (b) below (and the Collateral Agent and the Trustee may rely conclusively on a certificate to that effect provided to it by any Note Party upon its reasonable request without inquiry), (vi) as required by the Trustee to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent or the Trustee pursuant to the Security Documents and (vii) as required by the terms of any Intercreditor Agreement. The Noteholder Parties and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Note Parties on any Collateral shall be automatically subordinated to the Liens securing other Indebtedness or other obligations to the extent expressly contemplated by this Indenture and required by any Intercreditor Agreement permitted by this Indenture. Any such release or subordination shall not in any manner discharge, affect, or impair the Note Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Note Parties in respect of) all interests retained by the Note Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Note Documents.

(b) In addition, the Noteholder Parties and the other Secured Parties hereby irrevocably agree that the Subsidiary Guarantors shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to exist or constitute a Subsidiary or otherwise becoming an Excluded Subsidiary (and the Trustee may rely conclusively on a certificate to that effect provided to it by any Note Party upon its reasonable request without inquiry).

(c) The Noteholder Parties and the other Secured Parties hereby authorize the Trustee and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary Guarantor or the release or subordination of any Collateral pursuant to Section 15.09 and the foregoing provisions of this Section 15.12 and to return to the Issuer all title documents (including share certificates (if any)) held by it in respect of any Collateral, all without the further consent or joinder of any Noteholder Party or any other Secured Party. Any representation, warranty or covenant contained in any Note Document relating to any such Collateral or Subsidiary Guarantor shall no longer be deemed to be made. In connection with any release or subordination hereunder, the Trustee and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Trustee and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Issuer and at the Issuer’s expense in connection with the release or subordination of any Liens or release of Guarantees created by any Note Document in respect of such Subsidiary, property or asset; provided, that the Trustee and the Collateral Agent shall have received a certificate containing such certifications as the Trustee shall reasonably request (and the Trustee may rely conclusively on a certificate to that effect provided to it by any Note Party upon its reasonable request without inquiry). Notwithstanding anything to the contrary contained herein or any other Note Document, on the Termination Date, upon request of the Issuer, the Trustee and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral (including returning to the Issuer all share certificates (if any) held by it in respect of any Collateral and terminating any control agreements in respect of Controlled Accounts), and to release all obligations under any Note Document, whether or not on the date of such release there may be any contingent indemnification obligations or expense reimbursement claims not then due; provided, that the Trustee shall have received an Officer’s Certificate of the Issuer containing such certifications as the Trustee shall reasonably request (and the Trustee may rely conclusively on a certificate to that effect provided to it by any Note Party upon its reasonable request without inquiry).

(d) Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Issuer agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Trustee or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Note Documents as contemplated by this Section 15.12(d).

SECTION 15.13 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XV upon the Issuer or the Subsidiary Guarantors with respect to the release, subordination, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or the Subsidiary Guarantors or of any officer or officers thereof required by the provisions of this Article XV; and if the Trustee, the Collateral Agent or a nominee of the Trustee or Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, Collateral Agent or a nominee of the Trustee or Collateral Agent.

SECTION 15.14 Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee an Officer’s Certificate certifying that all the obligations under this Indenture, the Notes and the Security Documents (other than any contingent indemnification obligations or expense reimburse claims not then due) have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge of this Indenture occurs under Article XII, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Noteholder Parties, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the request and expense of the Issuer to release such Lien as soon as is reasonably practicable.

SECTION 15.15 Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Note Party, (i) the Trustee (irrespective of whether the principal of any Note Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Note Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Noteholder Parties and the Trustee and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder Party to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Noteholder Parties, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under the Note Documents. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder Party any plan of reorganization, arrangement, adjustment or composition affecting the Note Obligations or the rights of any Noteholder Party or to authorize the Trustee to vote in respect of the claim of any Noteholder Party in any such proceeding.

Anything contained in any of the Note Documents to the contrary notwithstanding, the Issuer, the Trustee, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Trustee, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, to the extent permitted by applicable law, the Collateral Agent or any Noteholder Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Noteholder Party or Noteholder Parties in its or their respective individual capacities unless the Required Noteholder Parties shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Note Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

SECTION 15.16 Parallel Debt (Covenant to pay the Collateral Agent).

(a) The Issuer and, subject to any limitations relating to any Guarantee of the Note Obligations given by a Subsidiary Guarantor (the “Guarantee Limitations”), each Subsidiary Guarantor hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to any amounts owing from time to time by the Issuer or that Subsidiary Guarantor to any Secured Party under any Note Document as and when those amounts are due and payable.

(b) The Issuer, each Subsidiary Guarantor and the Collateral Agent acknowledges that the obligations of the Issuer and each Subsidiary Guarantor under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of the Issuer or that Subsidiary Guarantor to any Secured Party under any Note Document (its “Corresponding Debt”), nor shall it constitute the Collateral Agent and any Note Party as joint creditors of any Corresponding Debt, nor shall the amounts for which the Issuer or each Subsidiary Guarantor is liable under paragraph (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i) The Parallel Debt of the Issuer and each Subsidiary Guarantor shall be decreased and the Collateral Agent shall not demand payment to the extent that its Corresponding Debt has been paid or (in the case of guarantee obligations) discharged; and

(ii) The Corresponding Debt of the Issuer and each Guarantor shall be decreased and the Collateral Agent shall not demand payment to the extent that its Parallel Debt has been paid or (in the case of guarantee obligations) discharged.

(c) For the purposes of this Section 15.16, the Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust and instead shall be owed to it in its individual capacity. The Collateral granted under the Security Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as Parallel Debt Creditor and shall not be held on trust.

All moneys received or recovered by the Collateral Agent pursuant to this Section 15.16, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with this Indenture.

ARTICLE XVI.

MISCELLANEOUS

SECTION 16.01 Notices; Communications. (a) Except as provided in Section 16.01(b) and Section 16.01(f) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows:

(i) if to any Note Party or the Trustee, the Collateral Agent, the Required Noteholder Parties, the Noteholders or the Purchasers as of the Closing Date to the address, telecopier number or electronic mail address specified for such person on Schedule 16.01; and

(ii) if to any Noteholder that is not a Noteholder or Purchaser on the Closing Date, to the address, telecopier number or electronic mail address specified for such person in the applicable Transferee Letter.

(b) Notices and other communications to the Noteholder Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites). The Issuer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 16.01(b) above shall be effective as provided in such Section 16.01(b).

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 7.04 may be delivered electronically (including through the Platform) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Issuer files such documents with the SEC or posts such documents, or provides a link thereto on the Issuer’s website on the Internet at the website address listed on Schedule 16.01, or (ii) on which such documents are posted on the Issuer’s behalf on an Internet or intranet website, if any, to which each Noteholder Party and the Trustee have access (whether a commercial, third-party website or whether sponsored by the Trustee).

(f) Notwithstanding the foregoing, any notice or communication delivered or to be delivered to a Noteholder Party of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered to the Depositary within the time prescribed (and any such notice so given will be deemed to have been given in writing for purposes of this Indenture).

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 16.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or Collateral Agent to take or refrain from taking any action under this Indenture or other Note Document, (a) the Issuer shall furnish to the Trustee at the request of the Trustee or Collateral Agent an Officer’s Certificate in form reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture and any applicable Note Document relating to the proposed action have been complied with and (b), the Trustee or the Collateral Agent, as applicable, shall be entitled to request and receive an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 16.03 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture or applicable Note Document shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 16.04 [Reserved]

SECTION 16.05 Survival of Indenture. All covenants, agreements, representations and warranties made by the Note Parties herein, in the other Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Indenture or any other Note Document shall be considered to have been relied upon by the Noteholder Parties and shall survive the purchasing of the Notes and the execution and delivery of the Note Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 11.07) shall survive the Termination Date.

SECTION 16.06 Binding Effect. This Indenture shall become effective when it shall have been executed by the Issuer and the Trustee and when the Trustee shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Issuer, the Trustee and each Noteholder Party and their respective permitted successors and assigns.

SECTION 16.07 Successors and Assigns. The provisions of this Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that except as permitted by Section 8.05, the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Noteholder Party (and any attempted assignment or transfer by the Issuer without such consent shall be null and void). Nothing in this Indenture, expressed or implied, shall be construed to confer upon any person (other than the parties hereto and the Noteholder Parties, their respective successors, assigns and transferees permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Trustee, the Collateral Agent and the Noteholder Parties) any legal or equitable right, remedy or claim under or by reason of this Indenture or the other Note Documents. No transfer by a Noteholder shall be effective for purposes of this Indenture unless it has been recorded in the Register as provided in Section 2.04.

SECTION 16.08 [Reserved].

SECTION 16.09 [Reserved].

SECTION 16.10 [Reserved].

SECTION 16.11 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Noteholder Parties. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 16.12 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected. If performance of any covenant, duty or obligation is required on a date which is not a Business Day, performance shall not be required until the next succeeding Business Day.

SECTION 16.13 GOVERNING LAW. THIS INDENTURE AND THE OTHER NOTE DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY OTHER NOTE DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER NOTE DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR SECTION 15.01 (C) (APPOINTMENT AS AGENT AND ADMINISTRATOR IN RELATION OF GERMAN TRANSACTION COLLATERAL) WHICH SHALL BE GOVERNED BY GERMAN LAW, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 16.14 Entire Agreement. This Indenture, the other Note Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Indenture and the other Note Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Indenture and remain in full force and effect. Nothing in this Indenture or in the other Note Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Indenture or the other Note Documents.

SECTION 16.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES (AND EACH NOTEHOLDER PARTY, BY ITS ACCEPTANCE OF A NOTE, HEREBY WAIVES), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR ANY OF THE OTHER NOTE DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE AND THE OTHER NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.15.

SECTION 16.16 Severability. In the event any one or more of the provisions contained in this Indenture or in any other Note Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16.17 No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder Party, by its signature hereto or by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16.18 Successors. All agreements of the Issuer and the Subsidiary Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 16.19 Counterparts. This Indenture may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 16.06. Delivery of an executed counterpart to this Indenture by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed original.

SECTION 16.20 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Indenture and are not to affect the construction of, or to be taken into consideration in interpreting, this Indenture.

SECTION 16.21 Jurisdiction; Consent to Service of Process. (a) The Issuer and each other Note Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Trustee, the Collateral Agent, any Noteholder Party, or any Affiliate of the foregoing in any way relating to this Indenture or any other Note Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture or in any other Note Document shall affect any right that the Trustee or any Noteholder Party may otherwise have to bring any action or proceeding relating to this Indenture or any other Note Document against the Issuer or any other Note Party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the other Note Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Indenture irrevocably consents to service of process in the manner provided for notices in Section 16.01. Nothing in this Indenture will affect the right of any party to this Indenture or any other Note Document to serve process in any other manner permitted by law. All Note Parties that are organized under the laws other than those of a state of the United States hereby consent to service of process for them being given to the Issuer and appoint the Issuer as their agent for such service. Further, each Note Party that is organized under the laws other than those of a state of the United States waives any immunity it may have under any non-U.S. law or otherwise in relation to the jurisdiction or ruling of any aforementioned New York State or federal courts.

SECTION 16.22 Confidentiality. Each of the Noteholder Parties and the Agents agree that it shall maintain in confidence any information relating to the Issuer and any Subsidiary furnished to it by or on behalf of the Issuer or any Subsidiary, but only to the extent such information is provided upon request pursuant to Section 7.04(h) or is only provided to the Private Side Noteholder Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Noteholder Party or such Agent without violating this Section 16.22 or (c) was available to such Noteholder Party or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Issuer or any other Note Party) and shall not reveal the same other than to its directors, partners, members, legal counsel, independent auditors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Notes on behalf of such Noteholder Party (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 16.22), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded (provided that notice of such requirement or order shall be promptly furnished to the Issuer prior to such disclosure to the extent practicable and legally permitted), (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates or auditors and to their respective directors, partners, members, legal counsel, independent auditors, trustees, officers, employees and advisors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 16.22 and it being understood that the disclosing party shall be responsible for any breach of this

Section 16.22 by such recipient), (D) in order to enforce its rights under any Note Document in a legal proceeding, (E) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such person or any of its Affiliates, (F) to any prospective assignee or transferee of any of its rights under this Indenture (so long as such person shall have agreed with the Issuer to keep the same confidential in accordance with this Section 16.22, including pursuant to a “click through” agreement on the Platform), (G) disclosures with the consent of the relevant Note Party and (H) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees with the Issuer to be bound by the provisions of this Section 16.22, including pursuant to a “click through” agreement on the Platform); provided, that in the case of clauses (F) and (H), no information may be provided to any Ineligible Institution or Competitor or person who is known to be acting for an Ineligible Institution or Competitor, in each case, to the extent that the list of Ineligible Institutions and Competitors has been made available to the disclosing Noteholder Party. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and all of their respective directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Indenture but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

SECTION 16.23 Platform; Public Noteholder Party Information. The Issuer and the Noteholder Parties hereby acknowledge that certain of the Noteholder Parties may be “public-side” Noteholder Parties (i.e., Noteholder Parties that do not wish to receive material non-public information with respect to the Issuer or its Subsidiaries or any of their respective securities) (each, a “Public Noteholder Party”). The Issuer hereby agrees that the Trustee and the Noteholder Parties are authorized to treat the Public Noteholder Party Information as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Issuer or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Public Noteholder Party Information shall be treated as set forth in Section 16.22, to the extent such Public Noteholder Party Information constitute information subject to the terms thereof). The Noteholder Parties hereby acknowledge that any information required to be provided by the Issuer hereunder that is not Public Noteholder Party Information shall only be made available to “private side” Noteholder Parties (each, a “Private Side Noteholder Party”) and that such information may contain information that is material non-public information with respect to the Issuer or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws and the Noteholder Parties agree to treat such information accordingly.

SECTION 16.24 USA Patriot Act Notice. Each Noteholder Party that is subject to the USA PATRIOT Act and the Trustee (for itself and not on behalf of any Noteholder Party) hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of each Note Party and other information that will allow such Noteholder Party or the Trustee, as applicable, to identify each Note Party in accordance with the USA PATRIOT Act.

SECTION 16.25 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 16.26 Amendment and Restatement.

(a) On the Closing Date, the Existing Indenture (including the Exhibits and the Schedules thereto) shall be amended and restated in its entirety in the form of this Indenture (including the Exhibits and Schedules hereto) and (a) all references to the Existing Indenture in any Note Document other than this Indenture (including in any amendment, waiver or consent) shall be deemed to refer to the Existing Indenture as amended and restated hereby, (b) all references to any section (or subsection) of the Existing Indenture in any Note Document other than this Indenture shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Indenture and (c) except as the context otherwise provides, all references to this Indenture herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Indenture as amended and restated hereby.

(b) Each of the Note Parties (i) hereby consents to the amendment and restatement of the Existing Indenture pursuant to this Indenture, the modifications and amendments to the Initial Notes pursuant to this Indenture and each of the transactions contemplated hereby and thereby and (ii) hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Note Documents to which it is party, and (iii) agrees that, notwithstanding the effectiveness of this Indenture, the modifications and amendments to the terms of the Initial Notes or any of the transactions contemplated hereby or thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Note Documents to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to guaranty and secure in accordance with their respective terms all of the Note Obligations as amended, restated, increased and/or extended pursuant to this Indenture. In furtherance of the foregoing, each Note Party (a) does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all collateral (howsoever defined) described in any Security Document (other than any Security Document governed by German Law that has been, or is required to be, notarized) as security for the Note Obligations, as amended, restated, increased and/or extended pursuant to this Indenture and (b) does hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantee to the Trustee for the benefit of the Secured Parties the payment and performance in full of the Note Obligations.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective authorized officers as of the date first written above.

WOLFSPEED, INC., as the Issuer

By:	/s/ Neill Reynolds
Name: Neill Reynolds
Title: Executive Vice President and Chief Financial Officer

WOLFSPEED GERMANY GMBH, as a Subsidiary Guarantor

By:	/s/ Charles H. Burnside II
Name: Charles H. Burnside II
Title: Managing Director (Geschäftsführer)

[Signature Page to Indenture]

U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as the Trustee and the Collateral Agent

By:	/s/ Ryan Riggleman
Name: Ryan Riggleman
Title: VP

[Signature Page to Indenture]

EXHIBIT A

[FORM OF INITIAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DESCRIBED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNTS OF ONE OR MORE OTHER INSTITUTIONAL “ACCREDITED INVESTORS” WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, (B) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNTS OF ONE OR MORE OTHER “QUALIFIED INSTITUTIONAL BUYERS” WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, OR (C) IT IS NOT A “U.S. PERSON” WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR FOR THE BENEFIT OF A “U.S. PERSON” AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DESCRIBED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNTS OF ONE OR MORE OTHER INSTITUTIONAL “ACCREDITED INVESTORS” WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, (C) TO A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNTS OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A “U.S. PERSON” WITHIN THE MEANING OF REGULATION S THAT IS NOT ACTING FOR THE ACCOUNT OR THE BENEFIT OF A “U.S. PERSON” IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

IN CONNECTION WITH ANY TRANSFER OR EXCHANGE, THE TRANSFEREE OR THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR OR TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER OR EXCHANGE COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: 4600 SILICON DRIVE, DURHAM, NORTH CAROLINA, 27703, ATTENTION: KARL STEFFEN.

INITIAL NOTE

No. [ ]	Private Placement Number: [ ]
US$[ ]	Date: [ ]

FOR VALUE RECEIVED, Wolfspeed, Inc., a North Carolina corporation (the “Issuer”), hereby promises to pay [   ] (the “Noteholder”) in lawful money of the United States of America and in immediately available funds, the principal amount of [   ] dollars ($[ ]) in accordance with the terms of the Indenture (as defined below).

This Note shall mature on, at any time, the earliest to occur of (x) June 23, 2030 and (y) September 1, 2029 if more than $175,000,000 in aggregate principal amount of the 2029 Convertible Notes are outstanding at such time.

The Issuer also promises to pay all accrued and unpaid interest at the rates provided in the Indenture on March 23, June 23, September 23 and December 23 of each year, commencing September 22, 2023. Interest on this Note shall accrue from the most recent Interest Payment Date or, if no interest has been paid, June 23, 2023.

All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Issuer shall pay interest on the Notes (except interest accrued pursuant to clause (b) of Section 2.15 of the Indenture) to the Paying Agent for the account of the persons who are registered Noteholders at the close of business, whether or not a Business Day, 15 days prior to an Interest Payment Date (each a “Record Date”). The Issuer shall pay interest accrued pursuant to clause (b) of Section 2.15 of the Indenture to the Paying Agent for the account of the registered Noteholders as of a subsequent special record date, which the Issuer shall fix or cause to be fixed and notice of which the Issuer shall promptly mail or cause to be mailed to each affected Noteholder, which notice shall state the special record date, the payment date and the amount of such interest to be paid.

This Note is one of the Initial Notes referred to in, and is entitled to the benefits of, the Amended and Restated Indenture, dated as of October 11, 2024 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used herein without definition are used as defined in the Indenture.

The obligations under this Note are secured by a security interest in the Collateral pursuant to the Security Documents and are unconditionally guaranteed by the Subsidiary Guarantors.

This Note may be redeemed, in whole or in part, at the option of the Issuer at any time and from time to time at the redemption prices set forth in Section 3.02(a) of the Indenture.

This Note is subject to mandatory redemption and repurchase at the price set forth in the Indenture.

This Note is a Note Document, is entitled to the benefits of the Indenture and is subject to the requirements of the Indenture. This Note is subject to all terms and provisions of the Indenture, including, without limitation, Sections 13.01 (Amendments and Waivers), 16.07 (Successors and Assigns) and 16.15 (WAIVER OF JURY TRIAL) thereof, and Noteholders are referred to the Indenture for a complete statement of such terms and provisions. The Indenture also contains certain covenants, events of default and other provisions applicable to this Note. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control. The Issuer will furnish to any Noteholder upon written request and without charge to such Noteholder a copy of the Indenture.

This Note is a registered obligation, transferable only upon notation in the Register.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

WOLFSPEED, INC.

By:
Name:
Title:

Dated:

[Signature Page to Initial Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Initial Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[Signature Page to Initial Note]

EXHIBIT B

[FORM OF NOTE]

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Inset OID Legend, if applicable]

[GLOBAL][PHYSICAL][PIK]1 NOTE

[CUSIP No.: [   ]

ISIN No.: [  ]2

Certificate No. [ ]
US$[ ]	Date: [ ]

FOR VALUE RECEIVED, Wolfspeed, Inc., a North Carolina corporation (the “Issuer”), hereby promises to pay [Cede & Co.] or its registered assigns (the “Noteholder”) in lawful money of the United States of America and in immediately available funds, the principal amount of [   ] dollars ($[   ]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]3 in accordance with the terms of the Indenture (as defined below).

This Note shall mature on, at any time, the earliest to occur of (x) June 23, 2030 and (y) September 1, 2029 if more than $175,000,000 in aggregate principal amount of the 2029 Convertible Notes are outstanding at such time.

The Issuer also promises to pay all accrued and unpaid interest at the rates provided in the Indenture on March 23, June 23, September 23 and December 23 of each year, commencing [   ], 202[   ]. Interest on this Note shall accrue from the most recent Interest Payment Date or, if no interest has been paid, [   ], 202[   ].

All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Issuer shall pay interest on the Notes (except interest accrued pursuant to clause (b) of Section 2.15 of the Indenture) to the Paying Agent for the account of the persons who are registered Noteholders at the close of business, whether or not a Business Day, 15 days prior to an Interest Payment Date (each a “Record Date”). The Issuer shall pay interest accrued pursuant to clause (b) of Section 2.15 of the Indenture to the Paying Agent for the account of the registered Noteholders as of a subsequent special record date, which the Issuer shall fix or cause to be fixed and notice of which the Issuer shall promptly mail or cause to be mailed to the registered Noteholder, which notice shall state the special record date, the payment date and the amount of such interest to be paid.

[1]	Include if a PIK Note issued in Physical Form.
[2]	Insert in Global Notes only.
[3]	Insert bracketed language for Global Notes only.

B-1

This Note is one of the Additional Notes [PIK Notes] referred to in, and is entitled to the benefits of, the Amended and Restated Indenture, dated as of October 11, 2024 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used herein without definition are used as defined in the Indenture.

The obligations under this Note are secured by a security interest in the Collateral pursuant to the Security Documents and are unconditionally guaranteed by the Subsidiary Guarantors.

This Note may be redeemed, in whole or in part, at the option of the Issuer at any time and from time to time at the redemption prices set forth in Section 3.02(a) of the Indenture.

This Note is subject to mandatory redemption and repurchase at the price set forth in the Indenture.

This Note is a Note Document, is entitled to the benefits of the Indenture and is subject to the requirements of the Indenture. This Note is subject to all terms and provisions of the Indenture, including, without limitation, Sections 13.01 (Amendments and Waivers), 16.07 (Successors and Assigns) and 16.15 (WAIVER OF JURY TRIAL) thereof, and Noteholders are referred to the Indenture for a complete statement of such terms and provisions. The Indenture also contains certain covenants, events of default and other provisions applicable to this Note. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control. The Issuer will furnish to any Noteholder upon written request and without charge to such Noteholder a copy of the Indenture.

This Note is a registered obligation, transferable only upon notation in the Register.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGE FOLLOWS]

B-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

WOLFSPEED, INC.

By:
Name:
Title:

Dated:

[Signature Page to Additional Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Initial Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[Signature Page to Additional Note]